As filed with the Securities and Exchange Commission on June 22, 2006
                                                     Registration No._________


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  DataLogic International, Inc.
      (Exact name of Registrant as specified in its charter)

       Delaware                     8082                     88-0477056
   (State or other       (Primary Standard Industrial      (I.R.S. Employer
    jurisdiction of       Classification Code Number)     Identification Number

                                          Keith Moore
   DataLogic International, Inc.           DataLogic International, Inc.
   18301 Von Karman, Suite 250             18301 Von Karman, Suite 250
   Irvine, CA  92612                       Irvine, Ca 92612
   (949) 260-0120                          (949) 260-0120
   (Address, and telephone number          (Name, address and telephone number
    of principal executive offices)        of agent for service)

                            Copies to:
                            Rick Weed
                          Weed & Co. LLP
                 4695 MacArthur Court, Suite 1430
                     Newport Beach, CA 92660
                          (949) 475-9086

                      _____________________

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  CALCULATION OF REGISTRATION FEE

==============================================================================
                                        Proposed     Proposed
                                        Maximum      Maximum
Title of Each Class                     Offering     Aggregate   Amount of
of Securities         Amount to be      Price Per    Offering    Registration
to be Registered      Registered (1)    Security(2)  Price       Fee
------------------------------------------------------------------------------
Common Stock,
$.001 par value(3)    19,042,284        $ 0.13       $2,475,497  $ 264.88
==============================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the Over-the-Counter Bulletin Board as of June 21, 2006.
(3) The amount to be registered hereunder consists of (a) 11,128,534 shares of common stock issued and outstanding, and (b) 7,913,750 shares of common stock issuable upon exercise of options and warrants held by the selling security holders.

                    _________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 21, 2006

                  DataLogic International, Inc.

                19,042,284 Shares of Common Stock

This Prospectus relates to the resale by the selling stockholders of up to 19,042,284 shares of our common stock, including up to 7,913,750 shares of common stock issuable upon the exercise of common stock purchase warrants and options. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will
not receive any proceeds from the sale of the common stock.   However, we will
receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We will pay the expenses of registering these shares.

The Common Stock is quoted on the OTC Bulletin Board under the trading symbol "DLGI". The last reported sale price of our Common Stock on the OTC Bulletin Board as of June 21, 2006 was $0.15 per share.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD TO
     LOSE YOUR ENTIRE INVESTMENT. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE _ ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by DataLogic International, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Registration Statement becomes effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


        The date of this Prospectus is ____________, 2006

                        TABLE OF CONTENTS
                                                                       Page
About This Prospectus ..................................................2
Prospectus Summary......................................................3
Risk Factors ...........................................................5
Forward Looking Statements ............................................13
Use of Proceeds .......................................................13
Selling Stockholders ..................................................14
Plan of Distribution ..................................................16
Market for Common equity and Related Stockholders Matters .............18
Management's Discussion and Analysis ..................................19
Description of Business ...............................................27
Description of Property ...............................................32
Legal Proceedings .....................................................32
Management ............................................................33
Executive Compensation ................................................34
Certain Relationships and Related Transactions ........................36
Security Ownership of Certain Beneficial Owners and Management ........37
Description of Securities .............................................38
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities...........................................39
Legal Matters .........................................................40
Experts................................................................40
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure.............................................40
Where you Can Find Other Information...................................40
Financial Statements.............................................. F-1,42



                      ABOUT THIS PROSPECTUS
                      ---------------------

You should only rely on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of Common Stock.

All references to "we," "our," "us," or the "Company" refer to DataLogic International, Inc., a Delaware corporation, and its wholly owned subsidiaries, unless specifically stated otherwise.

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

The Company

We are a communications and information technology ("IT") solutions company. We leverage our technology expertise, customer relationships and supplier channels to develop solutions addressing markets with attractive growth characteristics, such as Global Positioning System ("GPS")-based mobile asset tracking and strategic IT outsourcing.

We operate and manage two strategic business segments. Our segments and their principal activities are:

Communications. Our communications segment addresses the mobile asset tracking and secured mobile communications markets. Our Panther Trak mobile asset tracking device utilizes digital cellular networks and the GPS to enable a broad range of customer-defined options in keeping track of valuable vehicular assets. Our BounceGPS solution, launched in 2005, combines Panther Trak, wireless communications, GPS technology, hosted software applications and Internet technologies to deliver an end-to-end customer solution for mobile asset tracking.

Consulting. Our consulting segment provides IT outsourcing and consulting services to a broad range of U.S. and international governmental agencies and commercial enterprises. Our consulting segment services include project management and systems analysis, design, implementation, testing and maintenance. We also provide short and long-term staffing solutions.

Company History

We were originally incorporated as Galveston Oil & Gas, Inc. on October 3, 1996. Our initial business was in the development of oil and gas properties. After the consummation of a series of corporate acquisitions, the nature of our business changed from development of oil and gas properties to the business of facilitating the consumption of information, products and services via the Internet. We changed our name to TopClick International, Inc. on February 5, 1999 and then, to DataLogic International, Inc. on July 23, 2001. Since that time we have undergone a number of changes in our business strategy and organization:

     . On July 20, 2001, we completed the acquisition of DataLogic Consulting,
       Inc. ("DCI"), a Texas corporation, formed on August 20, 1993, in a business combination with DCI being the surviving entity for accounting purposes.

     . On June 2, 2003, we acquired 51% of IPN Communications, Inc. ("IPN").
       On November 5 2004, we acquired the remaining 49% of IPN.

     . On January 13, 2004, we acquired certain GPS-based technology assets and entered the GPS mobile asset tracking business.

     . On March 1, 2005, we acquired the assets of I.S. Solutions, LLC
       ("ISS"), a provider of technology solutions for public safety and homeland security agencies.

     . On September 15, 2005, we acquired the assets of CBSi Holdings, Inc.
       ("CBSi") to enhance our GPS-based mobile asset tracking solution and further increase our distribution and client relationships.

     . On November 21, 2005, we acquired BluBat, Inc. ("BluBat"), a provider of network design, systems and software engineering services to further expand our communications solutions capabilities.

Our primary Internet address is www.dlgi.com. We make our periodic reports (Forms 10-QSB and Forms 10-KSB) and current reports (Forms 8-K) available free of charge through our website as soon as reasonably practicable after they are filed electronically with the Securities and Exchange Commission ("SEC"). We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules.

Recent Developments - Private Placement in May 2006

In May 2006, we closed a private placement of unregistered Common Stock and warrants for total gross proceeds of $1.625 million. The shares and stock purchase warrants were sold together, based on a price of $0.20 per share. The common stock purchase warrants are of two classes, Class A and Class B, and have an exercise price of $0.35 per share and $0.45 per share, respectively. Both classes of warrants are exercisable beginning November 23, 2006 and have a 5-1/2 year term, expiring November 23, 2011. The private placement resulted in the sale and issuance to the investors of a total of 8,125,000 shares of Common Stock, Class A warrants to purchase 3,250,000 shares of Common Stock and Class B warrants to purchase an additional 2,031,250 shares of Common Stock. The private placement shares and warrants were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act.

Midtown Partners & Co., LLC, an NASD member firm, acted as the sole placement agent in the private placement. In connection with the private placement, we paid to Midtown Partners consideration consisting of (a) a cash sales commission (including a non-accountable expense allowance) of $130,000 (representing 8% of the gross proceeds raised in the private placement), (b) warrants to purchase 650,000 shares of Common Stock (representing 8% of the aggregate number of shares of Common Stock sold in the private placement), with each warrant having an exercise price of $0.20 per share, (c) warrants to purchase 260,000 shares of Common Stock (representing 8% of the aggregate number of shares of Common Stock underlying the Class A common stock purchase warrants sold in the private placement), with each warrant having an exercise price of $0.35 per share, and (d) warrants to purchase 162,500 shares of Common Stock (representing 8% of the aggregate number of shares of Common Stock underlying the Class B common stock purchase warrants sold in the private placement), with each warrant having an exercise price of $0.45 per share. Each of the warrants issued to Midtown Partners is exercisable beginning November 23, 2006 and expiring on November 23, 2011. We also agreed to pay legal fees in the amount of $10,000 to legal counsel for the investors in the private placement.

Under the terms of the private placement, we agreed to prepare and file a resale registration statement with the SEC for the shares sold in the private financing and the shares underlying the warrants. Specifically, we are obligated to (a) file a registration statement with the SEC on or before June 22, 2006, and (b) use best efforts to have the registration statement declared effective not later than August 21, 2006 (or by September 20, 2006 if the registration statement receives a full review by the SEC). If the registration statement is not filed or declared effective within these time frames, the investors will be entitled to monetary liquidated damages equal to 1.0% of the total amount invested by such investor in the private placement, plus an additional 1.0% liquidated damages for each 30-day period thereafter, up to a maximum liquidated damages amount of not more than 9% of the amount invested by each investor. We are obligated to maintain the effectiveness of the registration statement for up to two years.

The Offering

Common Stock offered by
Selling Stockholders............. Up to 19,042,284 shares of Common Stock including:
                                  i) up to 11,128,534 outstanding shares of Common Stock;
                                  ii) up to 3,250,000 shares issuable upon the exercise of Class A Warrants at an exercise price of $0.35 per share;
                                  iii) up to 2,031,250 shares issuable upon the exercise of Class B Warrants at an exercise price of $0.45 per share;
                                  iv) up to 1,560,000 shares issuable upon the exercise of an option at an exercise price of $0.001 per share; and
                                  v) up to 1,072,500 shares issuable upon the exercise of warrants at an exercise prices of $0.20 per share (650,000 shares), $0.35 per share (260,000 shares) and $0.45 per share (162,500 shares).

Common Stock Outstanding
Before the Offering.............. 45,777,961 shares (1)

Common Stock Outstanding
After the Offering (assuming
full exercise of options and
warrants held by the selling
stockholders).................... up to 61,816,711 shares

Use of Proceeds.................. This Prospectus relates to shares of our
                                  Common Stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the resale of our Common Stock. We will, however, receive proceeds from the exercise of the warrants and options, which we will use for general corporate purposes.

Market for our Common Stock...... Our Common Stock is quoted on the OTC
                                  Bulletin Board under the trading symbol
                                  "DLGI". The market for our Common Stock is highly volatile as discussed in more detail, below, under the heading "Risk Factors". We can provide no assurance that there will be a market in the future for our Common Stock.

(1) As of  May 31, 2006.   Does not include 11,556,750 shares of our Common
Stock that are reserved for issuance pursuant to outstanding warrants and stock options, and shares available for future issuance under our 2005 Non-Qualified Stock and Stock Option Plan.


                           RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the below risk factors and warnings before making an
investment decision.   If any of the risks described below actually occur, our
business, financial condition or future operating results could be materially harmed. In that case, the price of our Common Stock could decline, and you could lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this Prospectus.

WE HAVE A HISTORY OF LOSSES AND MAY NOT ACHIEVE PROFITABILITY IN THE FUTURE

As of March 31, 2006, we had an accumulated deficit of $6,704,055 and a loss from operations of $1,241,152 for the three months ended March 31, 2006. To achieve profitability we will need to generate significant revenues to offset our cost of revenues and our sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit goals and may incur losses in the future. Changes such as increases in our pricing for solutions or the pricing of competing solutions may harm our ability to increase sales of our solutions to new and existing customers. If we are not able to expand our customer base and increase our revenue from new and existing customers, we may continue to be unprofitable.

WE DO NOT HAVE SUFFICIENT CASH ON HAND AND CASH FLOW FROM OPERATIONS TO SERVICE OUR INDEBTEDNESS AND OTHER LIQUIDITY REQUIREMENTS, AND WILL REQUIRE ADDITIONAL NEAR-TERM FINANCING

On January 20, 2006, we issued a secured term note to Laurus Master Fund, Ltd. in the principal amount of $3,250,000 (the "Secured Note"). We have used the proceeds from the issuance of the Secured Note to repay the principal of a convertible note issued in July 2004 and to fund our ongoing operations. We are obligated to repay the principal amount of the Secured Note in monthly installments of $154,762 (together with any accrued and unpaid interest on the principal amount repaid) commencing May 1, 2006 through maturity at December 31, 2007.

We project that our cash on hand and cash flow generated from operations will not be sufficient to pay monthly principal installments due under the Secured Note and to fund operational liquidity requirements. As a result, our ability to repay the Secured Note as well as to continue our operations and growth strategy depend on our ability to access the capital markets in the near term.

There can be no assurance that capital from outside sources will be available on a timely basis, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing in a timely basis and upon terms that management deems sufficiently favorable, or at all, we could be forced to restructure or to default on our obligations under the Secured Note or to curtail or abandon our business plan, any of which may devalue or make worthless an investment in the Company.

WE HAVE PLEDGED ALL OF OUR ASSETS TO SECURE THE SECURED NOTE

The Secured Note is secured by a lien on substantially all of our assets, including our equipment, inventory, contract rights, receivables, general intangibles, and intellectual property. A default by us under the Secured Note would enable the holder of the Secured Note to take control of substantially all of our assets. If this happens, the holder of the Secured Note could force us to substantially curtail or cease our operations and you could lose your entire investment in the Company.

In addition, the existence of the security interest of the Secured Note will make it more difficult for us to obtain additional financing required to repay monies borrowed by us, continue our business operations and pursue our growth strategy.

THE SECURED NOTE BECOMES IMMEDIATELY DUE AND PAYABLE UPON DEFAULT AND WE MAY BE REQUIRED TO PAY AN AMOUNT IN EXCESS OF THE OUTSTANDING AMOUNT DUE UNDER THE SECURED NOTE, AND WE MAY BE FORCED TO SELL ALL OF OUR ASSETS

The Secured Note becomes immediately due and payable upon an event of default including:

    .  failure to pay interest and principal payments when due;
    . a breach by us of any material covenant or term or condition of the note or any agreement made in connection therewith;
    . a breach by us of any material representation or warranty made in the note or in any agreement made in connection therewith;
    . an assignment for the benefit of our creditors or a receiver or trustee is appointed for us;
    . any form of bankruptcy or insolvency proceeding is instituted by or against us;
    .  any money judgment entered or filed against us for more than $50,000;
       and
    . trading of our common stock is suspended for 5 consecutive days or 5 days during any 10 consecutive days from a principal market.

If we default on the Secured Note and the holder demands all payments due and payable, we will be required to pay 130% of the outstanding principal amount of each note and any interest accrued thereon. Since we do not have sufficient cash to repay such an amount, such a default on the Secured Note could materially adversely affect our business, operating results or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could result in the loss of your entire investment in the Company.

WE INTEND TO ISSUE ADDITIONAL SECURITIES, INCLUDING COMMON STOCK

We intend to raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock dilutes existing stockholdings. Further procurement of additional financing through the issuance of equity, equity-related or convertible debt securities or preferred stock may further dilute existing stock. Further, the perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to downward movement in the price of the shares.

OUR AUDITORS HAVE EXPRESSED AN OPINION THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern primarily because we have yet to generate sufficient working capital to support our operations and our ability to make debt service requirements. Our most recent financial statements have been prepared assuming that we will continue as a going concern. The financial statements do not include any adjustments that might result from our inability to continue as a going concern. If we are unable to continue as a going concern, you may lose your entire investment in the Company.

WE DEPEND ON A FEW CUSTOMERS

We depend on a few major customers for the majority of our revenues. This creates a significant financial risk to the Company because if a major customer were to terminate or materially reduce, for any reason, its business relationship with us, we would suffer an immediate and substantial decline in revenue.

Some of our government agency customers are subject to unique political and budgetary constraints. These constraints imposed upon our customers make it difficult to predict the timing and amount of revenue to expect from these customers in future periods. In addition, our government agency customers have special contracting requirements that affect our ability to obtain new government customers.

WE MAY NOT SUCCESSFULLY EXECUTE OR INTEGRATE OUR ACQUISITIONS

We plan to engage in future acquisitions, which may be expensive and time-consuming and from which we may not realize anticipated benefits. We may acquire additional businesses, technologies, products and services if we determine that these additional businesses, technologies, products and services are likely to serve our strategic goals. We currently have no commitments or agreements with respect to any acquisitions. The specific risks we may encounter in these types of transactions include the following:

    . Continued development and enhancement of select products, services and solutions for target markets;
    . Continued investments in our infrastructure, including but not limited to, product development, sales, implementation, and support;
    . Continued efforts to make infrastructure investments within an overall context of maintaining reasonable expense discipline; and
    . Addition of new customers through maintaining and expanding sales, marketing and service and product development activities.

A failure to successfully integrate acquired businesses or technology for any of these reasons could have a material adverse effect on our results of operations.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS, AND IF WE FAIL TO COMPETE EFFECTIVELY, OUR ABILITY TO ACQUIRE NEW CUSTOMERS WOULD DECREASE AND OUR BUSINESS WOULD SUFFER

We face significant competition. The markets for our products and services are intensely competitive and we face significant competition from a number of different sources. Several of our competitors have significantly greater name recognition as well as substantially greater financial, technical, service offering, product development and marketing resources than we do. Competitive pressures and other factors may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD MAKE OUR PRODUCTS AND SERVICES OBSOLETE

There can be no assurance that we will be successful in our product development efforts, that the market will continue to accept our existing products, or that new products or product enhancements will be developed and implemented in a timely manner, or achieve market acceptance. If new products or product enhancements do not achieve market acceptance, our business, results of operations and financial condition could be materially adversely affected.

If we fail to develop and introduce in a timely manner new products and services compatible with emerging technologies, we may not be able to compete effectively and our ability to generate revenue will suffer.

The industry in which we operate is subject to significant technological change. The market generally is characterized by rapid technological change, changing customer needs, frequent new product introductions, and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render our existing products and services obsolete and unmarketable. There can be no assurance that we will be successful in developing and marketing new products and services that respond to technological changes or evolving industry standards.

WE MAY BE SUBJECT TO LITIGATION THAT COULD RESULT IN SIGNIFICANT COSTS TO US

We face the risks and uncertainties that are associated with any potential litigation against us. We face the risks associated with litigation concerning the operation of our business. The uncertainty associated with substantial unresolved litigation may have an adverse impact on our business. In particular, such litigation could impair our relationships with existing customers and our ability to obtain new customers. Defending such litigation may result in a diversion of management's time and attention away from business operations, which could have a material adverse effect on our business, results of operations and financial condition. Such litigation may also have the effect of discouraging potential acquirers from bidding for us or reducing the consideration such acquirers would otherwise be willing to pay in connection with an acquisition. There can be no assurance that such litigation will not result in liability in excess of our insurance coverage, that our insurance will cover such claims or that appropriate insurance will continue to be available to us in the future at commercially reasonable rates.

OUR SUCCESS AND ABILITY TO COMPETE DEPENDS UPON OUR ABILITY TO SECURE AND PROTECT OUR INTELLECTUAL PROPERTY

Our success depends on our ability to protect our proprietary rights to the technologies used to implement and operate our solutions. In the event that a third party breaches the confidentiality provisions or other obligations in one or more of our agreements or misappropriates or infringes our intellectual property rights or the intellectual property rights licensed to us by third parties, our business could be seriously harmed. To protect our proprietary rights, we rely on a combination of trade secrets, confidentiality and other contractual provisions and agreements, and intellectual property laws, which afford us only limited protection. We currently do not hold any patents on our technologies, which may limit our ability to protect our technologies. Third parties may independently discover or invent competing technologies or reverse engineer our trade secrets, software or other technology. Therefore, the measures we take to protect our proprietary rights may not be adequate.

CLAIMS THAT WE INFRINGE THIRD-PARTY PROPRIETARY RIGHTS COULD RESULT IN SIGNIFICANT EXPENSES OR RESTRICTIONS ON OUR ABILITY TO PROVIDE SOLUTIONS

We do not believe that our operations or products infringe on the intellectual property rights of others. However, third parties may claim that our current or future solutions infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. Any of these results would increase our expenses and could decrease the functionality of our solutions, which would make our solutions less attractive to our current or potential customers. We have agreed in some of our agreements, and may agree in the future, to indemnify other parties for any expenses or liabilities resulting from claimed infringements of the proprietary rights of third parties.

WE FACE POTENTIAL LIABILITY FOR SECURITY BREACHES RELATING TO OUR TECHNOLOGY

We face the possibility of damages resulting from internal and external security breaches, and viruses. The systems with which we may interface, such as the Internet and related systems, may be vulnerable to security breaches, viruses, programming errors, or similar disruptive problems. The effect of these security breaches and related issues could reduce demand for our services. Accordingly, we believe that it is critical that these facilities and related infrastructures not only be secure, but also be viewed by our customers as free from potential breach. Maintaining such standards, protecting against breaches and curing security flaws, may require us to expend significant capital.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT OUR RESULTS

We have in the past experienced periods of growth that have placed, and may continue to place, a significant strain on our resources. In the event we are unable to identify, hire, train and retain qualified individuals within a reasonable timeframe, such failure could have a material adverse effect on us. In addition, our ability to manage future increases, if any, in the scope of our operations or personnel will depend on significant expansion of our marketing and sales, management, and administrative and financial capabilities. The failure of our management to effectively manage expansion in our business could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS PLAN REQUIRES CONTINUED INVESTMENT IN SOPHISTICATED
TELECOMMUNICATIONS AND COMPUTER SYSTEMS AND COMPUTER SOFTWARE, WHICH COULD INCREASE OUR COSTS AND ADVERSELY AFFECT OUR BUSINESS

We anticipate making significant investments in the acquisition, development and maintenance of such technologies and we believe that such expenditures will be necessary on an on-going basis. Computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which requires us to anticipate technological developments. We can give no assurance that we will be successful in anticipating, managing or adopting such technological changes on a timely basis or that we will have the resources available to invest in new technologies. Our business is dependent on our computer and telecommunications equipment and software systems, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on our business. Operating malfunctions in the software systems of financial institutions, market makers and other parties might have an adverse effect on our operations. We depend on service provided by various local and long distance telephone companies. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of our services, or any significant interruption in telephone services, could have a material adverse effect on our business. Additionally, as we continue to introduce new services that use new technologies, we may be required to license technology from third parties. There can be no assurance that these licenses will be available on commercially reasonable terms, if at all. Our inability to obtain any of these licenses could result in delays or reductions in the introduction of new services or could adversely affect our existing business.

IF WE WERE TO LOSE THE SERVICES OF KEY PERSONNEL, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY

Our operations are dependent upon our key personnel. If such personnel were to leave unexpectedly, we may not be able to execute our business plan. Our future performance depends in significant part upon the continued service of our key technical and senior management personnel, many of whom have been with us for a significant period of time. These personnel have acquired specialized knowledge and skills with respect to our business. We do not maintain key man life insurance on any of our employees. Because we have a relatively small number of employees when compared to other leading companies in the same industry, our dependence on maintaining our relationship with key employees is particularly significant. We are also dependent on our ability to attract and retain high-quality personnel.

CHANGES IN ACCOUNTING POLICIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR
RESULTS

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants ("AICPA"), the Financial Accounting Standards Board ( ASB , and the United States SEC, management believes that our current sales and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of sales contract terms and business arrangements that are prevalent in our industries. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

Our earnings were adversely affected when we changed our accounting policy with respect to employee stock options in the first quarter of 2006. Stock options have from time to time been an important component of the compensation packages for our senior-level employees.

OUR REVENUE MODEL IN THE MOBILE ASSET TRACKING MARKET IS UNPROVEN AND COULD
FAIL

Our revenue model for the mobile asset tracking market, especially for our BounceGPS Solution, is new and evolving, and we cannot be certain that it will be successful. We have limited experience with our mobile asset tracking solutions and our success is largely dependent upon our ability to successfully integrate and manage our acquisitions. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.

OUR MOBILE ASSETING TRACKING BUSINESS DEPENDS ON GPS TECHNOLOGY AND WIRELESS NETWORKS CONTROLLED BY OTHERS

Our BounceGPS solutions rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our products and services may cease to function and customer satisfaction would suffer.

In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of the GPS. Furthermore, because of ever-increasing commercial applications of the GPS and international political unrest, U.S. government agencies may become increasingly involved in the administration or the regulation of the use of GPS signals in the future. If factors such as the foregoing affect the GPS, for example by affecting the availability, quality, accuracy or pricing of GPS technology, our business may suffer.

Currently, our BounceGPS solution functions on General Packet Radio Services networks and Code Division Multiple Access 1xRTT networks controlled by wireless communications providers. Our existing agreements with wireless communications providers may in some cases be terminated immediately upon the occurrence of certain conditions or with prior written notice. If one or more of our wireless communications providers decides to terminate or not to renew its contract with us, we may incur additional costs relating to obtaining alternate coverage from another wireless communications provider outside of its primary coverage area, or we may be unable to replace the coverage at all, causing a complete loss of services to our customers in that coverage area.

THE REPORTING OF INACCURATE LOCATION INFORMATION COULD CAUSE THE LOSS OF CUSTOMERS AND EXPOSE US TO LEGAL LIABILITY

The accurate reporting of location information is critical to our customers' businesses. If we fail to accurately report location information, we could lose customers, our reputation and ability to attract new customers could be harmed, and we could be exposed to legal liability. We may not have insurance adequate to cover losses we may incur as a result of these inaccuracies.

DEFECTS OR ERRORS IN OUR SOLUTIONS COULD RESULT IN THE CANCELLATION OF OR DELAYS IN THE IMPLEMENTATION OF OUR SOLUTIONS, WHICH COULD DAMAGE OUR REPUTATION AND HARM OUR FINANCIAL CONDITION

We must develop our mobile asset tracking solutions quickly to keep pace with a rapidly changing market. Solutions that address this market are likely to contain undetected errors or defects, especially when first introduced or when new versions are introduced. We may be forced to delay commercial release of new solutions or updated versions of existing solutions until such errors or defects are corrected, and in some cases, we may need to implement enhancements to correct errors that were not detected until after deployment of our solutions. Even after testing and release, our solutions may not be free from errors or defects, which could result in the cancellation or disruption of our services or dissatisfaction of customers. Such customer dissatisfaction could damage our reputation and result in lost revenues, diverted development resources, and increased service and warranty costs.

OUR SUCCESS DEPENDS ON OUR ABILITY TO MAINTAIN AND EXPAND OUR SALES CHANNELS

To increase our market awareness, customer base and revenues, we need to expand our direct and indirect sales operations. There is strong competition for qualified sales personnel, and we may not be able to attract or retain sufficient new sales personnel to expand our operations. New sales personnel require training and it takes time for them to achieve full productivity, if at all. In addition, we believe that our success is dependent on the expansion of our indirect distribution channels, including our relationships with independent sales agents. These sales channel alliances require training in selling our solutions and it will take time for these alliances to achieve productivity, if at all. We may not be able to establish relationships with additional distributors on a timely basis, or at all. Our independent sales agents, many of which are not engaged with us on an exclusive basis, may not devote adequate resources to promoting and selling our solutions.

OUR QUARTERLY OPERATING RESULTS FLUCTUATE, AND OUR STOCK PRICE MAY DECLINE IF WE DO NOT MEET THE EXPECTATIONS OF ANALYSTS AND INVESTORS

Our quarterly operating results have historically fluctuated and may do so in the future. Our revenue has fluctuated in the past, and may fluctuate in the future from quarter to quarter and period to period, as a result of a number of factors including, without limitation:

    .  the size and timing of orders from clients;
    .  the length of sales cycles;
    . changes in pricing policies or price reductions by us or our competitors;
    . the timing of new product announcements and product introductions by us or our competitors;
    . changes in revenue recognition or other accounting guidelines employed by us and/or established by the FASB or other rule-making bodies;

    .  the availability and cost of system components;
    .  the financial stability of clients;
    . market acceptance of new products, applications and product enhancements;
    .  our success in expanding our sales and marketing programs;
    .  execution of or changes to Company strategy;
    .  personnel changes; and
    .  general market/economic factors.

Due to all of the foregoing factors, it is possible that our operating results may be below the expectations of public market analysts and investors. In such event, the price of our common stock would likely be materially adversely affected.

WE HAVE A SMALL FINANCE AND ACCOUNTING STAFF AND A FAILURE TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS COULD EXPOSE US TO POTENTIAL LIABILITIES

We have a very small finance and accounting staff and, due to our limited resources, it is not always possible to have optimum segregation of accounting and finance duties. However, if we are unsuccessful in attracting the capital and human resources necessary to implement and maintain an effective system of internal controls, and if as a result we were to fail to disclose timely material items as required under the Securities Exchange Act, it could give rise to potential regulatory and/or shareholder actions, which could have a material adverse effect on our business and financial condition, and on the market value of our shares. We believe that our current system of internal controls is generally adequate.

OUR STOCK PRICE IS VOLATILE

The price of our shares and the trading volume of our shares have been volatile historically and may continue to be volatile. Volatility may be caused by a number of factors including but not limited to:

    .  Actual or anticipated quarterly variations in operating results;
    .  Rumors about our performance or merger and acquisition activity;
    . Changes in expectations of future financial performance or changes in estimates of securities analysts;
    .  Governmental regulatory action;
    .  Client relationship developments;
    .  Purchases or sales of Company stock;
    . Changes occurring in the markets in general; and . Other factors, many of which are beyond our control.

ABILITY OF PRINCIPAL STOCKHOLDERS TO EXERCISE CONTROL

Two of our directors and principal stockholders beneficially owned approximately 30% of the outstanding shares of our common stock at May 31, 2006, which makes it possible for them to have significant influence over the outcome of all matters submitted to our shareholders for approval.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC WHICH LIMIT THE TRADING MARKET IN OUR COMMON STOCK, MAKE TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK

Our Common Stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by the SEC under the Securities Exchange Act of 1934. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The SEC's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our Common Stock should they wish to do so, because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any;
(iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the "penny stock" rules, the market liquidity for our Common Stock may be adversely affected by limiting the ability of broker-dealers to sell our Common Stock and the ability of purchasers to resell our Common Stock. Additionally, the value of our securities may be adversely affected by the "penny stock" rules, because of the additional disclosures required by broker-dealers, which take additional time and effort from broker-dealers, decreasing the likelihood that broker-dealers will sell our Common Stock.
This may in turn have an adverse effect on the liquidity of our securities which in turn could adversely affect the price of the our securities.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in our Common Stock may have their ability to sell their shares impaired.


                    FORWARD-LOOKING STATEMENTS
                    --------------------------

This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the section entitled "Risk Factors". In some cases you can identify forward-looking statements by terminology such as "may", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur.

                         USE OF PROCEEDS
                         ----------------

This Prospectus relates to 11,128,534 outstanding shares of our Common Stock. We will not receive any proceeds from the resale of such Common Stock by the selling stockholders.

This Prospectus also relates up to 7,913,750 shares of Common Stock that we may issue upon exercise of outstanding warrants and options. The Common Stock underlying the warrants may be offered and sold from time to time by the selling stockholders. The Company will not receive any proceeds from the resale of our Common Stock underlying the warrants and options, however the Company will receive proceeds upon the exercise of the warrants and options. However, 5,281,250 of the warrants are exercisable on a cashless basis if the shares of Common Stock underlying the warrants are not then registered for resale pursuant to an effective registration statement on or before May 23, 2007, and 1,072,500 of the warrants are exercisable on a cashless basis during the entire term of the warrant. To the extent that the warrants are exercised on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.

The Company will use the proceeds from the exercise of warrants and options, if any, for general corporate purposes.

                       SELLING STOCKHOLDERS
                       -------------------

As of May 31, 2006, the Company had 53,902,961 shares of Common Stock outstanding. This Prospectus relates to the resale of 19,042,284 shares of Common Stock by the selling stockholders. The selling stockholders may be deemed "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933 (the "Securities Act" or the "1933 Act"). None of the selling stockholders have held any position, office, or had any other material relationship with the Company, its predecessors or affiliates within the past three years, except that Walt Camping, the majority shareholder of CBSi Holdings, Inc., is an Executive Vice President and Director of the Company. Upon the effectiveness of the registration statement of which this Prospectus is a part, all 19,042,284 shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act. Sales of a substantial number of shares of the Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

We have agreed to provide the selling stockholders with certain registration rights. Under the terms of our May 2006 private placement, we agreed to prepare and file a resale registration statement with the SEC for the shares sold in the private financing and the shares underlying the warrants. Specifically, we are obligated to (a) file a registration statement with the SEC on or before June 22, 2006, and (b) use best efforts to have the registration statement declared effective not later than August 21, 2006 (or by September 20, 2006 if the registration statement receives a full review by the SEC). If the registration statement is not filed or declared effective within these time frames, the investors will be entitled to monetary liquidated damages equal to 1.0% of the total amount invested by such investor in the private placement, plus an additional 1.0% liquidated damages for each 30-day period thereafter, up to a maximum liquidated damages amount of not more than 9% of the amount invested by each investor. We are obligated to maintain the effectiveness of the registration statement for up to two years. Pursuant to these arrangements, we will pay all expenses in connection with the registration and sale of the shares, except any selling commissions or discounts allocable to sales of the shares, fees and disbursements of counsel and other representatives of the selling stockholders, and any stock transfer taxes payable by reason of any such sale.

The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders


                                    Common Stock  Shares of
                                    Beneficially  Common Stock  Beneficial  Percentage
                                    Owned         Included      Ownership   Owned
                                    Before the    in this       After the   After the
Name (1)                            Offering(2)   Prospectus    Offering(3) Offering
----------------------------------- ------------- ------------- ----------  --------
CBSi Holdings. Inc.(4)               3,003,534(4)  3,003,534          0        -
Laurus Master Fund, Ltd.(5)          1,560,000     1,560,000(5)       0        -
Paragon Capital LP(6)                1,750,000     2,887,500(6)       0        -
Lagunitas Partners LP(7)             1,500,000     2,475,000(7)       0        -
Crescent International Ltd (8)       1,500,000     2,475,000(8)       0        -
Chestnut Ridge Partners, L.P.(9)     1,000,000     1,650,000(9)       0        -
Gruber & McBaine International(10)     500,000       825,000(10)      0        -
Jon D and Linda W Gruber Trust(11)     250,000       412,500(11)      0        -
J Patterson McBaine(12)                250,000       412,500(12)      0        -
Double U Master Fund LP(13)            500,000       825,000(13)      0        -
Nite Capital LP(14)                    375,000       618,750(14)      0        -
Hudson Bay Capital Management LP(15)   250,000       412,500(15)      0        -
Mahler & Emerson(16)                   250,000       412,500(16)      0        -
Richard Kreger                               -       536,250(17)      0        -
RHK Midtown Partners LLC(18)                 -       225,225(18)      0        -
Midtown Partners & Co., LLC(19)              -       160,875(19)      0        -
Ariel Imas                                   -        85,800(17)      0        -
Bruce Jordan                                 -        41,925(17)      0        -
Michael Oleyar                               -        10,725(17)      0        -


                               -14-


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Shares of Common Stock subject to an option or warrant currently convertible or exercisable, or convertible or exercisable within 60 days are deemed outstanding for computing the percentage of the selling stockholder holding such option or warrant, but are not deemed outstanding for computing the percentage of any other person.

(1) The selling stockholders do not hold any position or office, and have not had any material relationship with the Company or any of its affiliates within the past three (3) years, except that Walt Camping, the majority shareholder of CBSi Holdings, Inc., is an Executive Vice President and Director of the Company.

(2) The warrants held by the selling stockholders and included hereunder are not exercisable within 60 days following the date of this Prospectus, and accordingly are not included in the column "Common Stock Beneficially Owned Before the Offering."

(3) Assumes that all Common Stock registered will be sold.

(4) Includes 3,003,534 shares issued to the shareholders of CBSi Holdings, Inc. in connection with the Company's acquisition of the assets of CBSi. Mr. Camping, the majority shareholder of CBSi, beneficially owns these shares.

(5) Includes 40,000 outstanding shares of Common Stock and 1,560,000 shares issuable upon exercise of an option. Laurus Master Fund, Ltd. is a private investment fund. To our knowledge, Laurus Master Fund, Ltd. has sole voting and investment power with respect to all of the shares of common stock beneficially owned by it, except that Laurus Capital Management, LLC, a Delaware limited liability company, may be deemed a control person of the shares held by Laurus. David Grin and Eugene Grin are the principals of Laurus Capital Management, LLC. The address for Messrs. David Grin and Eugene Grin is 825 Third Avenue, 14th Floor, New York, New York 10022.

(6) Includes 1,137,500 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006. Mr. Alan P. Donenfeld may be deemed to have voting and dispositive power over the shares of Common Stock owned by Paragon Capital L.P.; Mr. Donenfeld disclaims beneficial ownership interest of such shares of Common Stock except to the extent of his pecuniary interest therein.

(7) Includes 975,000 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(8) Includes 975,000 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006. Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd, have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares

(9) Includes 650,000 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006. Mr. Kenneth Pasternak may be deemed to have voting and dispositive power over the shares of Common Stock owned by Chestnut Ridge Partners, L.P.; Mr. Pasternak disclaims beneficial ownership interest of such shares except to the extent of his pecuniary interest therein.

(10) Includes 325,000 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(11) Includes 162,500 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(12) Includes 162,500 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(13) Includes 325,000 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(14) Includes 243,750 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006. Mr. Keith Goodman, manager of the general partner of Nite Capital L.P. may be deemed to have voting and dispositive power over the shares of Common Stock owned by Nite Capital L.P; Mr. Goodman disclaims beneficial ownership interest of such shares of Common Stock except to the extent of his pecuniary interest therein.

(15) Includes 162,500 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(16) Includes 162,500 shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(17) Consists solely of shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(18) Consists solely of shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.

(19) Consists solely of shares subject to warrants to purchase shares of Common Stock, exercisable beginning November 22, 2006.


                       PLAN OF DISTRIBUTION
                      ---------------------

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

     . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     . purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     . an exchange distribution in accordance with the rules of the applicable exchange;
     .   privately negotiated transactions;
     .   settlement of short sales entered into after the date of this prospectus;
     . broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
     .   a combination of any such methods of sale;
     . through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
     .   any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NADSR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also, on or after the date of this Prospectus, sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     --------------------------------------------------------

Common Stock

Our common stock currently trades on the OTC Bulletin Board under the trading symbol "DLGI". The stock is also trading on the Berlin and Frankfurt exchanges under the trading symbol "TOP.FSE" and German securities code (WKN) of 779612.

The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                               Bid Prices
           Quarter Ended                   High          Low
           -----------------              ------        ------
           March 31, 2006                 $0.41         $0.23
           December 31, 2005              $0.30         $0.21
           September 30, 2005             $0.35         $0.24
           June 30, 2005                  $0.32         $0.20
           March 31, 2005                 $0.60         $0.35
           December 31, 2004              $0.75         $0.40
           September 30, 2004             $0.63         $0.30
           June 30, 2004                  $0.91         $0.54
           March 31, 2004                 $0.26         $1.39


Holders

There were 3,433 holders of record of our Common Stock as of May 31, 2006.

Dividends

We have never paid a cash dividend on our Common Stock and do not anticipate the payment of a cash dividend in the foreseeable future. We intend to reinvest in our business operations any funds that could be used to pay a cash dividend.

Securities Offered for Issuance Under Equity Incentive Plans

The following table gives information as of December 31, 2005, regarding our Common Stock that may be issued upon the exercise of options, warrants and other rights under our equity compensation plans. See also "Note 16 to Consolidated Financial Statements" for the year ended December 31, 2005 included in this Prospectus.
                                                              Number of
                                                              securities
                                                              remaining
                                                              available for
                                                              future issuance
                                                              under equity
                   Number of securities   Weighted-average    compensation
                   to be issued upon      exercise price of   plans (excluding
                   exercise of out-       outstanding         securities
                   standing options,      options, warrants   reflected
Plan category      warrants and rights(a) and rights          in column (a))
------------------ ---------------------- ------------------- ---------------
Equity compensation
plans approved by
security holders           927,500               $0.30                     0

Equity compensation
plans not approved
by security holders      8,960,000               $0.33             1,419,744

Total                    9,887,500               $0.31             1,419,744
------------------- --------------------- ------------------- ---------------

    (1) Consists solely of our 2003 Stock Compensation Plan and 2004 Non-Qualified Stock and Stock Option Plan.

    (2)  Consists solely of our 2005 Non-Qualified Stock and Stock Option
         Plan.


               MANAGEMENT'S DISCUSSION AND ANALYSIS
              --------------------------------------

This report contains forward looking statements within the meaning of Section 27a of the Securities Act and Section 21e of the Exchange Act. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth, above, in the section entitled "Risk Factors" and elsewhere in this Prospectus. The following discussion and analysis should be read in conjunction with the Company's financial statements and notes thereto included in the section entitled "Financial Statements" in this Prospectus.
Overview

We are a communications and IT solutions company. We leverage our technology expertise, customer relationships and supplier channels to develop solutions addressing markets with attractive growth characteristics, such as GPS-based mobile asset tracking and strategic IT outsourcing.

We operate and manage two strategic business segments. Our segments and their principal activities are:

Communications
--------------
Our communications segment addresses the mobile asset tracking and secured mobile communications markets. Our Panther Trak mobile asset tracking device utilizes digital cellular networks and the GPS to enable a broad range of customer-defined options in keeping track of valuable vehicular assets. Our BounceGPS solution, launched in 2005, combines Panther Trak, wireless communications, GPS technology, hosted software applications and Internet technologies to deliver an end-to-end customer solution for mobile asset tracking.

Consulting
----------
Our consulting segment provides IT outsourcing and consulting services to a broad range of U.S. and international governmental agencies and commercial enterprises. Our consulting segment services include project management and systems analysis, design, implementation, testing and maintenance. We also provide short and long-term staffing solutions.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005

Net Revenue

Consulting Segment
------------------
The net revenues for the three months ended March 31, 2006 decreased $157,000 or 4.7% to $3,128,000 as compared to net revenues of $3,285,000 for the three months ended March 31, 2005. The decrease in revenues was due to a decrease in staff placed in the first quarter of 2006 vs. 2005.

Communications Segment
-----------------------
The net revenues for the three months ended March 31, 2006 increased $1,013,000 to $1,096,000 as compared to net revenues of $83,000 for the three months ended March 31, 2005. The increase in revenues was due to increases in BounceGPS and video communications product and service sales.

Gross Profit

Consulting Segment
------------------
The gross profit for the three months ended March 31, 2006 decreased $149,000 or 37.0% to $254,000 as compared to the gross profit of $403,000 for the three months ended March 31, 2005. The decrease was due to an increase in workers compensation and unemployment tax rates.

Communications Segment
----------------------
The gross profit for the three months ended March 31, 2006 increased $153,000 or 478% to $185,000 as compared to the gross profit of $32,000 for the three months ended March 31, 2005. The increase in gross profit was due to increased revenue in BounceGPS and video communications product and service sales.

Operating Expenses

Consulting Segment
------------------
The operating expenses for the three months ended March 31, 2006 were $801,000 as compared to the operating expenses of $616,000 for the three months ended March 31, 2005. The increase was due to an increase in compensation costs associated with the expensing of stock options (per SFAS 123R), an increase in employee benefits, workers compensation, unemployment insurance, professional fees, bad debt and other one time costs associated with the restatement of our financial statements.

Communications Segment
----------------------
The operating expenses for the three months ended March 31, 2006 were $879,000 as compared to the operating expenses of $59,000 for the three months ended March 31, 2005. The year-over-year increase was due to increases in operating expenses as a result of our acquisition of CBSi, and increases in sales and marketing costs for the BounceGPS and other communications products and services.

Non-Operating Expenses

Consulting Segment
------------------
Interest expense for the three months ended March 31, 2006 was $82,000 as compared to $251,000 for the three months ended March 31, 2005. The decrease in interest expense was primarily due to a decrease in interest expense associated with the amortization of the debt discount on the convertible term note issued by the Company to Laurus which was paid in January 2006. Loss from debt extinguishment increased $1,338,000 as a result of the repayment of the Laurus convertible term note. The change in the fair value of derivative and warrant liabilities was ($219,000) in 2006 as compared to $681,000 for the three months ended March 31, 2005. The increase was primarily due to increases in the Company's stock prices in 2006 versus decreases in the Company's stock price in the comparable period of 2005. Realized gain from the sale of property and equipment increased $10,000 as compared to $ 0 for the three months ended March 31, 2005 due to a sale of property in 2006 that did not occur in 2005.

Communications Segment
----------------------
Interest expense for the three months ended March 31, 2006 was $5,000 as compared to $2,000 for the three months ended March 31, 2005. The increase in interest expense was related to the interest on equipment finance contracts.

Net Loss

Consulting Segment
------------------
As a result of the above, the net loss for the three months ended March 31, 2006 was $2,177,000 as compared to the net profit of $282,000 for the three months ended March 31, 2005.

Communications Segment
-----------------------
As a result of the above, the net loss for the three months ended March 31, 2006 was $699,000 as compared to the net loss of $79,000 for the three months ended March 31, 2005.

The basic and diluted loss per share was $0.06 during the three months ended March 31, 2006 was compared to the basic and diluted earnings per share of $0.01 and $0.00, respectively in 2005.

RESULTS OF OPERATION FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

Net Revenue

Consulting Segment
------------------
The net revenues for the year ended December 31, 2005 increased $1,776,000 or 14.6% to $13,929,000 as compared to net revenues of $12,153,000 for the prior year. The year-over-year increase in revenues was due to increases in consulting contracts received in 2005.

Communications Segment
----------------------
The net revenues for the year ended December 31, 2005 increased $1,492,000 or 71.0% to $3,594,000 as compared to net revenues of $2,102,000 in the prior year. The year-over-year increase in revenues was due to increases in BounceGPS and video communications product and service sales.

Gross Profit

Consulting Segment
------------------
The gross profit for the year ended December 31, 2005 decreased $420,000 or 21.7% to $1,518,000 as compared to the gross profit of $1,938,000 in the prior year. The decrease was due to the change in the composition of cost of goods sold as a result of differing types of contracts between 2005 and 2004 and due
o the changing composition of costs of goods sold and operating expenses as a result of acquisitions in 2005. As a result of increased cost of goods sold in 2005, gross profit decreased accordingly. Operating expenses decreased accordingly (see below).

Communications Segment
----------------------
The gross profit for the year ended December 31, 2005 decreased $89,000 or 12.3% to $635,000 as compared to the gross profit of $724,000 in the prior year. The year-over-year decrease in gross profit was due to decreases in VoIP license revenue.

Operating Expenses

Consulting Segment
------------------
The operating expenses for the year ended December 31, 2005 were $1,337,000 as compared to the operating expenses of $2,650,000 in the prior year. The decrease was mainly due to the large bad debt write-offs in 2004 and secondarily due to the changing composition of costs of goods sold and operating expenses as a result of acquisitions in 2005. Cost of goods sold increased accordingly, as explained above.

Communications Segment
----------------------
The operating expenses for the year ended December 31, 2005 were $1,427,000 as compared to the operating expenses of $1,003,000 in the prior year. The year-over-year increase was due to increases in operating expenses as a result of our acquisition of CBSi, and increases in operations for the BounceGPS and other communications products and services.

Non-Operating Expenses

Consulting Segment
------------------
Interest expense for the year ended December 31, 2005 was $883,000 as compared to $533,000 in the prior year. The increase in interest expense was primarily due to the interest expense associated with the amortization of the debt discount on the convertible term note issued by the Company to Laurus for twelve months in 2005 versus only six months in 2004. Other than temporary write-down of marketable securities available for sale was $196,300 for the year ended December 31, 2005 as compared to $ 0 in the prior year. The increase in other than temporary write-down of marketable securities for sale was attributable to the Company's determination in 2005 that the decline in the market value of securities available for sale is "other-than-temporary." Accordingly, the cost bases of the securities were adjusted to their market
value as of December 31, 2005.    The change in the fair value of derivative
and warrant liabilities was $1,301,000 in 2005 as compared to $111,000 in 2004. The increase was due to the decrease in the price of our Common Stock during 2005 that causes exercise of the warrants to be less attractive and to a decrease in 2005 in the computed volatility of the market value of the Company's common stock.

Communications Segment
----------------------
Interest expense for the year ended December 31, 2005 was $17,000 as compared to $6,000 in the prior year. The increase in interest expense was related to the interest on the notes assumed with the CBSi asset purchase.

Net Loss

Consulting Segment
------------------
As a result of the above, the net profit for the year ended December 31, 2005 was $389,000 as compared to the net loss of $1,196,000 in the prior year. The increase in profit was primarily due to the larger decrease in the fair value of derivative and warrant liabilities in 2005 and a decrease in bad debt as compared to the year ended December 31, 2004.

Communications Segment
----------------------
As a result of the above, the net loss for the year ended December 31, 2005 was $809,000 as compared to the net loss of $286,000 in the prior year. The increase in net loss was the result of our acquisition of CBSi and increases in operations for the BounceGPS and other communications product and service activities.

The basic and diluted loss per share was $0.01 during the year ended December 31, 2005 as compared to the basic and diluted loss per share of $0.04 in 2004.


LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2006, we had $166,141 in cash and $1,956,496 in accounts receivable. Our current liabilities consisted of $4,372,875 in accounts payable, deferred revenue, accrued expenses, and current portion of notes payable.

For the year ended December 31, 2005, we had a net decrease in cash of $187,067, resulting from $131,202 of cash used in our operating activities, $199,319 of cash used in our investing activities, and $143,455 of cash provided by our financing activities.

For the three months ended March 31, 2006, we had a net decrease in cash of $290,639, resulting from $1,168,153 of cash used in our operating activities, $32,882 of cash used in our investing activities, and $910,396 of cash provided by our financing activities.

Cash Flows from Operating Activities

Net cash used in our operating activities of $131,203 for the year ended December 31, 2005 was primarily attributable to a net loss of $420,271, less the change in the fair value of derivatives and warrant liabilities in the amount of $1,300,861, and offset by the amortization of discount on convertible debt of $570,863 and the issuance of shares for services rendered and interest expense totaling $589,094. We used less cash in operations in 2005 versus 2004 due primarily to a decrease in our net loss in 2005 over 2004.

Net cash used in our operating activities of $1,168,153 for the three months ended March 31, 2006 was primarily attributable to a net loss of $2,876,187, offset by the loss on extinguishment of debt in the amount of $1,337,859, and the change in the fair value of derivatives and warrant liabilities in the amount of $218,868, and the issuance of or commitment to issue shares and options for services rendered of $265,869. We used more cash in operations for the three months ended March 31, 2006 versus the three months ended March 31, 2005 due primarily to an increase in our net loss in three months ended March 31, 2006 over the same period in 2005.

Cash Flows from Investing Activities

Net cash used in our investing activities of $199,319 for the year ended December 31, 2005 was primarily attributable to cash used in our acquisition of property and equipment and costs incurred for software development of $444,833 offset by net cash received in acquisitions of $266,371. We used more cash in investing activities in 2005 versus 2004 due to investments in our business.

Net cash used in our investing activities of $32,882 for the three months ended March 31, 2006 was primarily attributable to advances on notes receivable of $50,000 offset by proceeds from the sale of property and equipment of $24,663. We used more cash from investing activities for the three months ended March 31, 2006 versus the three months ended March 31, 2005 due primarily to advances on notes receivable.

Cash Flows from Financing Activities

Net cash provided by our financing activities of $143,455 for the year ended December 31, 2005 was comprised of a decrease in restricted cash of $1,258,689 offset by payment of convertible debt of $487,932 and payments on notes payable of $630,302.

Net cash provided by our financing activities of $910,396 for the three months ended March 31, 2006 was comprised of an increase in notes payable proceeds of $3,250,000, offset by the payment of our convertible debt and related fees in the amount of $2,267,824.

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $6,704,055 at March 31, 2006 and a history of operating losses over the last several years. Management has taken various steps to revise its operating and financial requirements, which it believes will be sufficient to provide the Company with the ability to continue its operations for the next twelve months. Management has also devoted considerable effort during the three months ended March 31, 2006 towards management of liabilities and improvement of the Company's operations.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As a result, our independent registered public accounting firms have included "going concern" modifications in their reports on the consolidated financial statements for the years ended December 31, 2005 and 2004.

On January 20, 2006, we issued a secured term note to Laurus Master Fund, Ltd. in the principal amount of $3,250,000. We used the proceeds from the issuance of the Secured Note to repay the principal of the convertible debt we issued in June 2004 and to fund our ongoing operations.

The Secured Note, which is not convertible, bears interest at the coupon rate of the prime rate plus 2.00% (or 9.25% as of January 20, 2006) and is subject to a floor interest rate of 8.00%. The Secured Note is collateralized by a security interest in substantially all of our assets and the assets of our subsidiaries. Our obligations under the Secured Note are guaranteed by each of our subsidiaries.

We are obligated to repay the principal amount of the Secured Note in monthly installments of $154,762 (together with any accrued and unpaid interest on the principal amount repaid) commencing May 1, 2006 through maturity at December 31, 2007. If we default on the Secured Note, the amount of the principal balance would increase to 130% of the then-outstanding principal and be subject to acceleration.

On March 31, 2006, we obtained an amendment to the Secured Note deferring the date for payment of the initial monthly principal installment from April 1 to May 1, 2006 in exchange for issuing 40,000 shares of our common stock to the holder of the Secured Note. There can be no assurance that we will be able to obtain subsequent deferrals of our repayment obligations under the Secured Note on terms that management deems satisfactory or at all.

On May 23 2006, we closed a private placement of unregistered common stock and warrants for total gross proceeds of $1.625 million. The shares and stock purchase warrants were sold together, based on a price of $0.20 per share. The common stock purchase warrants are of two classes, Class A and Class B, and have an exercise price of $0.35 per share and $0.45 per share, respectively. Both classes of warrants are exercisable beginning November 23, 2006 and have a 5-1/2 year term, expiring November 23, 2011. The private placement resulted in the sale and issuance to the investors a total of 8,125,000 shares of common stock, Class A warrants to purchase 3,250,000 shares of common stock and Class B warrants to purchase an additional 2,031,250 shares of common stock.

We project that our cash on hand and cash flow generated from operations will not be sufficient to pay monthly principal installments due under the Secured Note and to fund operational liquidity requirements. As a result, our ability to repay the Secured Note as well as to continue our operations and growth strategy depend on our ability to access the capital markets in the near-term.

There can be no assurance that capital from outside sources will be available on a timely basis, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing in a timely basis and upon terms that management deems sufficiently favorable, or at all, we could be forced to curtail or abandon our business plan, making any investment in the Company worthless.

Over the longer term, we must successfully execute our plans to increase revenue and income streams that will generate significant positive cash flow if we are to sustain adequate liquidity without impairing growth or requiring the infusion of additional funds from external sources. Additionally, a major expansion, such as would occur with the acquisition of a major new subsidiary, might also require external financing that could include additional debt or capital. There can be no assurance that additional financing, if required, will be available on acceptable terms, if at all.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ( AAP . As. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Accounts Receivable
-------------------
Accounts receivable consists of amounts billed to customers upon performance of service or delivery of goods and expenses incurred by the Company but not yet billed to customers for consulting services. The Company performs ongoing credit evaluations of customers and adjusts credit limits based upon payment history and the customer current creditworthiness, as determined by its review of their current credit information. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon its historical experience and any customer-specific collection issues that it has identified.

Inventories
-----------
Inventories consist of finished goods and are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with their market value and an allowance is recorded to write down the inventories to their market value, if lower.

Other Assets
------------
Other assets consist of software development costs, website development costs, software licenses and client lists and are recorded at cost.

Software development costs incurred in the development of certain products upon reaching technological feasibility are being capitalized in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Licensed, or Otherwise Marketed." All other software research, development and maintenance costs are expensed in the period incurred. The Company evaluates the carrying value of such costs, on a periodic basis, by comparing such amounts to their net realizable value. Amounts in excess of net realizable value are charged to operations.

Amortization of such costs are provided over the greater of the amount computed using the straight-line method over the estimated economic life of each product commencing upon the initial sale of the related product or the ratio of current gross revenues to the total of current and anticipated future gross revenues for the related product.

Website development costs, software licenses and client lists are recorded at cost and amortized using the straight-line method over their estimated useful lives of 2-5 years.

Long-Lived Assets
-----------------
The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value.

Goodwill
--------
Goodwill represents the excess of acquisition cost over the net assets acquired in a business combination. Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether impairment has occurred. Impairment is based on several factors including the Company's projection of future undiscounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would adjust the carrying value of goodwill to its estimated fair value.

Beneficial Conversion Feature
-----------------------------
From time to time, the Company has debt with conversion options that provide for a rate of conversion that is below market value. This feature is normally characterized as a beneficial conversion feature ("BCF"), which is recorded by the Company pursuant to Emerging Issues Task Forces ("EITF") Issue No. 98-5 ("EITF 98-05"), "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments."

If a BCF exists, the Company records it as a debt discount and amortizes it to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method.

Derivative Financial Instruments
--------------------------------
The Company's derivative financial instruments consist of embedded derivatives related to the Laurus notes entered into in June 2004 and January 2006, since the notes were not conventional convertible debt and the warrants require registration. The embedded derivatives included the conversion feature, monthly payment options, variable interest features, liquidated damages clauses in the registration rights agreement and certain default provisions. The accounting treatment of derivative financial instruments requires that we record the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date.

Any change in fair value of these instruments will be recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, we will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, we will record non-operating, non-cash income. The derivative and warrant liabilities are recorded as long-term liabilities in the consolidated balance sheet.

Revenue Recognition
--------------------
Revenue is recognized when earned. The Company recognizes revenue on its software products in accordance with all applicable accounting regulations, including the American Institute of Certified Public Accountants' ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition", and SOP 98-9, "Modification of SOP 97-2, With Respect to Certain Transactions."
For sales of communication products, our revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations by us exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue in the accompanying consolidated balance sheets.

Revenues and costs of revenues from consulting contracts are recognized during the period in which the service is performed.

The Company has contracts with various governments and governmental agencies. Government contracts are subject to audit by the applicable governmental agency. Such audits could lead to inquiries from the government regarding the allowability of costs under applicable government regulations and potential adjustments of contract revenues. To date, the Company has not been involved in any such audits.

Income Taxes
------------
The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations. We currently have recorded a valuation allowance against all of our deferred tax assets.
We have considered future taxable income and ongoing tax planning strategies in assessing the amount of the valuation allowance. If actual results differ favorably from these estimates, we may be able to realize some or all of the deferred tax assets, which could favorably impact our operating results.

Issuance of Shares for Non-Cash Consideration
---------------------------------------------
The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably determinable. The majority of equity instruments have been valued at the market value of the shares on the date issued.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and EITF 00-18, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees." The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance to EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes.

Stock-Based Compensation
------------------------
Prior to January 1, 2006, the Company accounted for options and warrants issued pursuant to its stock option plans under the recognition and measurement provisions of Accounting Principles Board ("APB") Opinion No. 25, ccounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, ccounting for Stock Based Compensation. Effective January 1, 2006, on the first day of the Company's fiscal year 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), hare Based Payments, using the modified-prospective transition method. Under this transition method, compensation cost recognized in the period of initial adoption includes: (a) compensation cost for all share-based payments granted and not yet vested prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Results for prior periods have not been restated. Since stock-based compensation expense recognized in the statements of operations is based on awards ultimately expected to vest, the compensation expense has been reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company calculates stock-based compensation by estimating the fair value of each option using the Black-Scholes option pricing model. The Company's determination of fair value of share-based payment awards are made as of their respective dates of grant using that option pricing model and is affected by the Company's stock price as well as assumptions regarding a number of subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behavior. The Black-Scholes option pricing model was developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company's employee stock options have certain characteristics that are significantly different from traded options, the existing valuation models may not provide an accurate measure of the fair value of the Company's employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS No. 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. The calculated compensation cost is recognized on a straight-line basis over the vesting period of the option.

Prior to January 1, 2006, the Company accounted for employee stock-based compensation under the "Intrinsic Value" method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," as opposed to the fair value method prescribed by SFAS No. 123, "Share-Based Payment." Pursuant to the provisions of APB Opinion No. 25, the Company generally did not record an expense for the value of stock-based awards granted to employees. The Company had adopted the disclosure only provisions of SFAS No. 123. Had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss and loss per share in Note 2 to the Company consolidated financial statements.


                     DESCRIPTION OF BUSINESS
                    -------------------------

The Company

We are a communications and information technology ("IT") solutions company. We leverage our technology expertise, customer relationships and supplier channels to develop solutions addressing markets with attractive growth characteristics, such as Global Positioning System ("GPS")-based mobile asset tracking and strategic IT outsourcing.

We operate and manage two strategic business segments. Our segments and their principal activities are:

Communications. Our communications segment addresses the mobile asset tracking and secured mobile communications markets. Our Panther Trak mobile asset tracking device utilizes digital cellular networks and the GPS to enable a broad range of customer-defined options in keeping track of valuable vehicular assets. Our BounceGPS solution, launched in 2005, combines Panther Trak, wireless communications, GPS technology, hosted software applications and Internet technologies to deliver an end-to-end customer solution for mobile asset tracking.

Consulting. Our consulting segment provides IT outsourcing and consulting services to a broad range of U.S. and international governmental agencies and commercial enterprises. Our consulting segment services include project management and systems analysis, design, implementation, testing and maintenance. We also provide short and long-term staffing solutions.

Company Strategy

Our objective is to grow the core businesses in each of our segments through a combination of organic and acquired growth. The key elements to our strategy are:

     . Further penetrate vertical markets in which we have or are developing reference customers. We have developed relationships with customers in selected vertical markets, such as public safety and fleet services. We are leveraging our relationships with these customers and our knowledge of their needs to attract other potential customers in these markets. In other vertical markets, we intend to replicate the model of deploying our solutions with a leading reference customer and leveraging this relationship and our market expertise to attract other customers in those markets.

     . Exploit cross-selling opportunities to our existing customers. We plan to focus our sales efforts toward our existing customers to expand the scope of the solutions we provide to them.

     . Enhance our product development, sales and customer support infrastructure. We intend to continue making investments in our corporate infrastructure, including product development, sales, implementation, and customer support.

     . Create new value-added products and services for our customers. We will continue to add new features and functionality to our solutions and develop new product and service platforms that take advantage of improvements that are being made in wireless communications, IT and other technologies.

     . Acquire complementary businesses and technologies. We intend to build our revenue base and solutions by selectively acquiring complementary businesses and technologies. We target companies with the following characteristics: (1) an established market presence in their respective fields, (2) a loyal customer base that can be used to cross-sell other products and services, and (3) products and services that provide recurring, predictable service and maintenance revenue streams.

While these are the key elements of our current strategy, there can be no guarantees that our strategy will not change, or that we will succeed in achieving these goals individually or collectively.


Company History

We were originally incorporated as Galveston Oil & Gas, Inc. on October 3, 1996. Our initial business was in the development of oil and gas properties. After the consummation of a series of corporate acquisitions, the nature of our business changed from development of oil and gas properties to the business of facilitating the consumption of information, products and services via the Internet. We changed our name to TopClick International, Inc. on February 5, 1999 and then, to DataLogic International, Inc. on July 23, 2001. Since that time we have undergone a number of changes in our business strategy and organization:

     . On July 20, 2001, we completed the acquisition of DataLogic Consulting, Inc., a Texas corporation, formed on August 20, 1993, in a business combination with DCI being the surviving entity for accounting purposes.

     . On June 2, 2003, we acquired 51% of IPN Communications, Inc. On November 5 2004, we acquired the remaining 49% of IPN.

     . On January 13, 2004, we acquired certain GPS-based technology assets and entered the GPS mobile asset tracking business.

     . On March 1, 2005, we acquired the assets of I.S. Solutions, LLC, a provider of technology solutions for public safety and homeland security agencies.

     . On September 15, 2005, we acquired the assets of CBSi Holdings, Inc. to enhance our GPS-based mobile asset tracking solution and further increase our distribution and client relationships.

     . On November 21, 2005, we acquired BluBat, Inc., a provider of network design, systems and software engineering services to further expand our communications solutions capabilities.

Operations

Communications Segment
----------------------
Our communications segment addresses the mobile asset tracking, secured mobile communications and Voice over Internet Protocol ("VoIP") markets. Our September 2005 acquisition of the assets of CBSi and November 2005 acquisition of Blubat expanded the range of solutions offered by, and the customer base of, our communications segment.

Mobile Asset Tracking. Our current mobile asset tracking products and services consist of our Panther Trak asset tracking device and our BounceGPS vehicle and asset management solution, which we launched in 2005.

Our Panther Trak asset tracking device utilizes digital cellular networks and the GPS to enable a broad range of customer-defined options in keeping track of valuable vehicular assets. The device sends and receives a variety of information from time to time and on demand. Such data includes location, velocity, and time. These data are transmitted to our data center using wireless networks and the Internet. If a wireless connection to a device is not available, then the device will store the captured data and seek to transmit the data when a wireless connection is available.

Our BounceGPS vehicle and asset management solution combines Panther Trak, wireless communications, GPS technology, hosted software applications and Internet technologies to deliver an end-to-end customer solution for mobile asset tracking.

BounceGPS allows control of the Panther Trak device from a user's PC including customized functions, such as notification when the vehicle or asset is moved, disabling the vehicle, notification of cargo door openings, in-vehicle temperature readings, and even remotely unlocking the vehicle doors. In an emergency situation, a covert microphone can also be activated to listen to what is happening in the vehicle.

The BounceGPS solution includes Automated Vehicle Location ("AVL") software that interacts with mapping technology, as well as administration modules for management of mobile assets all within a simple user interface design.

Secured Mobile Communications. We offer an encryption and two-factor authentication product, EncrypTAC. EncrypTAC allows law enforcement agents using mobile communications to efficiently access FBI databases without compromising security. EncrypTAC is approved by New Mexico-based police departments and we are expanding our sales and marketing efforts for EncrypTAC.

VoIP. We provide VoIP telephony products and services through IPN. IPN derives its VoIP revenues from phone sets, communication servers, software and hardware licenses and residual global long distance airtime sales.

Consulting Services
-------------------
Our consulting segment provides IT consulting services to a broad range of U.S. and international governmental agencies and commercial enterprises. Our consulting segment is led by our wholly owned subsidiary, DataLogic Consulting, Inc. ("DCI"). DCI provides complete IT consulting services that include project management and systems analysis, design, implementation, testing and maintenance. DCI also provides short and long-term staffing solutions.

Our March 2005 acquisition of the assets of ISS by our wholly owned subsidiary, DataLogic New Mexico, Inc. ("DNM") expanded our technology solutions for and customer base in the public safety and homeland security agency market.

We plan to capitalize on the growth trends in IT outsourcing by large corporations and public entities that look to economize their operations, move fixed costs to variable costs, and focus on core competencies. IT outsourcing is now a prevalent practice due to the proliferation and increased sophistication of technology in the workplace.

We have historically provided a majority of our consulting services at client facilities. Such consulting services have been provided under both professional staff supplementation and project engagements. Staff supplementation engagements are distinguishable from project engagements, commonly referred to as outsourcing services, in that with staff engagements the client generally maintains responsibility for the overall task, whereas with outsourcing services, we typically assume major responsibility for the management of the project and/or the design and implementation of specific deliverables based upon client defined requirements. Our objective in providing professional staffing engagements include developing a clear understanding of the client's needs and positioning ourselves to provide quality consulting and outsourcing services if the need arises.

Staff Augmentation/Consulting Services. We seek to provide quality consulting services to our existing and prospective Fortune 1000 clients and governmental agencies. We expect to create value by deploying qualified professionals to work with clients in the Telecommunications, Energy, Financial, Governmental, Healthcare, Manufacturing, Retail and Transportation industries. We believe future prospects of contract renewals from existing clients are good since DataLogic has received favorable reviews and has been extended for multiple terms on most of the projects; however, there can be no assurance that we will be able to renew most of these contracts, if at all.

Customers

Our customer base is predominantly located in North America. It includes small to large commercial businesses as well as all levels of governmental agencies. The vertical markets we currently serve include Communications, Energy, Financial, Government, Education, Public Safety, Homeland Security, Healthcare, Manufacturing, Retail and Transportation.

Sales and Marketing

We use a direct sales force, online marketing, reseller and distributor programs to market our products and services. The direct sales force consists of in-house business development personnel and account managers who market the products and services to senior business executives, information officers, information systems managers and others who make purchasing decisions.

Our direct sales force typically responds to proposals and makes presentations to potential clients. Our sales employees identify prospective clients through a variety of means, including sourcing of proposals, referrals from existing clients, industry consultants, and trade shows and seminars. Our sales cycle can vary significantly and typically ranges from three to twelve months from initial contact to contract execution.

We engage in advertising and other traditional marketing techniques such as client referrals, trade shows, and personal sales calls to targeted clients. Relationships with our larger clients and key governmental personnel are maintained and fostered by at least one of our executive officers. We derive a large part of our business from repeat sales to our clients and look to continually expand product and service offerings with existing clients.

Government Regulation

Our principal products and services do not require any special government approval that is unique to us. We are subject to the same array of federal, state and local laws and regulations that affect other business in the information technology and service industry.

We have not incurred any separately identifiable costs to comply with environmental laws.

Research & Development

During each of the last two fiscal years, the Company spent a limited amount on research and development activities.

Intellectual Property

We rely on a combination of trade secret, trademark and copyright laws, nondisclosure agreements and other contractual restrictions to protect our proprietary technology. We have applied for a patent with respect to our BounceGPS solution in an effort to protect further our intellectual property. However, we cannot be sure of the nature or extent of the protection afforded, since the patent has not been approved.

As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, consultants, distributors and corporate alliances and limit access to and distribution of our software, documentation and other proprietary information. In the event that a third party breaches the confidentiality provisions or other obligations in one or more of our agreements or misappropriates or infringes our intellectual property or the intellectual property licensed to us by third parties, our business could be seriously harmed. Third parties may independently discover or invent competing technologies or reverse engineer our trade secrets, software or other technology. Furthermore, laws in some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States. Therefore, the measures we take to protect our proprietary rights may not be adequate.

Third parties may claim that our current or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our markets increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. Any of these results would increase our expenses and could decrease the functionality of our solutions, which would make our solutions less attractive to our current or potential customers. We have agreed in some of our agreements, and may agree in the future, to indemnify other parties for any expenses or liabilities resulting from claimed infringements of the proprietary rights of third parties.

While we have applied for registration of trademarks, service marks and registered domain names in an effort to protect them, we cannot be sure of the nature or extent of the protection afforded, since trademark registration does not assure any enforceable rights under many circumstances and there exists significant uncertainty surrounding legal protections of domain names.

We have registered our key Internet URLs, www.dlgi.com, www.datalogicconsulting.com, www.bouncegps.com, www.blubat.com, www.ipncom.com, and www.iphonecenter.net, and review these registrations on a regular basis to ensure that they remain current and in good standing.

Competition

The markets for our products and services are intensely competitive. The mobile asset management and IT consulting industries are highly fragmented and include numerous competitors, none of which we believe dominates these markets. The markets we service are subject to rapid changes in technology, and we expect that competition in these market segments will increase as new competitors enter the market. We believe our principal competitive advantages are the features and capabilities of our products and services, and our high level of customer support.

Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can.

Employees

As of December 31, 2005, we had 410 employees. There were 260 part-time and 150 full-time employees including 8 employees consisting of executive, supervisory, administrative, sales and clerical personnel. We consider our relations with our employees to be good. We have no collective bargaining agreements with any of our employees. We have employment agreements with senior management and with each of our billable employees.


                     DESCRIPTION OF PROPERTY
                     ------------------------

Our corporate offices are located at 18301 Von Karman Ave, Suite 250, Irvine, California 92612. The space consists of approximately 2,900 square feet of office space and is leased by the Company until August 31, 2006.

In addition, our subsidiary operations currently occupy leased office space in locations around the country. A description of the occupancy terms for each of our significant locations follows.

     . Our BounceGPS operations (acquired from CBSi) occupy approximately 8,100 square feet of leased office space in Phoenix, Arizona. The term of the lease expires on August 31, 2008.

     . Our network design operations (acquired from Blubat) occupy approximately 3,500 square feet of leased office space in Solana Beach, California. The term of the lease expires on December 31, 2006.

     . Our public safety and secured mobile communications operations (acquired from ISS) occupy approximately 2,310 square feet of leased office space in Albuquerque,New Mexico. The term of the lease expires on December 31, 2008.

We also lease sales office spaces in Los Angeles, California, Houston, Texas, New York, New York, Providence, Rhode Island, Herndon, Virginia and Miami, Florida. We also have personnel who provide services to the company from their home offices. We do not subsidize home office expenses. We believe that our current facilities are adequate for our current level of operations and that suitable additional or alternative space will be available as needed.


                        LEGAL PROCEEDINGS
                        ------------------

As of May 31, 2006, the Company was not a party to any material legal proceedings.

                            MANAGEMENT
                            ----------

The following table sets forth as of May 31, 2006, the names and ages of our current directors and executive officers, and the principal offices and positions with our company held by each person.

     Name                Age     Position                       Since
     -----------------   -----   ----------------------------   --------------
     Keith Moore         44      Chairman, Chief Executive      January 2005
                                 Officer and Chief Operating
                                 Officer

     Khanh D. Nguyen     41      President, Chief Financial     September 2002
                                 Officer and Director

     Derek K. Nguyen     42      Chief Information Officer      July 2001
                                 and Director

     Walt Camping        61      Executive Vice President       September 2005
                                 and Director

Keith Moore has been the Company's Chairman of the Board of Directors, Chief Executive Officer, and Chief Operating Officer since January 2005. Mr. Moore was Chairman of the Board of iTechexpress, Inc. from 1999 to 2005. From 1991 till 1996, Mr. Moore served as president, Chief Operating Officer, Chief Financial Officer, director and consultant of Activision, Inc. (NASDAQ:
ATVI). Mr. Moore is a founder of International Consumer Technologies and was vice president, Chief Financial Officer and director since its inception in July 1986 until its amalgamation into Activision in December 1994. Mr. Moore earned his BS in Accounting and his Masters in Finance from Eastern Michigan University in 1982 and 1984, respectively. Mr. Moore is also a director of iTechexpress, Inc., Drug Consultants, Inc., Service Advantage International, Inc. and Monarch Staffing, Inc.

Derek K. Nguyen is the Company's Chief Information Officer and a member of the Board of Directors and served as the Company's Chief Executive Officer and Chairman of the Board of Directors from July 20, 2001 until January 19, 2005. Mr. Nguyen serves as the Chief Executive Officer and Chairman of DataLogic Consulting, Inc. Under Mr. Nguyen's leadership, DataLogic Consulting, Inc. received several awards, including Houston's 100 Fastest Growing Companies during 1997-1998; Inc. Magazine's Fastest Growing 500 Winners in 1999; 50 Largest Minority Owned Firms in Houston in 1999-2000; and Top 100 Diversity Owned Businesses in Texas in 2000. Mr. Nguyen has over 15 years of industry experience and has served as a technical consultant for AT&T, FedEx, International Paper, Exxon, Mobil, and Prudential Healthcare where he developed various business applications. Mr. Nguyen holds a Bachelor of Business Administration degree in Information Systems from the University of North Texas. Mr. Nguyen is the brother of Khanh D. Nguyen, the Company's president, Chief Financial Officer and a member of the Board of Directors.

Khanh D. Nguyen is the Company's President, Chief Financial Officer, secretary and treasurer and a member of the Board of Directors. Mr. Nguyen was appointed President, Chief Operating Officer and secretary on September 23, 2002 and held the Chief Operating Officer position until January 19, 2005. Mr. Nguyen served as the Company's Chief Financial Officer from September 23, 2002. Mr. Nguyen has served as DataLogic Consulting, Inc's vice president, Chief Technology Officer and board member since September 1993. From September 1999 until December 2001, Mr. Nguyen served as the president and Chief Executive Officer of KDN Securities. Mr. Nguyen has over 15 years of practical systems development and management experience. He has broad technical and business knowledge in the areas of Aerospace, Defense, Financial, Retail, Hospitality, and Transportation. He has also served as a technical consultant for Flagstar, CSX, Levi's, Charles Schwab and others where he architected and developed real-time and object-oriented intra/internet based systems. Mr. Nguyen holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University. Mr. Nguyen is the brother of Derek K. Nguyen, the Company's Chief Information Officer and a member of the Board of Directors.

Walt Camping is executive vice president of the Company and a member of the board since September 15, 2005. From January 31, 2005 until September 15, 2005, Mr. Camping was the president and chairman of CBSi Holdings, Inc., an Arizona-based, privately held provider of complete vehicle and mobile asset tracking solutions for commercial and government customers. Certain assets of CBSi where purchased by the Company in September 2005. Mr. Camping is also the president and chairman of Camping Companies, Inc. a leading repossession company, positions he has held since its founding in January 1989 and president and Chairman of MBSi Capital Corp., a software development company. All Directors of the Company hold office until the next annual meeting of the stockholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.


                      EXECUTIVE COMPENSATION
                      ----------------------

Compensation of Executive Officers

The following table shows for each of the years ended December 31,2005, 2004 and 2003, respectively, certain compensation awarded or paid to, or earned by, the following persons (collectively, the "Named Executive Officers"):

     . Keith Moore, our Chairman, Chief Executive Officer and Chief Operating Officer;
     .  Khanh D. Nguyen., our President, Chief Financial Officer;
     .  Derek Nguyen, our Chief Information Officer; and
     .  Walt Camping, our Executive Vice President

Other than the Named Executive Officers, no executive officer who was serving in such capacity at the end of 2005 earned more than $100,000 in salary and bonus for 2005.




                   SUMMARY COMPENSATION TABLE

                                                              Long-term
                                                            Compensation
                                                        --------------------------
                               Annual Compensation             Awards      Payouts
Name and                  --------------------------------------------------------
Principal                  Salary   Bonus  Other Annual  Stock   Options   LTIP
Position            Year     ($)     ($)   Compensation  Awards  SARs(#)   Payouts
------------------- ----- --------- ------ ------------  ------- --------- -------
Keith Moore
 Chairman,
 Chief Executive
 Officer, and
 Chief Operating
 Officer (1)(2)      2005  $127,436   None  $         -        -  3,400,000  None

Khanh D. Nguyen
 President, Chief    2005  $145,475   None  $         -        -    900,000  None
 Financial Officer   2004  $102,500   None  $         -        -    565,000  None
 and Director (1)    2003  $ 65,000   None  $         -  323,864    550,000  None



                               -34-



Derek Nguyen
 Chief Information   2005  $147,244   None  $         -        -    900,000  None
 Officer and         2004  $102,500   None  $         -        -    565,000  None
 Director (1)(3)     2003  $ 65,000   None  $         -  323,864    550,000  None

Walt Camping
 Executive Vice
 President and
 Director (1)(4)     2005  $ 35,000   None  $         -        -  1,025,000  None




(1) During the year ended December 31, 2005, the Company issued 276,438 shares with a value of $76,667 to each of the Chief Executive Officer, Chief Financial Officer and Chief Information Officer and the Company issued 69,121 shares with a value of $17,500 to the Executive Vice President, which is included in the salary column. During the year ended December 31, 2004, the Company issued 136,413 shares with a value of $37,500 to each of the Chief Financial Officer and Chief Information Officer, which is included in the salary column.

(2) Keith Moore was named our Chief Executive Officer effective January 18,
    2005.

(3) Derek Nguyen was our Chief Executive Officer for all of 2003 and 2004 through January 18, 2005.

(4) Walt Camping was named our Executive Vice President effective September 15, 2005.

We entered into written employment agreements with Keith Moore, Khanh Nguyen and Derek Nguyen on August 18, 2005 (effective as of January 19, 2005). The employment agreements are for a two-year term expiring January 19, 2007.
Under the terms of the agreements, those officers will earn an annual salary of $140,000 in 2005 and $160,000 in 2006, payable in a combination of cash and Common Stock over the term of the agreements. Further, they shall receive stock option grants of no less than 100,000 shares per quarter vesting over two years with an exercise price equal to the average closing price for the our Common Stock for the five trading days immediately preceding and following the grant date. If we terminate the agreements other than for cause, the officer would be entitled to receive unpaid salary for the remaining term of the agreement, plus a severance payment equal to one year's base salary and benefits. The officer would also be entitled vesting of all unvested stock options held by the officer.

We entered into an employment agreement with Walt Camping on September 15, 2005. The employment agreement is for a term of three years. Mr. Camping is entitled to an annual base salary of $120,000. Mr. Camping is eligible to participate in a bonus pool (with other employees of the Company) equal to
2.1% of our collected revenue from our GPS-based solutions.   We do not have
the ability to terminate the employment agreement without cause.

Option Grants in 2005

The following table provides details regarding stock options granted in 2005 to the Named Executive Officers:

                                      % of Total
               Number of Securities   Options Granted    Exercise
               Underlying Options     To Employees       Price
Name           Granted                In 2005            Per Share  Expiration Date
-------------  ---------------------- -----------------  ---------- --------------
Keith Moore       2,500,000              27.9%            $0.36      March 31, 2010
Keith Moore         100,000               1.1%            $0.33      March 31, 2008
Keith Moore         500,000               5.6%            $0.23      June 30, 2008
Keith Moore         200,000               2.2%            $0.25      Sept. 30, 2008
Keith Moore         100,000               1.1%            $0.23      Dec. 30, 2008

Keith Nguyen        100,000               1.1%            $0.33      March 31, 2008
Keith Nguyen        500,000               5.6%            $0.23      June 30, 2008
Keith Nguyen        200,000               2.2%            $0.25      Sept. 30, 2008
Keith Nguyen        100,000               1.1%            $0.23      Dec. 30, 2008



                               -35-



Derek Nguyen        100,000               1.1%            $0.33      March 31, 2008
Derek Nguyen        500,000               5.6%            $0.23      June 30, 2008
Derek Nguyen        200,000               2.2%            $0.25      Sept. 30, 2008
Derek Nguyen        100,000               1.1%            $0.23      Dec. 30, 2008

Walt Camping      1,025,000              11.4%            $0.28      Sept. 30, 2008



Aggregated Option Exercises in 2005 and Year-End Option Values

The following table shows information regarding the number and value of unexercised in-the-money stock options held by the Named Executive Officers as of December 31, 2005.



              Number of                  Number of Securities        Value of Unexercised
              Shares                    Underlying Unexercised          In-the-Money
              Acquired on   Value        Options at Year-End:        Options at Year-End:
Name          Exercise(#) Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
------------- ----------- ------------ ------------ -------------  -----------  -------------
Keith Moore            0  $         0   1,580,000    1,820,000      $    0      $       0
Keith Nguyen     130,000  $    19,500   1,567,625      747,375      $    0      $  19,313
Derek Nguyen     130,000  $    19,500   1,567,625      747,375      $    0      $  19,313
Walt Camping           0  $         0     307,500      717,500      $    0      $       0




          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
         ------------------------------------------------

The Company had a note payable to a director of the Company. The note was unsecured and had an annual percentage rate ("APR") of 12% and was due on September 30, 2003. The note had an outstanding balance of $4,712 as of December 31, 2005 and $77,813 as of December 31, 2004. The note was repaid during the first quarter of 2006.

The Company had a note payable to the Chief Information Officer of the Company. The note was unsecured and had an APR of 10% and was due on January 21, 2004. The note had an outstanding balance of $4,712 as of December 31, 2005 and $77,813 as of December 31, 2004. The note was repaid during the first quarter of 2006.

Interest expense on these notes for the years ended December 31, 2005 and 2004 amounted to $5,915 and $9,975, respectively.

As part of the purchase of certain assets of CBSi Holdings, Inc., we assumed an agreement with MBSi Capital Corp., ("MBSi") a company majority owned by a director and executive officer of the Company. Under the terms of the agreement, MBSi will provide customer and technical support for BounceGPS clients of the Company on a per unit basis. To date no payments were made under this agreement.

Our notes receivable include a $100,000 note receivable purchased by the Company in the CBSi acquisition and an additional advances of $30,000 during the year ended December 31, 2005, and $50,000 during the three months ended March 31, 2006. The note is due from MBSi and is unsecured, bears interest at 7% payable annually on September 15 of each year and the principal is due
September 15, 2010.    We recorded interest income of $2,668 related to the
note during the year ended December 31, 2005.

On March 21, 2006, we entered into two agreements with Monarch Bay Management Company, L.L.C. ("MBMC"): (a) an agreement for corporate development strategy and execution services and (b) an agreement for chief financial officer services. Keith Moore, our Chief Executive Officer, is a member of MBMC.

Corporate Development Services Agreement. Under the corporate development services agreement with MBMC, we will pay to MBMC a monthly fee of $7,000 (or $14,000 in the case of the initial payment). The monthly fee is payable $3,000 in cash and $4,000 in shares of our common stock ($6,000 in cash and $8,000 in shares of our common stock in the case of the initial payment). The number of shares of our common stock to be issued will calculated based on the average closing price of our common stock for the last ten days of each month in which the monthly fee is earned. We will also reimburse MBMC for certain expenses in connection with providing services to us. In addition, we will grant to MBMC on a quarterly basis commencing April 1, 2006, an option to purchase 75,000 shares (or 50,000 shares in the case of the initial grant) of our common stock at an exercise price equal to 120% of the average closing price of our common stock for the last ten days of the quarter for which the option is granted; provided that if certain milestones specified in the agreement are achieved the exercise price of the options will be reduced to 100% of the average closing price of our common stock for the last ten days of the quarter for which the option is granted. The options will be exercisable
for a period of five years following the date of grant.   The initial term of
the agreement expires on December 31, 2006 and continues thereafter on a month-to-month basis unless terminated by either party.

Chief Financial Officer Services Agreement. Under the chief financial officer services agreement with MBMC, we will pay to MBMC a monthly fee of $6,250 in
cash.   We will also reimburse MBMC for certain expenses in connection with providing services to us. The initial term of the agreement expires on March 31, 2007 and renews thereafter on an annual basis unless terminated by either party.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
 ---------------------------------------------------------------

The following table sets forth information as of May 31, 2006, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

Name and Address of    Shares of Common Stock Beneficially Owned (1)
Beneficial Owners                 Number                 Percent
--------------------   -------------------------- -------------------

Derek K. Nguyen                 9,222,319 (2)            15.8%
18301 Von Karman Ave.
Suite 250
Irvine, CA 92612

Khanh D. Nguyen                 8,025,262 (2)            13.7%
18301 Von Karman Ave.
Suite 250
Irvine, CA 92612

Walt Camping                    3,442,397 (3)             5.9%
5608 North 27th Ave.
Phoenix, AZ  85017

Keith Moore                     2,196,438 (4)             3.8%
18301 Von Karman Ave.
Suite 250
Irvine, CA 92612

All officers and
directors as a group
(4 people)                     22,886,416 (2,3,4)        39.2%

(1) The number of shares of Common Stock owned are those "beneficially owned" as determined under the rules of the SEC, including any shares of Common Stock as to which a person has sole or shared voting or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. Shares of Common Stock subject to an option or warrant currently exercisable, or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such option or warrant, but are not deemed outstanding for computing the percentage of any other person. As of May 31, 2006 there were 53,902,961 shares of Common Stock outstanding.

(2) Includes 1,097,500 shares issuable upon currently exercisable stock options.

(3) Includes 3,003,534 shares issued to the shareholders of CBSi in connection with the Company's acquisition of the assets of CBSi. Mr. Camping, the majority shareholder of CBSi, beneficially owns these shares. Includes 410,000 shares issuable upon currently exercisable stock options.

(4) Includes 1,920,000 shares issuable upon currently exercisable stock options.


                    DESCRIPTION OF SECURITIES
                    --------------------------

Common Stock

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.001 par value per share. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

Preferred Stock

Our Certificate of Incorporation currently does not authorize the issuance of shares of preferred stock.

Options and Warrants

As of May 31, 2006, there were options to purchase 10,255,500 shares of our Common Stock outstanding and warrants to purchase 9,215,000 shares of our Common Stock outstanding. Included in our outstanding options and warrants are the following:

Laurus Option.   In connection with our January 2006 secure term note private placement, we issued to Laurus Master Fund, Ltd. an option to purchase 1,560,000 shares of our common stock for $.001 per share. The option can be exercised from time to time without expiration. The shares of Common Stock issuable upon exercise of the option are among the shares being offered by the selling stockholders pursuant to this Prospectus.

Class A Warrants.   In connection with our May 2006 private placement, we
issued to the investors Class A common stock purchase warrants to purchase 3,250,000 shares of our Common Stock. The Class A warrants have an exercise price of $0.35 per share, are exercisable beginning November 23, 2006 and have a 5-1/2 year term, expiring November 23, 2011. The Class A warrants are exercisable on a cashless basis if the shares of Common Stock underlying the warrants are not then registered for resale pursuant to an effective registration statement on or before May 23, 2007. The shares of Common Stock issuable upon exercise of the Class A warrants are among the shares being offered by the selling stockholders pursuant to this Prospectus.

Class B Warrants.   In connection with our May 2006 private placement, we
issued to the investors Class B common stock purchase warrants to purchase 2,031,250 shares of our Common Stock. The Class B warrants have an exercise price of $0.45 per share, are exercisable beginning November 23, 2006 and have a 5-1/2 year term, expiring November 23, 2011. The Class B warrants are exercisable on a cashless basis if the shares of Common Stock underlying the warrants are not then registered for resale pursuant to an effective registration statement on or before May 23, 2007. The shares of Common Stock issuable upon exercise of the Class B warrants are among the shares being offered by the selling stockholders pursuant to this Prospectus.

Placement Agent Warrants.   In connection with our May 2006 private placement,
we issued to the placement agent common stock purchase warrants to purchase 1,072,500 shares of our Common Stock. Of these, warrants to purchase 650,000 shares of Common Stock have an exercise price of $0.20 per share, warrants to purchase 260,000 shares of Common Stock have an exercise price of $0.35 per share, and warrants to purchase 162,500 shares of Common Stock have an exercise price of $0.45 per share. Each of the warrants is exercisable beginning November 23, 2006 and expiring on November 23, 2011 and may be exercised on a cashless basis throughout their term. The shares of Common Stock issuable upon exercise of the placement agent warrants are among the shares being offered by the selling stockholders pursuant to this Prospectus.

Transfer Agent

The transfer agent for our Common Stock is Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, TX 75093.


     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
     --------------------------------------------------------
                    SECURITIES ACT LIABILITIES
                   ---------------------------


Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its officers and directors to the extent provided in that statute. Our certificate of incorporation and bylaws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by Delaware law.

Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In stockholders' derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, except that no indemnification shall be made in the event such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses. Delaware law also permits a corporation to maintain insurance on behalf of its officers and directors against liabilities incurred while acting in such capacities.

Our certificate of incorporation and bylaws contain provisions intended to provide indemnification to our officers and directors. Our certificate provides that we shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, indemnify any and all persons whom we have power to indemnify from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. Our bylaws contain a similar provision requiring indemnity of our officers and directors to the fullest extent authorized by Delaware law.

Our directors and officers are covered by insurance (with certain exceptions and limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements or misleading statements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty, including liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                          LEGAL MATTERS
                         ---------------

Certain legal matters with respect to the validity of the shares of Common Stock offered hereby are being passed upon for us by Weed & Co. LLP, Irvine, California. Weed & Co. LLP has not represented the selling stockholders in connection with such registration.

                             EXPERTS
                             --------

The audited financial statements as of December 31, 2005 included in this Prospectus have been included in reliance on the report of Corbin & Company, LLP ("Corbin"), our current independent registered public accounting firm, as indicated in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in accounting and auditing. The audited financial statements as of December 31, 2004 included in this Prospectus have been included in reliance on the report of Kabani & Co., Inc. ("Kabani"), our prior independent registered public accounting firm, as indicated in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in accounting and auditing.


        CHANGES IN AND DISAGREEMENTS WITH  ACCOUNTANTS ON
        -------------------------------------------------
               ACCOUNTING AND FINANCIAL DISCLOSURE
               -----------------------------------

On June 8, 2005, we dismissed Kabani & Company, Inc., as our independent auditor. Kabani reported on our financial statements for the fiscal year ended December 31, 2004. We are not aware of any past disagreements between us and Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no "reportable events" (as such term is defined in Item 304 of Regulation S-K) that occurred within our fiscal years ended December 31, 2004 and 2003, nor any subsequent interim period preceding the replacement of Kabani. The decision to change accountants was recommended and approved by our Board of Directors.

Effective June 3, 2005, we appointed Corbin & Company, LLP, which appointment was approved by our Board of Directors, to act as our independent auditors. During our two most recent fiscal years and any subsequent interim period prior to the engagement of Corbin, neither we nor anyone on our behalf consulted with Corbin regarding either (1) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements, or
(2) any matter that was either the subject of a "disagreement" or a "reportable event" (each as defined in Item 304 of Regulation S-K).


               WHERE YOU CAN FIND MORE INFORMATION
                ----------------------------------

We file annual and current reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549, or at the SEC's regional offices at Seven World Trade Center, Room 4300, New York, New York 10281, and at 75 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. Copies of these materials also can be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding us.

In addition, we maintain a web site that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our web site is www.dlgi.com. Our web site, and the information contained on that site, or connected to that site, are not incorporated into and do not constitute a part of this Prospectus.

We have filed a registration statement on Form SB-2 with the SEC for the Common Stock offered by the selling stockholders under this Prospectus. This Prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this Prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to, or incorporated by reference into, the registration statement for copies of the actual contract, agreement or other document.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus may only be used where it is legal to sell these securities. The information in this Prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this Prospectus is accurate as of any other date.

                  INDEX TO FINANCIAL STATEMENTS
                  ------------------------------

Report of Corbin & Company, LLP, Independent
  Registered Public Accounting Firm.................................F-1

Report of Kabani & Co., Inc., Independent
  Registered Public Accounting Firm.................................F-2

Consolidated Balance Sheets as of December 31, 2005 and 2004
  (audited).........................................................F-3

Consolidated Statements of Operations and Comprehensive Loss
   For the Years Ended December 31, 2005 and 2004 (audited).........F-4

Consolidated Statements of Stockholders' Equity (Deficit)
   For the Years Ended December 31, 2005 and 2004 (audited).........F-5-6

Consolidated Statements of Cash Flows
   For the Years Ended December 31, 2005 and 2004(audited)..........F-7-9

Notes to the Consolidated Financial Statements
   For the Years Ended December 31, 2005 and 2004 (audited).........F-10

Consolidated Balance Sheets as of March 31, 2006 and 2005
  (unaudited).......................................................F-42

Consolidated Statements of Operations and Comprehensive Loss
   For the Three Months Ended March 31, 2006 and 2005
   (Unaudited)......................................................F-43

Consolidated Statements of Cash Flows
   For the Three Months Ended March 31, 2006 and 2005 (Unaudited)...F-44-45

Notes to the Consolidated Financial Statements
   For the Three Months Ended March 31, 2006 and 2005 (unaudited)...F-46

The following financial statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    ---------------------------------------------------------

To the Stockholders and Board of Directors
Datalogic International, Inc.

We have audited the accompanying consolidated balance sheet of Datalogic International, Inc. and subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Datalogic International, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and has yet to be successful in establishing profitable operations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management plans regarding those matters are also described in Note
1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Corbin & Company, LLP

CORBIN & COMPANY, LLP

Irvine, California
March 31, 2006

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
    ---------------------------------------------------------

To the Stockholders and Board of Directors
Datalogic International, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of Datalogic International, Inc., a Delaware Corporation and subsidiaries (collectively, "the Company") as of December 31, 2004 and the related consolidated statements of operations and comprehensive loss, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Datalogic International, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company incurred net losses of $1,482,456 and $911,582 during the years ended December 31, 2004 and 2003, respectively. There was an accumulated deficit of $3,407,597 as of December 31, 2004, and total liabilities exceeded total assets by $1,050,402 as of December 31, 2004. These factors as discussed in Note 1 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1 referred to above. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 1, the consolidated financial statements for the year ended December 31, 2004 have been restated.

/s/ Kabani & Company, Inc.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
April 13, 2005, except for note 1, which is March 30, 2006

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 2005 AND 2004

                                                      2005          2004
                                                 -------------- --------------
                                                                  (Restated)
                              ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                      $     456,780  $     643,847
  Accounts receivable, net of allowance
   for  doubtful accounts of $131,585 and
   $1,395,797, respectively                          1,886,505      1,630,570
  Marketable securities available for sale               7,200         16,000
  Inventories                                        1,068,575         53,526
  Prepaid expenses and other current assets            111,090        104,750
                                                  -------------  -------------
    Total current assets                             3,530,150      2,448,693

RESTRICTED CASH                                              -      1,258,689

NOTE RECEIVABLE                                        130,000              -

PROPERTY AND EQUIPMENT, net                            194,710         67,230

OTHER ASSETS:
  Software development costs and licenses, net         532,008         18,243
  Loan origination costs, net                          155,498        259,166
  Client lists                                         734,307              -
  Goodwill                                             288,000              -
  Deposits                                              26,435          9,111
                                                  -------------  -------------
                                                  $  5,591,108   $  4,061,132
                                                  =============  =============

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses           $  1,575,411   $    874,352
  Accrued payroll and related taxes                    614,277        573,001
  Current portion of deferred revenue                  462,371              -
  Notes payable - officers                               9,424        174,624
  Current portion of notes payable                     274,233        433,200
  Current portion of convertible debt, net of
   debt discount of $29,461 and $0, respectively     1,258,418        636,360
                                                  -------------  -------------
    Total current liabilities                        4,194,134      2,691,537
                                                  -------------  -------------
LONG-TERM LIABILITIES:
  Notes payable, net of current portion                 19,717              -
  Long-term portion of convertible debt, net of
   discount of $816,667 and $1,416,991, respectively         -        787,558
  Derivative and warrant liabilities                   331,578      1,632,439
  Deferred tax liability                               288,000              -
  Deferred revenue, net of current portion              31,047              -
                                                  -------------  -------------
    Total long-term liabilities                        670,342      2,419,997
                                                  -------------  -------------
    Total liabilities                                4,864,476      5,111,534
                                                  -------------  -------------
STOCKHOLDERS' EQUITY:
  Common stock, $0.001 par value; 100,000,000
   shares authorized; 45,083,357 and 39,113,979
   shares issued and outstanding at December 31,
   2005 and 2004, respectively                          45,083         39,114
  Additional paid-in-capital                         4,376,131      2,510,480
  Shares to be issued, 398,947 and 50,401 shares
   at December 31, 2005 and 2004, respectively         139,660         42,457
  Unamortized consulting fees                           (6,374)       (47,356)
  Comprehensive income                                       -       (187,500)
  Accumulated deficit                               (3,827,868)    (3,407,597)
                                                  -------------  -------------
    Total stockholders' equity (deficit)               726,632     (1,050,402)
                                                  -------------  -------------
                                                  $  5,591,108   $  4,061,132
                                                  =============  =============


See reports of independent registered public accounting firms and notes to the consolidated financial statements.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
   CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
          FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                      2005          2004
                                                 -------------- --------------
                                                                  (Restated)

Net revenue                                      $  17,522,795  $  14,255,054

Cost of revenue                                     15,369,447     11,593,063
                                                 -------------- --------------

Gross profit                                         2,153,348      2,661,991

Operating expense:
  Bad debt expense                                      19,439      1,395,797
  Consulting expense                                   254,710      1,018,491
  Depreciation and amortization                        246,051        102,167
  General and administrative expenses                2,243,872      1,136,975
                                                 -------------- --------------
    Total operating expense                          2,764,072      3,653,430
                                                 -------------- --------------
Loss from operations                                  (610,724)      (991,439)

Non-operating income (expense):
  Interest expense, net                               (899,985)      (538,827)
  Change in fair value of derivative and
   warrant liabilities                               1,300,861        110,636
  "Other-than-temporary" write-down of marketable
   securities available for sale                      (196,300)             -
  Factoring expense                                          -        (99,926)
  Loss on sale of assets                               (10,923)             -
                                                 -------------- --------------
  Total non-operating income (expense)                 193,653       (528,117)
                                                 -------------- --------------
Loss before provision for income tax
 and minority interest allocation                     (417,071)    (1,519,556)

Provision for income tax                                (3,200)        (1,600)

Minority interest allocation                                 -         38,700
                                                 -------------- --------------

Net loss                                              (420,271)    (1,482,456)

Other comprehensive loss:
  Temporary decrease in fair value of marketable
   securities available for sale                        (8,800)       (45,000)
  Reclassification of decrease in fair value of
   marketable securities available for sale to
   "other-than-temporary" decline in fair value        196,300             -

                                                 -------------- --------------
Comprehensive loss                               $    (232,771) $  (1,527,456)
                                                 ============== ==============

Loss per share  basic and diluted                $       (0.01) $       (0.04)
                                                 ============== ==============
Basic and diluted
 weighted average shares outstanding*               41,382,140     37,289,741
                                                 ============== ==============

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive for the years ended December 31, 2005 and 2004.


       See reports of independent registered public accounting firms and notes to the consolidated financial statements.




                   DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004



                    Common Stock                                                  Accumulated
               --------------------- Additional              Unamortized Shares   Other                       Total
               Number of             Paid-in      Treasury   Consulting  To be    Comprehensive Accumulated   Equity
               Shares      Amount    capital      Stock      Fees        Issued   Loss          Deficit      (Deficit)
               ----------- --------- ------------ ---------- ---------- --------- ------------- ------------ -------------
Balance,
January 1,
2004            36,459,996   36,460    1,590,385    (10,000)         -          -     (142,500)  (1,925,141)     (450,796)

Issuance of
shares for
consulting
services           914,599      915      466,868          -          -          -            -            -       467,783

Issuance of
shares for
compensation        89,355       89       49,296          -          -          -            -            -        49,385

Issuance of
shares for
legal services     150,000      150       62,700          -    (47,356)         -            -            -        15,494

Issuance of
shares for
management
services           370,370      370       99,630          -          -          -            -            -       100,000

Issuance of
shares for
director
compensation        25,000       25       10,225          -          -          -            -            -        10,250

Non-employee
warrants
reclassified
to derivative
and warrant
liabilities
(restated)               -        -      (30,487)          -          -          -            -            -      (30,487)

Sale of
treasury
stock                    -        -      140,904     10,000          -          -            -            -       150,904

Comprehensive
loss on
marketable
securities               -        -            -          -          -          -      (45,000)           -       (45,000)

Stock issued
for loan
payment            117,159      117       77,571          -          -          -            -            -        77,688

Shares to
be issued                -        -            -          -          -     42,457            -            -        42,457

Stock options
exercised          987,500      988       43,387          -          -          -            -            -        44,375

Net loss
(restated)               -        -            -          -          -          -            -   (1,482,456)   (1,482,456)
               ----------- --------- ------------ ---------- ---------- --------- ------------- ------------ -------------




                                        F-5



Balance at
December 31,
2004 (restated) 39,113,979    39,114   2,510,479          -    (47,356)    42,457    (187,500)   (3,407,597)   (1,050,403)

Issuance of
shares as
compensation     1,330,005     1,330     517,243          -     40,982          -           -             -       559,555

Decline in
value of
marketable
securities
available for
sale                     -        -            -          -          -          -      (8,800)           -         (8,800)

"Other-than-
temporary"
write down of
marketable
securities
available
for sale                 -        -            -          -          -          -     196,300            -        196,300

Shares issued
for convertible
debt and
interest payment   300,113      300      125,748          -          -          -            -            -       126,048

Shares
issued for
acquisitions     4,159,260    4,159    1,195,841          -          -          -            -            -     1,200,000

Stock options
exercised for
payment of
notes payable
officers           160,000      160       23,840          -          -          -            -            -        24,000

Shares committed
to be issued for
payment of
accounts payable         -        -            -          -          -      2,000            -            -         2,000

Shares committed
to be issued for
payment of
compensation             -        -            -          -          -     73,003            -            -        73,003

Shares committed
to be issued for
stock options
exercised for
payment of notes
payable - officers       -        -            -          -          -     22,200            -            -        22,200

Stock options
exercised for cash  20,000       20        2,980          -          -          -            -            -         3,000

Net loss                 -        -            -          -          -          -            -     (420,271)     (420,271)
               ----------- --------- ------------ ---------- ---------- --------- ------------- ------------ -------------
Balance at
December 31,
2005            45,083,357 $ 45,083  $ 4,376,131  $       -  $  (6,374) $ 139,660 $          -  $(3,827,868) $    726,632
               =========== ========= ============ ========== ========== ========= ============= ============ =============


           See reports of independent registered public accounting firms and notes to the consolidated financial statements.



                                        F-6


           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                      2005           2004
                                                 -------------- --------------
                                                                 (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $    (420,271) $  (1,482,456)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation and amortization                    246,051        102,167
      Amortization of discount and loan
      Origination costs on convertible debt            570,863        295,597
      Change in fair value of derivative and
        warrant liabilities                         (1,300,861)      (110,636)
      Bad debt expense                                  19,439      1,395,797
      Issuance of or commitment to issue shares
        for compensation and services                  569,107        732,725
      Issuance of shares for interest                   19,987         11,688
        "other-than temporary" write-down of
        marketable securities available for sale       196,300              -
      Loss on sale of assets                            10,923              -
      Minority interest                                      -        (38,700)
  (Increase) decrease in operating assets, net
    of acquisitions:
      Accounts receivable                              131,477     (1,492,823)
      Inventories                                     (139,394)        12,699
      Prepaid expenses and other current assets         56,214       (151,132)
      Deposits                                         (17,324)        (2,499)
  Increase (decrease) in operating liabilities,
    net of acquisitions:
      Accounts payable and accrued expenses           (174,879)       632,353
      Deferred revenue                                 101,165       (125,000)
                                                 -------------- --------------
        Total adjustments                              289,068      1,262,236
                                                 -------------- --------------
        Net cash used in operating activities         (131,203)      (220,220)
                                                 -------------- --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash received in acquisitions, net of cash paid      266,371              -
  Proceeds from sale of treasury shares                      -        150,904
  Advances on notes receivable                         (30,000)             -
  Proceeds from sale of assets                           9,143              -
  Acquisition of property and equipment and
    costs incurred for software development           (444,833)       (21,497)
                                                 -------------- --------------
       Net cash provided by (used in)
        investing activities                          (199,319)       129,407
                                                 -------------- --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible debt                             -      3,000,000
  (Increase) decrease in restricted cash             1,258,689     (1,258,689)
  Payment of debt issuance costs                             -       (311,000)
  Payments to factor                                         -       (854,301)
  Proceeds from loans                                        -        458,824
  Payment of convertible debt                         (487,932)       (93,091)
  Payment of notes payable                            (630,302)      (213,825)
  Payment on line of credit                                  -       (429,406)
  Proceeds from line of credit                               -        182,631
  Proceeds from stock options                            3,000              -
                                                 -------------- --------------
       Net cash provided by financing activities       143,455        481,143
                                                 -------------- --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  (187,067)       390,330

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR           643,847        253,517
                                                 -------------- --------------
CASH AND CASH EQUIVALENTS, END OF YEAR           $     456,780  $     643,847
                                                 ============== ==============


                               F-7



           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
          FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                        2005           2004
                                                  -------------- --------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid during the year                     $     219,838  $     194,462
Income taxes paid during the year                 $       3,200  $       1,600


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

2005

The Company issued 1,330,005 shares of common stock for management and consulting services amounting to $496,105 during the year ended December 31, 2005.  The Company also committed to issue 290,251 shares for services amounting to $73,003.  The Company amortized prepaid legal fees paid in stock in 2004 of $40,982 during the year ended
December 31, 2005.

During the year ended December 31, 2005, the Company issued 252,525 and 47,588 shares of common stock in payment of principal and interest of $106,061 and $19,987, respectively, on the notes payable.

On March 1, 2005, the Company issued 117,664 shares amounting to $50,000 for the acquisition of ISS (see Note 19).

On March 31, 2005, the Company issued 20,000 shares of its common stock for the exercise of stock options with an exercise price of $0.15 per share for cash proceeds of $3,000.

On September 15, 2005, the Company acquired the assets of CBSi in exchange for 3,003,534 shares of common stock valued at $850,000 (see Note 19).

On October 1, 2005, the Company converted 160,000 stock options with a strike price of
$0.15 per share for a total exercise value of $24,000 as a payment against notes payable - officers.

On November 21, 2005, the Company acquired BluBat, Inc. ("BluBat") in exchange for
1,038,062 shares of common stock valued at $300,000 (see Note 19).

On December 31, 2005, the Company committed to convert 20,000 stock options with a strike price of $0.15 per share for a total exercise value of $3,000 against notes payable - officers.

On December 31, 2005, the Company committed to convert 80,000 stock options with a strike price of $0.24 per share for a total exercise value of $19,200 against notes payable - officers.

On December 31, 2005, the Company committed to issue 8,696 shares for accounts payable amounting to $2,000.


                               F-8



2004

During the year ended December 31, 2004, the Company issued 914,599 shares for consulting services rendered by consultants amounting to $467,783 of which $378,696 has been expensed for the year ended December 31, 2004.

The Company issued 89,355 shares for compensation amounting to $49,385.

The Company issued 150,000 shares for legal services amounting to $62,850 of which $15,493 has been expensed for the year ended December 31, 2004.

The Company issued 370,370 shares of common stock for management fees amounting to $100,000 of which $100,000 has been expensed for the year ended December 31, 2004.

The Company issued 25,000 shares for director's compensation amounting to $10,250.

The Company reclassified additional paid-in-capital of $30,487 to derivative and warrant liabilities.

The Company received $150,904 from the sale of treasury stock.

The Company issued 117,159 shares as payment of principal and interest valued at $66,000 and $11,688, respectively.

The Company issued 987,500 shares towards the exercise of stock options by officers of the Company amounting to $44,375. The amount has been offset against the notes payable to the officers.

The Company has entered into a consulting agreement under which it will issue 187,500 shares as consideration for the services to be provided under the agreement.  The
Company has issued 137,099 shares as of December 31, 2004 (included in the 914,599 shares issued for consulting during the year). The Company recorded $42,457 for the balance of shares to be issued on the accompanying financial statements.

The Company recorded derivative and warrant liabilities of $1,712,588 in 2004 upon consummation of the Laurus debt financing.


  See reports of independent registered public accounting firms and notes to the consolidated financial statements.

                               F-9


           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS

Description of Business
-----------------------

DataLogic International, Inc. ("DataLogic" or the "Company") provides communication solutions including Global Positioning System("GPS") -based mobile asset tracking, network security and secure mobile communications. The Company provides these solutions and Information Technology ("IT") outsourcing and consulting services to a wide range of U.S. and international governmental
agencies and commercial enterprises.   The Company leverages its technology
expertise, customer relationships and supplier channels to develop solutions addressing the rapidly growing GPS and communications markets.

On June 2, 2003, we acquired 51% of IPN Communications, Inc. ("IPN"). On November 5, 2004, we acquired the remaining 49% of IPN.

On January 13, 2004, the Company acquired the Machine-to-Machine ("M2M") GPS based technology and entered into the GPS mobile asset tracking business. The Company derives its GPS-based revenues from the sale of mobile tracking units, software and hardware licenses and residual income from subscriber fees.

On September 15, 2005, the Company acquired the assets of CBSi, Inc. ("CBSi") to complete its GPS based mobile asset tracking solution and further increase its distribution and client relationships (see Note 19).

On November 21, 2005, the Company acquired BluBat, Inc. ("BluBat") a provider of network design, security, management and software engineering services to further increase its communications capabilities (see Note 19).

The Company's wholly owned subsidiaries include DataLogic Consulting, Inc. ("DCI"), IPN Communications, Inc. ("IPN") and DataLogic New Mexico, Inc. ("DNM").

DCI provides complete IT consulting services that include, but are not limited to, project management and systems analysis, design, implementation, testing and maintenance. DCI also provides short and long-term staffing solutions to IT clients, healthcare providers and other businesses.

IPN provides VoIP telephony products and services worldwide. IPN derives its VoIP revenues from phone sets, communication servers, software and hardware licenses and residual global long distance airtime sales.

DNM was formed in the first quarter of 2005 as a result of the acquisition of the assets of ISS (see Note 19). DNM is an IT solutions provider for public safety and homeland security agencies.

Restatement of Financial Statements
-----------------------------------

After reviewing the provisions of the Laurus notes, management determined that the notes included certain features that are considered embedded derivative financial instruments, such as the conversion feature, a variable interest rate feature, events of default and a liquidated damages clause, which required recording at their fair value. This adjustment has been reflected in the period ended December 31, 2004. The Company also made certain reclassifications.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS, continued

The effect of the adjustments and reclassifications on the financial statements as of and for the year ended December 31, 2004 is as follows:

The effect of the adjustments on the consolidated balance sheet is as follows:

    Prepaid expenses and other current assets increased by $89,087.

    Long-term portion of convertible debt, net of discount decreased by $661,465.

    Derivative and warrant liabilities increased by $1,632,439.

    Additional paid in capital decreased by $892,355.

    Unamortized consulting fees decreased by $89,087.

    Accumulated deficit increased by $78,619

Consolidated Statement of Operations for the year ended December 31, 2004:

    Depreciation and amortization decreased by $106,342.

    General and administrative expenses increased by $51,834.

    Interest expense increased by $243,763.

    Change in fair value of derivative and warrant liabilities increased by $110,636.

    Net loss increased by $78,619.

Consolidated Statement of Stockholders Equity for the year ended December 31, 2004:

    The warrants and beneficial conversion feature and additional paid-in-capital were reduced by $861,868.

    Non-employee warrants reclassified to derivative and warrant liabilities increased and additional paid-in-capital decreased by $30,487.

    Unamortized consulting fees decreased by $89,087 due to reclassification to prepaid asset.

Consolidated Statement of Cash Flows for the year ended December 31, 2004:

    Depreciation and amortization decreased by $106,342.

    Amortization of discount on convertible debt increased by $295,597.

    Change in fair value of derivative and warrant liabilities decreased by $110,636.

    Issuance of or commitment to issue shares for compensation and services increased by $42,457 due to shares to be issued for service previously recorded as changes in account payable.

    Payments of loan decreased by $44,375 due to shares issued for payment of loan previously recorded as changes in account payable.

    Accounts payable decreased by $86,832 due to reclassification to issuance of or commitment to issue shares for compensation services and payments of loan described above.

Going Concern
-------------

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP") , and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $3,827,868 at December 31, 2005 and a history of operating losses over the last several years. Management has taken various steps to revise its operating and financial requirements, which it believes will be sufficient to provide the Company with the ability to continue its operations for the next twelve months. Management has also devoted considerable effort during the year ended December 31, 2005 towards management of liabilities and improvement of the Company's operations.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The accompanying financial statements include the accounts and transactions of DataLogic International, Inc. and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation. The minority owners interest has been reflected as minority interest in the accompanying consolidated financial statements for the year ended December 31, 2004.

Use of Estimates
----------------

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the collectibility of accounts receivable, the realizability of inventories, the recoverability of long-lived assets and the valuation allowance of the deferred tax asset. Actual results could differ from those estimates.

Accounts Receivable
-------------------

Accounts receivable consists of amounts billed to customers upon performance of service or delivery of goods and expenses incurred by the Company but not yet billed to customers for consulting services ($212,417 as of December 31, 2005). The Company performs ongoing credit evaluations of customers and adjusts credit limits based upon payment history and the customers current creditworthiness, as determined by its review of their current credit information. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon its historical experience and any customer-specific collection issues that it has identified.

Marketable Securities Available for Sale
----------------------------------------

The Company's securities are marketable equity securities that are classified as available for sale and, as such, are initially recorded at cost and adjusted to their fair value at each balance sheet date. Securities classified as available for sale may be sold in response to changes in interest rates, liquidity needs and for other purposes and accordingly, are classified as current assets in the accompanying consolidated balance sheet. Unrealized holding gains and losses on available for sale securities are excluded from earnings and reported as other comprehensive income or loss, net of tax, as a separate component of stockholders equity.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In accordance with the guidance of Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," the Company assesses any decline in value of available-for-sale securities and non-marketable securities below cost as to whether such decline is "other than temporary". If a decline is determined to be "other than temporary" the decline is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment write down of the investment (see Note 3).

Inventories
-----------

Inventories consist of finished goods and are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with their market value and an allowance is recorded to write down the inventories to their market value, if lower. Finished goods inventories are comprised of phone, GPS and video communications products.

Property and Equipment
----------------------

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives for the related assets range from five to seven years.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Other Assets
------------

Other assets consist of software development costs, website development costs, software licenses, loan origination costs, client lists and goodwill, and are recorded at cost.

Software development costs incurred in the development of certain products are capitalized upon reaching technological feasibility in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Licensed, or Otherwise Marketed." All other software research, development and maintenance costs are expensed in the period incurred. The Company evaluates the carrying value of such costs, on a periodic basis, by comparing such amounts to their net realizable value. Amounts in excess of net realizable value are charged to operations.

Amortization of such costs are provided over the greater of the amount computed using the straight-line method over the estimated life of each product commencing upon the initial sale of the product or the ratio of current revenues to the total of current and anticipated future revenues for the related product.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Website development costs and software licenses are recorded at cost and amortized using the straight-line method over their estimated useful lives of 3-5 years.

Loan origination costs are capitalized and amortized using the straight-line method (which approximates the effective interest method) over the term of the related debt instrument.

Client lists are recorded at their allocated fair values in purchase accounting (see Note 19) and are being amortized over their estimated useful lives of three years.

Goodwill
--------

Goodwill represents the excess of acquisition cost over the net assets acquired in a business combination and is not amortized in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed. In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its carrying value. Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether impairment has occurred. Impairment is based on several factors including the Company projection of future discounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would perform the second step of the goodwill impairment test in order to determine the amount of goodwill impairment, if any.

Long-Lived Assets
-----------------

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. As of December 31, 2005, the Company does not believe there has been any impairment of its long-lived assets. There can be no assurances, however, that demand for the Company's products and services will continue, which could result in an impairment of long-lived assets in the future.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Convertible Debt
----------------

The Company records its convertible debt net of the debt discount. From time to time, the Company has debt with conversion options that provide for a rate of conversion that is below market value. This feature is normally characterized as a beneficial conversion feature ("BCF"), which is recorded by the Company pursuant to EITF Issue No. 98-5 ("EITF 98-05"), "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments."

If a BCF exists, the Company records it as a debt discount. Debt discounts are amortized to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method.

Derivative Financial Instruments
--------------------------------

The Company's derivative financial instruments consist of embedded derivatives related to the Laurus notes entered into on June 25, 2004, since the notes are not conventional convertible debt (see Note 13). The embedded derivatives include the conversion feature, monthly payment options, variable interest features, liquidated damages clauses in the registration rights agreement and certain default provisions. The accounting treatment of derivative financial instruments requires that the Company records the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date.

In addition, under the provisions of EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the convertible debt, the Company is required to classify all other non-employee stock options as warrants and derivative liabilities and mark them to market at each reporting date (see Note 13).

Any change in fair value of these instruments will be recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, we will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, we will record non-operating, non-cash income. The derivative and warrant liabilities are recorded as liabilities in the consolidated balance sheet.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued


Fair Value of Financial Instruments
-----------------------------------

The Company's financial instruments consist of cash and cash equivalents, marketable securities available for sale, accounts receivable, note receivable, accounts payable and accrued expenses, notes payable and convertible debt. Pursuant to SFAS No. 107, "Disclosures About the Fair Value of Financial Instruments," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company cannot determine the estimated fair value of the convertible debt since instruments similar to the convertible debt could not be found. Other than this item, the Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

Revenue Recognition
-------------------

Revenue is recognized when earned. The Company recognizes revenue on its software products in accordance with all applicable accounting regulations, including the American Institute of Certified Public Accountants' ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition", and SOP 98-9, "Modification of SOP 97-2, With Respect to Certain Transactions." Expenses are recognized in the period in which the corresponding liability is incurred.

For sales of communication products, our revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104. Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations by us exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue in the accompanying consolidated balance sheet.

Revenues and costs of revenues from consulting contracts are recognized during the period in which the service is performed.

The Company has contracts with various governments and governmental agencies. Government contracts are subject to audit by the applicable governmental agency. Such audits could lead to inquiries from the government regarding the allowability of costs under applicable government regulations and potential adjustments of contract revenues. To date, the Company has not been involved in any such audits.

Income Taxes
------------

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Earnings per Share
------------------

The Company adopted the provisions of SFAS No. 128, "Earnings Per Share" ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted
earnings per share.   Basic EPS includes no dilution and is computed by
dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Such amounts include shares potentially issuable pursuant to shares to be issued, convertible debentures and outstanding options and warrants. Had such shares been included in diluted EPS, they would have resulted in weighted-average common shares of 46,302,567 and 43,070,204 for the years ended December 31, 2005 and 2004, respectively.

Issuance of Shares for Non-Cash Consideration
---------------------------------------------

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably determinable. The majority of equity instruments have been valued at the market value of the shares on the date issued.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF Issue No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and EITF Issue No. 00-18, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees." The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance with EITF Issue No. 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-Based Compensation
------------------------

The Company accounts for employee stock-based compensation under the Intrinsic Value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," as opposed to the fair value method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation." Pursuant to the provisions of APB Opinion No. 25, the Company generally does not record an expense for the value of stock-based awards granted to employees. The Company has adopted the disclosure only provisions of SFAS No. 123 (see Note 16).

Had the Company determined employee stock-based compensation cost based on a fair value model at the grant date for its employee stock options under SFAS 123, the Company's net loss and loss per share would have been adjusted to the pro forma amounts for the years ended December 31, 2005 and 2004 as follows (amounts in thousands, except per share amounts):

                                                         For the years
                                                       ended December 31,
                                                         2005        2004
                                                  ------------- -----------
           Net loss - as reported                 $       (420) $   (1,482)
           Stock-based employee compensation
             expense included in reported net
             loss, net of tax                                -           -
           Total stock-based employee
             compensation expense determined
             under fair-value-based method for
             all rewards, net of tax                    (1,123)       (559)
                                                    ----------- -----------
           Pro forma net loss                       $   (1,543) $   (2,041)
                                                    =========== ===========
           Loss per share:
           Basic and diluted, as reported           $    (0.01) $    (0.04)
           Basic and diluted, pro forma             $    (0.04) $    (0.05)

Concentrations of Credit Risk
-----------------------------

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of December 31, 2005 and at various times throughout the year ended December 31, 2005, the Company's cash balances exceeded the amount insured by the FDIC. Management believes the risk of loss of cash balances in excess of the insured limit to be low.

Two major customers accounted for 70% and 72% of the net revenue for the years ended December 31, 2005 and 2004, respectively. Accounts receivable from these major customers amounted to $748,921 and $1,288,959 as of December 31, 2005 and December 31, 2004, respectively.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

A significant portion of the Company's business is located in Rhode Island, California and New Mexico and is subject to economic conditions and regulations in those areas.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

The Company utilizes a limited number of suppliers for the GPS device components. The Company has alternate sources to supply its products should the need arise.

Reclassifications
-----------------

Certain amounts in the December 31, 2004 consolidated financial statements have been reclassified to conform to the December 31, 2005 presentation. Such reclassifications had no effect on the net loss as previously reported, except as disclosed in Note 1 to the consolidated financial statements.

Recent Accounting Pronouncements
--------------------------------

In May 2005, the Financial Accounting Standards Board ("FASB") issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement 3." This statement replaces Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Reporting." APB Opinion No. 20 required that most voluntary changes in an accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 generally requires retrospective application to prior period financial statements of changes in accounting principle. SFAS No. 154 is effective in the first reporting period beginning after December 15, 2005. The Company does not believe the adoption of this statement will result in a significant impact to the Company consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"), which is a revision of SFAS No. 123. SFAS 123(R) supersedes APB Opinion No. 25 and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123 (R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of this statement are effective for the Company as of January 1, 2006. The Company will adopt SFAS 123(R) in the first fiscal quarter of 2006.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

SFAS No. 123(R) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. Upon adoption of SFAS No. 123(R), the Company will use the modified prospective application. Under this method, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123.

As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB Opinion No. 25 intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R) fair value method will have a negative impact on the Company's results of operations, although it will have no impact on its overall financial position. The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss and loss per share in Note 2 above to the Company's consolidated financial statements. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets," an amendment of APB Opinion No. 29, "Accounting for Non-Monetary Assets." The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The Company does not believe the adoption of this statement will result in a significant impact to the Company's consolidated financial statements.

In November 2004, The FASB issued SFAS No. 151, "Inventory Costs," an amendment of ARB No. 43, Chapter 4 to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. SFAS No. 151 requires that these costs be expensed as incurred and not included in overhead. SFAS No. 151 also requires that allocation of fixed production overhead to conversion costs be based on normal capacity of the production facilities. This standard is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of this statement will result in a significant impact to the Company's consolidated financial statements.


NOTE 3 - MARKETABLE SECURITIES AVAILABLE FOR SALE

The following is a summary of marketable securities available for sale as of December 31, 2005 and 2004:

                                            Adjusted
                                            Cost        Fair      Unrealized
                                            Basis       Value     Loss
                                            --------    -------   ---------
December 31, 2005                           $  7,200    $ 7,200   $      0

December 31, 2004                           $203,500    $16,000   $187,500

Unrealized holding losses for the years ended December 31, 2005 and 2004 were $8,800 and $45,000, respectively. Realized losses on the "other-than-temporary" write-down of marketable securities available for sale were $196,300 and zero for the years ended December 31, 2005 and 2004, respectively.

NOTE 4 - RESTRICTED CASH

During the year ended December 31, 2005 the Company renegotiated the terms of its convertible term note with Laurus Master Fund, Ltd. ("Purchaser") (see
Note 13). As a result, all of the $1,258,689 of the principal amount of the convertible term note that was previously held in a restricted account was released to the Company. The restricted cash account earned interest at the rate of 3.25% per annum. Interest income was $38,847 and $17,197 for the years ended December 31, 2005 and 2004, respectively.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - PROPERTY AND EQUIPMENT


Property and equipment consists of the following:

                                                   December 31,  December 31,
                                                        2005         2004
                                                   ------------  ------------
Office equipment and furniture                     $  196,313    $   30,512
Computer equipment and software                       124,536        86,567
                                                   -----------   -----------
                                                      320,849       117,079
Less accumulated depreciation                        (126,139)      (49,849)
                                                   -----------   -----------
                                                   $  194,710    $   67,230
                                                   ===========   ===========

Depreciation expense was $77,130 and $21,915 for the years ended December 31, 2005 and 2004, respectively.


NOTE 6 - SOFTWARE DEVELOPMENT COSTS AND LICENSES

Software development costs and licenses consist of the following:

                                                   December 31,  December 31,
                                                        2005         2004
                                                   ------------  ------------

Software development costs and licenses            $   633,131   $    39,000
Website development costs                                4,900         4,900
                                                   ------------  ------------
                                                   $   638,031   $    43,900
Less accumulated amortization                         (106,023)      (25,657)
                                                   ------------  ------------
                                                   $   532,008   $    18,243
                                                   ============  ============

Amortization expense was $65,253 and $28,418 for the years ended December 31, 2005 and 2004, respectively.

Future aggregate amortization of the software development costs and licenses is as follows for the years ending December 31:

      2006                                         $   200,821
      2007                                             324,708
      2008                                               6,479
                                                   ------------
      Total                                        $   532,008
                                                   ============

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - LOAN ORIGINATION COSTS

Loan origination costs were as follows:


                                                   December 31,  December 31,
                                                      2005           2004
                                                   ------------  ------------

     Loan origination costs                        $   311,000   $   311,000
     Less accumulated amortization                    (155,502)      (51,834)
                                                   ------------  ------------
                                                   $   155,498   $   259,166
                                                   ============  ============

Amortization of the loan origination costs was $103,668 and $51,834 for the years ended December 31, 2005 and 2004, respectively, and is included in the general and administrative expense in the accompanying consolidated statements of operations. The net unamortized balance of loan origination costs will be written off in the first quarter of 2006 in connection with the debt modification (see Note 20).


NOTE 8 - CLIENT LISTS

Future aggregate amortization of the client lists is as follows for the years ending December 31:

      2006                                         $   244,769
      2007                                             244,769
      2008                                             244,769
                                                   ------------
      Total                                        $   734,307
                                                   ============

No amortization was recorded on the client lists as they were acquired in connection with BluBat near the end of 2005.


NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

                                                December 31,  December 31,
                                                    2005         2004
                                               -------------  ------------

      Accounts payable                         $   1,110,646  $    314,738
      Accrued sales taxes                            173,134       222,206
      Accrued interest expense                        77,649       114,164
      Accrued expenses - other                       213,982       223,244
                                               -------------  ------------
                                               $   1,575,411  $    874,352
                                               =============  ============

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - DUE TO FACTOR

The Company had a factoring and security agreement to sell certain accounts receivable at a discount of 1.75% of the face value. The Company discontinued the services of the factor as of June 30, 2004 and all the outstanding balances due to the factor have been paid in full. The outstanding balances were secured by all of the Company's accounts receivable, inventories and computer hardware. In connection with the factoring agreement, the Company incurred fees of $99,926 during the year ended December 31, 2004.

NOTE 11 - NOTES PAYABLE - OFFICERS

Notes payable to officers are unsecured, past due, payable on demand and bear interest at an annual rate of 6 percent on the unpaid principal balance. The Company repaid $122,200 ($46,200 through the conversion of stock options) of the notes payable to officers during the year ended December 31, 2005. The balance on the notes payable to the officers amounted to $9,424 and $174,624 as of December 31, 2005 and 2004, respectively. Interest expense on these notes for the years ended December 31, 2005 and 2004 amounted to $5,915 and $9,975, respectively.

NOTE 12 - NOTES PAYABLE

Notes payable consisted of the following as of December 31, 2005:

                                                     Current    Long-term
                                                    ---------   ----------
Unsecured notes, interest rate 6%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                    150,000           -
Unsecured note, interest rate 6%, principal and
  interest payable at the end of the term,
  due and repaid on February 21, 2006                  50,800           -
Note secured by computer equipment, interest
  rate 10% payable on demand, past due and
  immediately payable                                   7,406           -
Note secured by computer equipment, interest
  rate 10% payable in  monthly installments of
  principal and interest of $1,953, due July 2007      19,263       8,026
Note secured by computer equipment, interest
  rate 10% payable in monthly installments of
  principal and interest of $4,273, due May 2007       46,764      11,691
                                                    ----------  ----------
                                                    $ 274,233   $  19,717
                                                    ==========  ==========

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - NOTES PAYABLE, continued

Notes payable consisted of the following as of December 31, 2004:

                                                     Current    Long-term
                                                    ---------   ----------
Unsecured notes, interest rate 10%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                     50,000           -
Unsecured notes, interest rate 6%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                    200,000           -
Unsecured notes, interest rate 6%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                    150,000           -
Unsecured notes, interest rate 12%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                     33,200           -
                                                    ----------  ----------
                                                    $ 433,200   $       -
                                                    ==========  ==========

Interest expense on these notes for the years ended December 31, 2005 and 2004 was $16,008 and $16,091, respectively.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - CONVERTIBLE DEBT

On June 25, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Purchaser" or "Laurus") in connection with the private placement of a convertible term note issued by the Company in the
principal amount of $3,000,000, due June 25, 2007.   The note (as amended) is
convertible into shares of the Company's common stock at conversion prices of $0.32 for the first $950,000 of aggregate principal converted and $0.60 thereafter and bears interest at the prime rate plus 2%, totaling 9.25% at December 31, 2005. Additionally, the note provisions include cashless warrants that provide for the purchase of up to 705,000 shares of common stock at exercise prices ranging from $0.73 to $0.79, until June 25, 2011. The note is secured by all the Company's assets.

On January 28, 2005, the Purchaser made available $300,000 of the principal amount held in the restricted account and the note was amended. In addition, on August 17, 2005, the Purchaser made available $950,000 of the principal amount held in the restricted account and the note was further amended. Pursuant to EITF Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments," neither of the modifications were considered substantial and thus the Company did not record any gain or loss related to the amendments.

The notes include certain features that are considered embedded derivative financial instruments, such as the conversion feature, a variable interest rate feature, events of default and a liquidated damages clause, which have been recorded at their fair value. These features are described below, as follows:

     .  The notes conversion feature;
     . Interest on the notes is subject to downward adjustment based on our common stock price;
     . The registration rights agreement includes a penalty provision based on any failure to meet and/or maintain registration requirements for shares issuable under the conversion of the notes or exercise of the warrants; and
     . The notes contain certain events of default, wherein we may be required to pay a default interest rate above the normal rate.

Because the Laurus notes are not conventional convertible debt, the Company is also required to record the related warrants at their fair values. The total of the Laurus-related derivative and warrant liabilities at June 25, 2004 totaled $1,712,588, which was recorded to debt discount, which will be amortized to interest expense over the term of the notes.

The Company also reclassified $30,487 related to outstanding non-employee options and warrants from additional paid-in-capital, which will be marked to market at each reporting date (see Note 16).

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - CONVERTIBLE DEBT, continued

During the year ended December 31, 2005 and 2004, the value of the warrant and derivative liabilities decreased by $1,300,861 and $110,636, respectively, which is reflected as a component of other income in the accompanying consolidated statements of operations.

The debt discount is being first offset to the extent of the long-term portion of the convertible debt and then from the current portion of the convertible debt on the consolidated balance sheet and will be amortized over the life of the debt. The Company has recorded amortization expense of $570,863 and $295,597 for the years ended December 31, 2005 and 2004, respectively.

In February 2005, 300,113 shares were issued as payment of principal and interest of $106,061 and $19,987, respectively.

The balance of the convertible debt (net of the unamortized debt discount of $846,128) as of December 31, 2005 was $1,258,418 for the current portion and $0 for the long-term portion. The balance of the convertible debt (net of the unamortized debt discount of $1,416,991) as of December 31, 2004 was $636,360 for the current portion and $787,558 for the long-term portion. The classification was based on the terms of the modified debt agreement in 2006. In addition, the balance of the unamortized debt discount will be written off in 2006 in connection with the modification of the convertible note (see Note
20).

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - INCOME TAXES

The provision for income taxes consists of the following for the years ended December 31:

                                                   2005             2004
                                            --------------     -------------
Current:
    Federal                                 $           -      $          -
    State                                           3,200             1,600
                                            --------------     -------------
                                                    3,200             1,600
                                            --------------     -------------
Deferred:
    Federal                                      (377,000)         (422,000)
    State                                        (107,000)         (124,000)
                                            --------------     -------------
                                                 (484,000)         (546,000)
Less change in valuation allowance                484,000           546,000
                                            --------------     -------------
                                                        -                 -
                                            --------------     -------------
                                            $       3,200      $      1,600
                                            ==============     =============



The deferred tax liability is as follows as of December 31,

                                                  2005              2004
                                            --------------     -------------
     Tax benefit of net operating
       loss carryforwards                   $   1,800,000      $  1,200,000
     Client list                                 (288,000)                -
     Valuation allowance                       (1,800,000)       (1,200,000)
                                            --------------     -------------
                                            $    (288,000)     $          -
                                            ==============     =============


Deferred income taxes are provided for the tax effects of temporary differences in the reporting of income and deductions for financial statement and income tax reporting purposes and arise principally from net operating loss carryforwards, differing costs bases for amortization of intangible assets for book and tax purposes and accelerated depreciation methods used for income tax reporting.

The Company's effective tax rate differs from the federal and state statutory rates due to the valuation allowance recorded for the deferred tax asset due to unused net operating loss carryforwards. An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

As of December 31, 2005, the Company has available net operating loss carryforwards of approximately $4,500,000 for federal and state purposes, which expire in various years through 2025 and 2015 for federal and California purposes, respectively. The Company's use of its net operating losses may be restricted in future years due to the limitations pursuant to IRC Section 382 on changes in ownership.


The following is a reconciliation of the provision for income taxes at the expected rates to the income taxes reflected in the statements of operations:

                                                        2005      2004
                                                    ----------  ----------
Tax benefit at federal statutory rate                   (34) %      (34) %
State tax benefit net of federal tax effect              (6)         (6)
Change in valuation allowance                            40          40
                                                    ----------  ----------
                                                          -  %        -  %
                                                    ==========  ==========

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------

The Company leases office space under operating lease agreements expiring at various dates through December 31, 2008. Rent expense related to these leases was $125,013 and $97,318 for the years ended December 31, 2005 and 2004, respectively. Minimum future rental payments under the leases are as follows for the years ending December 31:

       2006      $ 189,976
       2007         86,364
       2008         66,520
                  --------
                 $ 342,860
                 =========

As part of the purchase of certain assets of CBSi (see Note 19) the Company assumed an agreement for wireless air-time services that requires minimum future payments as follows for the years ending December 31:

       2006      $ 400,000
       2007        400,000
                 ---------
                 $ 800,000
                 =========

Indemnities and Guarantees
--------------------------

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship, lease agreements where the Company may be required to indemnify landlords, contracts where the Company may be required to indemnify the other party from liabilities resulting from claimed infringements of the proprietary rights of third parties, asset and stock purchase agreements where the Company may be required to indemnify the sellers for breach of representations or warranties and the Laurus agreement where the Company may be required to indemnify Laurus. The duration of these indemnities and guarantees varies, and in certain cases, is indefinite.

The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company would be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - STOCKHOLDERS' EQUITY

Common Stock
------------

During the years ended December 31, 2005 and 2004, the Company issued shares of its common stock as follows:

2005
----

The Company issued 1,330,005 shares of common stock for management and consulting services amounting to $496,104 during the year ended December 31, 2005. The Company also committed to issue 290,251 shares for services amounting to $73,003. The Company amortized prepaid legal fees paid in stock in 2004 of $40,982 during the year ended December 31, 2005.

During the year ended December 31, 2005, the Company issued 252,525 and 47,588 shares of common stock in payment of principal and interest of $106,061 and $19,987, respectively, on the notes payable.

On March 1, 2005, the Company issued 117,564 shares valued at $50,000 for the acquisition of ISS (see Note 19).

On March 31, 2005, the Company issued 20,000 shares for the exercise of stock options with an exercise price of $0.15 per share for cash proceeds of $3,000.

On September 15, 2005, the Company acquired the assets of CBSi in exchange for 3,003,534 shares of common stock valued at $850,000 (see Note 19).

On October 1, 2005, the Company issued 160,000 shares for the exercise of stock options with an exercise price of $0.15 per share for a total value of $24,000 as a payment against notes payable - officers.

On November 21, 2005, the Company acquired BluBat in exchange for 1,038,062 shares of common stock valued at $300,000 (see Note 19).

On December 31, 2005, the Company committed to issue 20,000 shares for the exercise of stock options with an exercise price of $0.15 per share for a total value of $3,000 against notes payable - officers.

On December 31, 2005, the Company committed to issue 80,000 shares for the exercise of stock options with an exercise price of $0.24 per share for a total value of $19,200 against notes payable - officers.

On December 31, 2005, the Company committed to issue 8,696 shares for accounts payable amounting to $2,000.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - STOCKHOLDERS' EQUITY, continued

2004
----

During the year ended December 31, 2004, the Company issued 914,599 shares for consulting services rendered by consultants amounting to $467,783, of which $378,696 has been expensed for the year ended December 31, 2004.

The Company issued 89,355 shares for compensation amounting to $49,385.

The Company issued 150,000 shares for legal services amounting to $62,850 of which $15,493 has been expensed for the year ended December 31, 2004.

The Company issued 370,370 shares of common stock for management fees amounting to $100,000 of which $100,000 has been expensed for the year ended December 31, 2004.

The Company issued 25,000 shares for director's compensation amounting to $10,250.

The Company reclassified $30,487 of non-employee stock options from additional paid-in-capital to derivative and warrant liabilities.

The Company received $150,904 from the sale of treasury stock.

The Company issued 117,159 shares as payment of principal and interest valued at $66,000 and $11,688, respectively.

The Company issued 987,500 shares towards the exercise of stock options by officers of the Company amounting to $44,375. The amount has been offset against the notes payable to the officers.

The Company has entered into a consulting agreement under which it will issue 187,500 shares as consideration for the services to be provided under the agreement. The Company has issued 137,099 shares as of December 31, 2004 (included in the 914,599 shares issued for consulting during the year). The Company recorded $42,457 for the balance of shares to be issued on the accompanying financial statements.

Stock Options
-------------

The Company has three stock option plans: The 2003 Stock Compensation Plan (the "2003 Plan"), the 2004 Non-Qualified Stock and Stock Option Plan (the "2004 Plan") and the 2005 Non-Qualified Stock and Stock Option Plan (the "2005 Plan").

The 2003 Plan was adopted on April 1, 2003 and reserved ten million shares of the Company's common stock for grant under the plan to directors, key employees and independent contractors who provide services to the Company. The 2003 Plan is administered by the Board of Directors. All options must be exercised within ten years of the date granted and may not be less than 100% of the fair market value of the Company's common shares on the date of grant.

Under the 2004 and 2005 Plans, two and twenty million shares, respectively, of the Company's common stock are reserved for grant to officers, directors, employees,

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - STOCKHOLDERS' EQUITY, continued

consultants and others. Both the 2004 and 2005 Plans are administered by the Compensation Committee of the Board of Directors. All options must be granted within ten years of the adoption of the plan. Additionally, any options granted to a shareholder who owns at least a ten percent interest in the Company have a maximum term of ten years. All expenses of administering the 2003, 2004 and 2005 Plans are borne by the Company.

Following is a summary of the stock option activity:

                                                                  Weighted-
                                                                   Average
                                                                  Exercise
                                                      Shares        Price
                                                    -----------  -----------

            Outstanding at January 1, 2004           1,750,000        $0.20
                Granted                              2,905,000        $0.42
                Forfeited                                    -
                Exercised                             (987,500)       $0.24
                                                    -----------
            Outstanding at December 31, 2004         3,667,500        $0.20
                Granted                              8,960,000        $0.33
                Forfeited                           (2,460,000)       $0.24
                Exercised                             (280,000)       $0.18
                                                    -----------
            Outstanding at December 31, 2005         9,887,500        $0.31
                                                    ===========
            Exercisable at December 31, 2005         5,942,750        $0.32
                                                    ===========
            Weighted average fair value of options
              granted in 2005                                         $0.33

Following is a summary of the status of options outstanding at December 31, 2005:

                         Outstanding Options        Exercisable Options
                  -------------------------------  --------------------------
                             Weighted
                             Average      Weighted                 Weighted
                            Remaining     Average                  Average
                           Contractual    Exercise                 Exercise
Exercise Price    Amount  Life(in years)   Price       Amount       Price
--------------   ------- --------------- --------    ---------     --------
$ 0.06-$0.24      552,500      3.91       $  0.13      390,000     $  0.13
$ 0.23-$0.76    9,335,000      4.00       $  0.33    5,552,750     $  0.33

Following is a summary of the status of options outstanding at December 31, 2004:

                          Outstanding Options        Exercisable Options
                  -------------------------------  --------------------------
                            Weighted
                            Average      Weighted                  Weighted
                           Remaining     Average                   Average
                           Contractual   Exercise                  Exercise
Exercise Price    Number      Life       Price       Number        Price
--------------   --------- -----------  ----------- ------------  -----------
$ 0.06-$0.24       762,500     4.91       $  0.13    1,387,500     $  0.13
$ 0.40-$0.76     2,905,000     5.00       $  0.56      938,750     $  0.56

No compensation cost was recognized for the years ended December 31, 2005 and 2004 as all options granted during the periods were to employees and were above fair market value of the stock on the date of grant.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - STOCKHOLDERS' EQUITY, continued

The assumptions used in calculating the fair value of options granted using the Black-Scholes option-pricing model are as follows:

                                                      2005          2004
                                                      ----          -----
Risk-free interest rate                               4.47%         4.00%
Expected life of the options                          5.00 years    5.00 years
Expected volatility                                    291%          275%
Expected dividend yield                                  0             0


NOTE 17 - SEGMENT REPORTING

The Company has two reportable segments consisting of consulting services and communications. The Company evaluates performance based on sales, gross profit margins and operating profit before income taxes. The following is information for the Company's reportable segments as of and for the years ended December 31, 2005 and 2004 (in thousands):

2005:

                           Consulting  Communications
                             Segment      Segment    Unallocated    Total
                          ------------- ------------ ----------- ------------
Net revenue               $     13,929  $     3,594  $        -  $    17,523

Gross profit                     1,518          635           -        2,153

Depreciation                       (29)        (114)          -         (143)

Amortization                       (43)         (60)          -         (103)

Interest expense                  (883)         (17)          -         (900)

Income (loss) before
 provision for income
 tax and minority
 interest allocation               392         (809)          -         (417)

Identifiable assets              2,722        2,869           -        5,591

Capital expenditures                60          385           -          445

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - SEGMENT REPORTING, continued

2004:

                           Consulting  Communications
                             Segment      Segment    Unallocated     Total
                          ------------- ------------ ------------ -----------
Revenue                   $     12,153  $     2,102   $        -  $   14,255

Gross margin                     1,938          724            -       2,662

Depreciation                        (7)         (15)           -         (22)

Amortization                        (9)         (71)           -         (80)

Interest expense                  (533)          (6)           -        (539)

Loss before provision
 for income tax and
 minority interest
 allocation                     (1,235)        (285)           -      (1,520)

Identifiable assets              3,697          364            -       4,061

Capital expenditures                 -           21            -          21


NOTE 18 - RELATED PARTY TRANSACTIONS

In 2004, the Company issued 370,370 shares of common stock for management fees amounting $100,000. These shares have been issued to the management of IPN as part of the management agreement between the Company and IPN for services that were provided in 2004. Zero and $100,000 has been expensed for the years ended December 31, 2005 and 2004, respectively. The Company also entered into a service agreement with IPN principals (current Company employees) in which the Company granted 1,500,000 options to IPN management to be vested over a period of two years. On October 1, 2005, the management agreement was terminated and 825,000 options were cancelled. Additionally, on October 1, 2005, the Company entered into a commission only sales consulting agreement with one of the IPN principals.

In November 2004, the Company issued 491,804 shares of its common stock to acquire the remaining 49% of IPN. In December 2004, the Company and the three former shareholders of IPN who received the Company shares reached an agreement to rescind the issuance of the 491,804 shares. As part of the agreement, the Company paid $10 as full consideration for the remaining 49% of IPN. The 491,804 shares have not been included in the issued and outstanding shares of the Company. In April 2005 these shares were cancelled.

The Company entered into written employment agreements with its two principal shareholders as officers of the Company on August 18, 2005 to be effective as of January 19, 2005. Under the terms of the agreements, the principals will earn an annual salary of $140,000 in 2005 and $160,000 in 2006, payable in a combination of cash and common stock over the term of the agreements. Further,

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 - RELATED PARTY TRANSACTIONS, continued

they shall receive stock option grants of no less than 100,000 shares per quarter vesting over two years with an exercise price equal to the average closing price for the Company's common stock for the five trading days immediately preceding and following the grant date. The Company granted 1,800,000 options to these employees during the year ended December 31, 2005.

As part of the purchase of certain assets of CBSi (see Note 19) the Company assumed an agreement with MBSi Capital Corp., ("CBSi") an entity majority owned by a director and shareholder of the Company. Under the terms of the agreement, MBSi will provide customer and technical support for GPS clients of the Company on a per unit basis. During the year ended December 31, 2005, no payments were made under this agreement.

Notes receivable represents a $100,000 note receivable purchased by the Company in the CBSi acquisition (see Note 19) and an additional advance of $30,000 during the year ended December 31, 2005. The note is due from MBSi and is unsecured, bears interest at 7% payable annually on September 15 of each year and the principal is due September 15, 2010. The Company recorded interest income of $2,668 related to the notes during the year ended December 31, 2005.


NOTE 19 - ACQUISITIONS

ISS
---

On March 1, 2005, the Company completed the purchase of certain assets of ISS. The Company agreed to pay $50,000 in cash and $50,000 in restricted common stock of the Company for all of ISS's contracts with existing customers, customer lists and certain equipment used in ISS's information technology business. Moreover, under the agreement, the Company may pay an earn out up to $400,000, payable in the Company's restricted common stock if certain levels of revenues and net income before taxes are achieved during any consecutive twelve months following the closing. The earn out expires three years following the closing. The acquired assets are held in DNM. DNM is an IT consultancy and solutions provider for government, public safety and homeland security agencies.

The purchase price was determined in arms-length negotiations between the parties. A summary of the assets acquired and consideration is as follows:

                                             Allocated Amount
                                             ----------------

     Equipment                                  $  100,000
                                                -----------
                                                $  100,000
                                                ===========

         Consideration paid                         Amount
         ------------------                    ------------
     Restricted common stock  (117,664 shares)  $   50,000
     Cash                                           50,000
                                                -----------
                                                $  100,000
                                                ===========

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19 - ACQUISITIONS, continued

CBSi
-----

On September 15, 2005, the Company completed the purchase of the assets of CBSi. The Company agreed to pay $850,000 in restricted common stock of the Company for all of CBSi's net assets, contracts with existing customers, customer lists, software, intangibles and equipment used in CBSi's asset and vehicle tracking business. Moreover, under the agreement, the Company may pay an earn out of up to 20 million shares payable in restricted common stock of the Company. Under the earn out plan, the CBSi shareholders may earn shares of restricted common stock of the Company based upon certain gross profit dollars achieved during the three (3) years following the closing of the asset acquisition.

The purchase price was determined in arms-length negotiations between the parties. A summary of the net assets acquired and consideration is as follows:

                                            Allocated Amount
                                            ----------------

Cash                                         $   200,426
Notes and accounts receivable                    310,684
Inventories                                      875,655
Other assets                                      21,573
Equipment                                        154,729
Software development costs                       154,132
Client lists                                      13,528
Due to DataLogic                                (668,225)
Notes payable                                   (176,149)
Accounts payable                                 (16,228)
Deferred revenue                                 (20,125)
                                             ------------
Total                                        $   850,000
                                             ============

         Consideration paid                      Amount
         ------------------                  ------------
   Restricted common stock (3,003,534 shares)$   850,000
                                             ============

Blubat
------

On November 21, 2005, the Company completed the purchase of BluBat, Inc. The Company agreed to pay $400,000 in a combination of cash, notes payable and restricted common stock of the Company to the former shareholders of BluBat, Inc. in exchange for all of the outstanding and issued stock of BluBat, Inc. Moreover, under the agreement, the Company may pay an earn out of up to $450,000, payable in the Company's restricted common stock if certain levels of revenues and net income before taxes are achieved during any consecutive twelve months following the closing. The earn out expires two years following the closing.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19 - ACQUISITIONS, continued

The purchase price was determined in arms-length negotiations between the parties. A summary of the net assets acquired and consideration is as follows:

                                           Allocated Amount
                                           ----------------

Cash                                             $   115,945
Accounts receivable                                  196,166
Client lists                                         720,779
Goodwill                                             288,000
Accounts payable                                    (260,762)
Deferred revenue                                    (372,128)
Deferred tax liability                              (288,000)
                                                ------------

                                                $    400,000
                                                ============

         Consideration paid                         Amount
         ------------------                     ------------
      Cash                                      $     50,000
      Notes payable                                   50,000
      Restricted common stock (1,038,062 shares)     300,000
                                                ------------
                                                $    400,000
                                                ============

As part of the purchase the Company recorded deferred income taxes related to the book basis of acquired amortizable intangibles in the amount of $288,000.

The following unaudited pro forma combined results of operations indicate the historical results that would have been shown had ISS and BluBat operating results been included with the Company for the years ended December 31, 2005 and 2004, respectively, and the results for the period of January 31, 2005 (date of CBSi inception) through December 31, 2005 for CBSi. The pro forma information is provided for informational purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred and is not necessarily indicative of future results of operations of the combined companies.

                                        For the                For the
                                       year ended             year ended
                                    December 31, 2005      December 31, 2004
                                    ------------------     ------------------
Total revenues                      $     19,642,597       $     18,286,336
                                    ==================     =================
Net loss                            $       (787,001)      $     (1,482,329)
                                    ==================     =================
Pro forma net loss per share -
 basic and diluted                  $          (0.02)       $         (0.04)
                                    ==================     =================

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 20 - SUBSEQUENT EVENTS

On January 20, 2006, the Company entered into a Securities Purchase Agreement (the "Agreement") with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the Agreement, the Company issued to Laurus a Secured Term Note (the "New Note") in the principal amount of $3,250,000 and redeemed the $3,000,000 original principal amount under the Secured Convertible Term Note due June 25, 2007 (the "Old Note") held by Laurus (see Note 12). The New Note, which is not convertible, bears interest at the coupon rate of the prime rate plus 2.00% (or 9.25% as of January 20, 2006) and is subject to a floor interest rate of 8.00%. The New Note matures on December 31, 2007. The initial monthly principal payment of $154,761.90 is due on April 1, 2006. In connection with the sale of the New Note to Laurus, the Company issued to Laurus an option to purchase 1,560,000 shares of the Company's common stock for $.001 per share in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The redemption price of the Old Note was $2,153,091, comprising 105% of outstanding principal and accrued interest. The Company paid Laurus fees of $48,750 in connection with the New Note.

The net proceeds from the New Note will be used for the repayment in full of the Old Note and general corporate purposes. The Company has the option of prepaying the New Note, upon seven days' written notice, by paying an amount equal to 103% of the principal amount outstanding, plus accrued but unpaid interest and any and all other sums due, accrued or payable to the holder of the New Note.

The New Note is collateralized by a security interest in substantially all of the Company's assets and the assets of the Company's subsidiaries pursuant to a Master Security Agreement by and among Laurus, the Company and its subsidiaries entered into concurrently with the Agreement (the "New Master
Security Agreement") and other related security agreements.   The Company's
obligations under the New Note are guaranteed by each of its subsidiaries.

The Company is obligated to file a registration statement for the shares of common stock issuable upon exercise of the option sold to Laurus pursuant to a Registration Rights Agreement by and between Laurus and the Company entered into concurrently with the Agreement (the "New Registration Rights Agreement"). The registration statement is required to be filed within 90 days of the consummation of the transaction described above and is required to be declared effective within 150 days of the consummation of the transaction described above.

If the Company were to default on the New Note, the amount of the principal balance would increase to 130% of the then-outstanding principal and be subject to acceleration.

           DATALOGIC INTERNATIONAL INC. & SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 20 - SUBSEQUENT EVENTS, continued

Since the modification of the New Note results in terms that, pursuant to EITF Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments" are substantially different from the terms of the Old Note, the modification will be recorded in 2006 as an extinguishment of debt. A non-cash charge of approximately $900,000 will be included in the consolidated statement of operations during the first quarter of 2006, representing the amount of fees paid to Laurus to cancel the Old Note and issue the New Note, the amount of unamortized debt discount and the amount of unamortized debt issuance costs. The value of the new warrants will be recorded as a debt discount on the New Note and amortized over the New Note life.

On March 31, 2006, Laurus and the Company entered into an amendment to the New Note that defers the date of initial monthly principal payment thereunder from April 1, 2006 to May 1, 2006. The amount of the April installment will be added to the principal of the New Note to be repaid by the Company at maturity. The company issued 40,000 shares of common stock to Laurus as consideration for the amendment.

In January 2006, the Company issued 398,947 shares that were committed to be issued at December 31, 2005 (see Note 16). In February 2006, the Company issued 163,326 shares for services performed in 2006 valued at $37,565.

On March 21, 2006, the Company entered into two agreements with Monarch Bay Management Company, L.L.C. ("MBMC"): (a) an agreement for corporate development strategy and execution services and (b) an agreement for chief financial officer services. Keith Moore, our Chief Executive Officer, is a member of MBMC.

Corporate Development Services Agreement. Under the corporate development services agreement with MBMC, the Company will pay to MBMC a monthly fee of $7,000 (or $14,000 in the case of the initial payment). The monthly fee is payable $3,000 in cash and $4,000 in shares of common stock ($6,000 in cash and $8,000 in shares of common stock in the case of the initial payment). The number of shares of common stock to be issued will calculated based on the average closing price of the Company's common stock for the last ten days of each month in which the monthly fee is earned. The Company will also reimburse MBMC for certain expenses in connection with providing services. In addition, the Company will grant to MBMC on a quarterly basis commencing April 1, 2006, an option to purchase 75,000 shares (or 50,000 shares in the case of the initial grant) of common stock at an exercise price equal to 120% of the average closing price of our common stock for the last ten days of the quarter for which the option is granted; provided that if certain milestones specified in the agreement are achieved the exercise price of the options will be reduced to 100% of the average closing price of its common stock for the last ten days of the quarter for which the option is granted. The options will be
exercisable for a period of five years following the date of grant.   The
initial term of the agreement expires on December 31, 2006 and continues thereafter on a month-to-month basis unless terminated by either party.

Chief Financial Officer Services Agreement. Under the chief financial officer services agreement with MBMC, the Company will pay to MBMC a monthly fee of
$6,250 in cash.   The Company will also reimburse MBMC for certain expenses in connection with providing services to us. The initial term of the agreement expires on March 31, 2007 and renews thereafter on an annual basis unless terminated by either party.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
             CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                     MARCH 31, 2006 AND 2005



                                                        2006          2005
                                                   ------------- -------------
                                                                  (Restated)
                       ASSETS
                       ------
CURRENT ASSETS:
   Cash and cash equivalents                       $    166,141  $    377,469
   Accounts receivable, net of allowance for
    doubtful accounts of of $16,273 and
    $115,312, respectively                            1,956,496     1,712,401
   Marketable securities available for sale              12,460         7,500
   Inventories                                          959,833       231,863
   Prepaid expenses and other current assets            289,266        82,529
                                                   ------------- -------------
     Total current assets                             3,384,196     2,411,762

RESTRICTED CASH                                               -       964,519

NOTE RECEIVABLE                                         180,000             -

PROPERTY AND EQUIPMENT, net                             184,461       158,216

OTHER ASSETS:
   Software development costs and licenses, net         464,217        14,584
   Loan origination costs, net                                -       233,249
   Client lists, net                                    674,243             -
   Goodwill                                             288,000             -
   Deposits                                              26,435         9,111
                                                   ------------- -------------
                                                   $  5,201,552  $  3,791,441
                                                   ============= =============

          LIABILITIES AND STOCKHOLDERS' DEFICIT
          -------------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued expenses           $  1,436,394  $  1,331,780
   Accrued payroll and related taxes                    487,251       356,962
   Current portion of deferred revenue                  512,765             -
   Notes payable - officers                              50,000        88,824
   Current portion of notes payable                   1,886,465       275,000
   Current portion of convertible debt                        -       769,692
                                                   ------------- -------------
     Total current liabilities                        4,372,875     2,822,258
                                                   ------------- -------------
LONG-TERM LIABILITIES:
   Notes payable, net of current portion              1,550,829             -
   Convertible debt, net of current portion and
    discount of $0 and $1,276,320 as of March 31,
    2006 and 2005, respectively                               -       633,948
   Derivative and warrant liabilities                   756,705       951,463
   Deferred tax liability                               288,000             -
   Deferred revenue, net of current portion             106,169             -
                                                   ------------- -------------
     Total long-term liabilities                      2,701,703     1,585,411
                                                   ------------- -------------
     Total liabilities                                7,074,578     4,407,669
                                                   ------------- -------------
STOCKHOLDERS' DEFICIT:
   Common stock, $0.001 par value;
    100,000,000 shares authorized; 45,645,628
    and 39,434,092 shares issued and outstanding
    at March 31, 2006 and 2005, respectively             45,645        39,434
   Additional paid-in capital                         4,751,098     2,641,156
   Shares to be issued, 122,331 and 268,884 shares
    at March 31, 2006 and 2005, respectively             35,400       142,290
   Unamortized consulting fees                           (6,374)      (38,130)
   Accumulated other comprehensive income (loss)          5,260      (196,000)
   Accumulated deficit                               (6,704,055)   (3,204,978)
                                                   ------------- -------------
     Total stockholders' deficit                     (1,873,026)     (616,228)
                                                   ------------- -------------
                                                   $  5,201,552  $  3,791,441
                                                   ============= =============


      The accompanying notes are an integral part of these consolidated financial statements.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                           (UNAUDITED)
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                        2006          2005
                                                   ------------- -------------
                                                                   (Restated)

Net revenue                                        $  4,224,302  $  3,368,268

Cost of revenue                                       3,785,313     2,933,500
                                                   ------------- -------------

Gross profit                                            438,989       434,768
                                                   ------------- -------------

Operating expenses                                    1,680,141       674,561
                                                   ------------- -------------
Total operating expenses                              1,680,141       674,561
                                                   ------------- -------------

Loss from operations                                 (1,241,152)     (239,793)
                                                   ------------- -------------
Non-operating income (expense):
   Interest expense, net                                (87,470)     (235,364)
   Loss from debt extinguishment                     (1,337,859)            -
   Change in fair value of derivative and
    warrant liabilities                                (218,868)      680,976
   Gain from sale of property and equipment               9,962             -
                                                   ------------- -------------
     Total non-operating income (expense)            (1,634,235)      445,612
                                                   ------------- -------------

Income (loss) before provision for income tax        (2,875,387)      205,819

Provision for income tax                                    800         3,200
                                                   ------------- -------------

Net income (loss)                                    (2,876,187)      202,619

Other comprehensive income (loss):
   Temporary increase (decrease) in fair value
    of marketable securities available for sale           5,260        (8,500)
                                                   ------------- -------------

Net comprehensive income (loss)                    $ (2,870,927) $    194,119
                                                   ============= =============

Income (loss) per share - basic                    $      (0.06) $       0.01
                                                   ============= =============

Basic weighted average shares outstanding*           45,401,146    39,376,792
                                                   ============= =============

Income (loss) per share - diluted                  $      (0.06) $      (0.00)
                                                   ============= =============

Diluted weighted average shares outstanding*         45,401,146    45,645,630
                                                   ============= =============


* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive for the quarters ended March 31, 2006.



      The accompanying notes are an integral part of these consolidated financial statements.

               DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
            FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                                       2006          2005
                                                                  ------------- -------------
                                                                                 (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $ (2,876,187) $    202,619
  Adjustments to reconcile net income (loss) to net cash
   used in operating activities:
     Loss on extinguishment of debt                                  1,337,859             -
     Depreciation and amortization                                     142,048        12,014
     Amortization of discount and loan origination costs
      on convertible debt                                               39,801       151,294
     Change in fair value of derivative and warrant liabilities        218,868      (680,976)
     Issuance of or commitment to issue shares and options
      for compensation                                                 265,869             -
     Shares issued for interest                                              -        19,988
     Gain on sale of property and equipment                             (9,962)            -
     (Increase) decrease in operating assets, net of acquisitions:
        Accounts receivable                                            (69,991)      (81,831)
        Inventories                                                    108,742      (178,336)
        Prepaid expenses and other current assets                     (178,176)       31,447
        Deposits                                                             -             -
     Increase (decrease) in operating liabilities, net of acquisitions:
        Accounts payable and accrued expenses                         (272,540)      291,221
        Deferred revenue                                               125,516             -
                                                                  ------------- -------------
  Total adjustments                                                  1,708,034      (435,179)
                                                                  ------------- -------------
        Net cash used in operating activities                       (1,168,153)     (232,560)
                                                                  ------------- -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances on notes receivable                                         (50,000)            -
  Proceeds from sale of property and equipment                          24,663             -
  Acquisition of property and equipment and costs incurred for
    software development                                                (7,545)      (49,442)
                                                                  ------------- -------------
        Net cash used in investing activities                          (32,882)      (49,442)
                                                                  ------------- -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                        3,250,000             -
  (Increase) decrease in restricted cash                                     -       294,170
  Proceeds from loans                                                   50,000             -
  Payment of convertible debt                                       (2,104,546)     (281,546)
  Fees paid in connection with extinguishment of debt                 (163,278)            -
  Payment of notes payable                                            (121,780)            -
  Proceeds from stock options                                                -         3,000
                                                                  ------------- -------------
        Net cash provided by financing activities                      910,396        15,624
                                                                  ------------- -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                             (290,639)     (266,378)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                         456,780       643,847
                                                                  ------------- -------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                          $    166,141  $    377,469
                                                                  ============= =============


          The accompanying notes are an integral part of these consolidated financial statements.

                                   F-43


           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

                                                    For the three months
                                                      ended March 31,
                                                      2006           2005
                                                 -------------- --------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid during the period                  $      41,983  $      21,889
Income taxes paid during the period              $         800  $       2,400


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

2006

On March 31, 2006, the Company committed to issue 20,000 shares for the exercise of stock options with an exercise price of $0.15 per share and 10,000 shares for the exercise of stock options with an exercise price of $0.24 per share for a total value of $5,400 against notes payable - officers.

The Company purchased equipment valued at $11,100 in exchange for a note payable.

2005

During the three months ended March 31, 2005, the Company issued 252,525 shares of common stock for the principal repayment $106,061 of the Company's note payable.

The accompanying notes are an integral part of these consolidated financial statements.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 1 - DESCRIPTION OF BUSINESS

Description of Business
-----------------------

DataLogic International, Inc. ("DataLogic" or the "Company") provides communication solutions including Global Positioning System ("GPS")-based mobile asset tracking, network security and secure mobile communications. The Company provides these solutions and Information Technology ("IT") outsourcing and consulting services to a wide range of U.S. and international governmental
agencies and commercial enterprises.   The Company leverages its technology
expertise, customer relationships and supplier channels to develop solutions addressing the rapidly growing GPS and communications markets.

On June 2, 2003, we acquired 51% of IPN Communications, Inc. ("IPN"). On November 5, 2004, we acquired the remaining 49% of IPN.

On January 13, 2004, the Company acquired the Machine-to-Machine ("M2M") GPS-based technology and entered into the GPS mobile asset tracking business. The Company derives its GPS-based revenues from the sale of mobile tracking units, software and hardware licenses and residual income from subscriber fees.

On September 15, 2005, the Company acquired the assets of CBSi, Inc. ("CBSi") to complete its GPS-based mobile asset tracking solution and further increase its distribution and client relationships (see Note 17).

On November 21, 2005, the Company acquired BluBat, Inc., ("BluBat") a provider of network design, security, management and software engineering services to further increase its communications capabilities.

The Company's wholly owned subsidiaries include DataLogic Consulting, Inc. ("DCI"), IPN Communications, Inc. ("IPN") and DataLogic New Mexico, Inc. ("DNM").

DCI provides complete IT consulting services that include, but are not limited to, project management and systems analysis, design, implementation, testing and maintenance. DCI also provides short and long-term staffing solutions to IT clients, healthcare providers and other businesses.

IPN provides VoIP telephony products and services worldwide. IPN derives its VoIP revenues from phone sets, communication servers, software and hardware licenses and residual global long distance airtime sales.

DNM was formed in the first quarter of 2005 as a result of the acquisition of the assets of IS Solutions, LLC ("ISS"). DNM is an IT solutions provider for public safety and homeland security agencies.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 1 - DESCRIPTION OF BUSINESS, continued

Basis of Presentation
---------------------

The accompanying consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") for the presentation of interim financial information. These interim consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the consolidated balance sheet, consolidated operating results and consolidated cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be achieved for the year ending December 31, 2006 or for any other interim period during such year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted in accordance with the rules and regulations of the SEC. These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company's Form 10-KSB for the year ended December 31, 2005.

Restatement of Financial Statements
-----------------------------------

After reviewing the provisions of the Laurus notes, management determined that the notes included certain features that are considered embedded derivative financial instruments, such as the conversion feature, a variable interest rate feature, events of default and a liquidated damages clause, which required recording at their fair value. This adjustment has been reflected in the period ended March 31, 2005. The Company also made certain reclassifications.

The effect of the adjustments and reclassifications on the financial statements as of and for the three months ended March 31, 2005 is as follows:

The effect of the adjustments on the consolidated balance sheet is as follows:

    Long-term portion of convertible debt, net of discount, decreased by $573,014.

    Derivative and warrant liabilities increased by $951,463.

    Additional paid-in capital decreased by $892,356.

    Accumulated deficit decreased by $513,906.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 1 - DESCRIPTION OF BUSINESS, continued

Consolidated Statement of Operations for the three months ended March 31, 2005:

    Interest expense increased by $88,451.

    Change in fair value of derivative and warrant liabilities increased by $680,976.

    Net loss decreased by $592,525, resulting in net income of $202,619.

Consolidated Statement of Cash Flows for the three months ended March 31, 2005:

    Net loss decreased by $592,525, resulting in net income of $202,619.

    Amortization of discount on convertible debt increased by $88,452.

    Change in fair value of derivative and warrant liabilities decreased by $680,976.

Going Concern
-------------

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of $6,704,055 at March 31, 2006 and a history of operating losses over the last several years. Management has taken various steps to revise its operating and financial requirements, which it believes will be sufficient to provide the Company with the ability to continue its operations for the next twelve months. Management has also devoted considerable effort during the three months ended March 31, 2006 towards management of liabilities and improvement of the Company's operations.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The accompanying financial statements include the accounts and transactions of DataLogic International, Inc. and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the collectibility of accounts receivable, the realizability of inventories, the recoverability of long-lived assets and the valuation allowance of the deferred tax asset. Actual results could differ from those estimates.

Cash Equivalents
----------------

For purposes of the statements of cash flows, the Company considers highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable
-------------------

Accounts receivable consists of amounts billed to customers upon performance of service or delivery of goods and expenses incurred by the Company but not yet billed to customers for consulting services ($439,986 as of March 31, 2006). The Company performs ongoing credit evaluations of customers and adjusts credit limits based upon payment history and the customers' current creditworthiness, as determined by its review of their current credit information. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses based upon its historical experience and any customer-specific collection issues that it has identified.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued


Marketable Securities Available for Sale
----------------------------------------

The Company's securities are marketable equity securities that are classified as available for sale and, as such, are initially recorded at cost and adjusted to their fair value at each balance sheet date. Securities classified as available for sale may be sold in response to changes in interest rates, liquidity needs and for other purposes and accordingly, are classified as current assets in the accompanying consolidated balance sheet. Unrealized holding gains and losses on available for sale securities are excluded from earnings and reported as other comprehensive income or loss, net of tax, as a separate component of stockholders' equity.

In accordance with the guidance of Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," the Company assesses any decline in value of available-for-sale securities below cost as to whether such decline is "other than temporary". If a decline is determined to be "other than temporary" the decline is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment write down of the investment (see Note 3).

Inventories
-----------

Inventories consist of finished goods and are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with their market value and an allowance is recorded to write down the cost of inventories to their market value, if lower. Finished goods inventories are comprised of phone, GPS and video communications products.

Property and Equipment
----------------------

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives for the related assets range from five to seven years.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Other Assets
------------

Other assets consist of software development costs, website development costs, software licenses, loan origination costs, client lists and goodwill, and are recorded at cost.

Software development costs incurred in the development of certain products are capitalized upon reaching technological feasibility in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Licensed, or Otherwise Marketed." All other software research, development and maintenance costs are expensed in the period incurred. The Company evaluates the carrying value of such costs, on a periodic basis, by comparing such amounts to their net realizable value. Amounts in excess of net realizable value are charged to operations.

Amortization of such costs are provided over the greater of the amount computed using the straight-line method over the estimated life of each product commencing upon the initial sale of the product or the ratio of current revenues to the total of current and anticipated future revenues for the related product.

Website development costs and software licenses are recorded at cost and amortized using the straight-line method over their estimated useful lives of 2-5 years.

Loan origination costs are capitalized and amortized using the straight-line method (which approximates the effective interest method) over the term of the related debt instrument.

Client lists are recorded at their allocated fair values in purchase accounting (see Note 17) and are being amortized over their estimated useful lives of three years.

Goodwill
--------

Goodwill represents the excess of acquisition cost over the net assets acquired in a business combination and is not amortized in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The provisions of SFAS No. 142 require that the Company allocate its goodwill to its various reporting units, determine the carrying value of those businesses, and estimate the fair value of the reporting units so that a two-step goodwill impairment test can be performed. In the first step of the goodwill impairment test, the fair value of each reporting unit is compared to its

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

carrying value. Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether impairment has occurred. Impairment is based on several factors including the Company projection of future discounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would perform the second step of the goodwill impairment test in order to determine the amount of goodwill impairment, if any.

Long-Lived Assets
-----------------

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. As of March 31, 2006, the Company does not believe there has been any impairment of its long-lived assets. There can be no assurances, however, that demand for the Company's products and services will continue, which could result in an impairment of long-lived assets in the future.

Convertible Debt
----------------

The Company records its convertible debt net of the debt discount. From time to time, the Company has debt with conversion options that provide for a rate of conversion that is below market value. This feature is normally characterized as a beneficial conversion feature ("BCF"), which is recorded by the Company pursuant to EITF Issue No. 98-5 ("EITF 98-05"), "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments."

If a BCF exists, the Company records it as a debt discount. Debt discounts are amortized to interest expense over the life of the debt on a straight-line basis, which approximates the effective interest method.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Derivative Financial Instruments
--------------------------------

The Company's derivative financial instruments consist of embedded derivatives related to the Laurus notes entered into on June 25, 2004, since the notes are either not conventional convertible debt or the warrants require registration (see Note 12). The embedded derivatives include the conversion feature, monthly payment options, variable interest features, liquidated damages clauses in the registration rights agreement and certain default provisions. The accounting treatment of derivative financial instruments requires that the Company record the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date.

In addition, under the provisions of EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the convertible debt, the Company is required to classify all other non-employee stock options and warrants and derivative liabilities and mark them to market at each reporting date (see Note 12).

Any change in fair value of these instruments will be recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. The derivative and warrant liabilities are recorded as long-term liabilities in the consolidated balance sheets.

Fair Value of Financial Instruments
-----------------------------------

The Company's financial instruments consist of cash and cash equivalents, marketable securities available for sale, accounts receivable, note receivable, accounts payable and accrued expenses, notes payable and convertible debt. Pursuant to SFAS No. 107, "Disclosures About the Fair Value of Financial Instruments," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued


Revenue Recognition
-------------------

Revenue is recognized when earned. The Company recognizes revenue on its software products in accordance with all applicable accounting regulations, including the American Institute of Certified Public Accountants' ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition", and SOP 98-9, "Modification of SOP 97-2, With Respect to Certain Transactions." Expenses are recognized in the period in which the corresponding liability is incurred.

For sales of communication products, our revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104. Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations by us exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue in the accompanying consolidated balance sheets.

Revenues and costs of revenues from consulting contracts are recognized during the period in which the service is performed.

The Company has contracts with various governments and governmental agencies. Government contracts are subject to audit by the applicable governmental agency. Such audits could lead to inquiries from the government regarding the allowability of costs under applicable government regulations and potential adjustments of contract revenues. To date, the Company has not been involved in any such audits.

Income Taxes
------------

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Earnings per Share
------------------

The Company adopted the provisions of SFAS No. 128, "Earnings Per Share" ("EPS"). SFAS No. 128 provides for the calculation of basic and diluted
earnings per share.   Basic EPS includes no dilution and is computed by
dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Such amounts include shares potentially issuable pursuant to shares to be issued, convertible debentures and outstanding options and warrants. Had such shares been included in diluted EPS, they would have resulted in weighted-average common shares of 45,645,630 and 44,316,085 for the three months ended March 31, 2006 and 2005, respectively.

Issuance of Shares for Non-Cash Consideration
---------------------------------------------

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably determinable. The majority of equity instruments have been valued at the market value of the shares on the date issued.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF Issue No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and EITF Issue No. 00-18, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees." The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance with EITF Issue No. 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), "Share-Based Payment", ("SFAS 123(R)") which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued SAB No. 107 relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of the Company's fiscal year 2006. The Company's consolidated financial statements as of and for the three months ended March 31, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company's consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB Opinion No. 25 as allowed under SFAS No. 123, "Accounting for Stock-Based Compensation." Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company's consolidated statements of operations, other than as related to option grants to employees and consultants below the fair market value of the underlying stock at the date of grant.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company's consolidated statement of operations for the first quarter of fiscal 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS No. 123 and compensation expense for the share-based

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). As stock-based compensation expense recognized in the consolidated statement of operations for the first quarter of fiscal 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rates for the three months ended March 31, 2006, of approximately 5% was based on historical forfeiture experience. The estimated pricing term of option grants for the first three months of 2006 was 5.0 years. In the Company's pro forma information required under SFAS 123 for the periods prior to fiscal 2006, the Company accounted for forfeitures as they occurred.

SFAS 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. Due to the Company's loss position, there were no such tax benefits during the three months ended March 31, 2006. Prior to the adoption of SFAS 123(R), those benefits would have been reported as operating cash flows had the Company received any tax benefits related to stock option exercises.

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company's stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company's stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

Valuation and Expense Information under SFAS 123(R)
---------------------------------------------------

The weighted-average fair value of stock-based compensation is based on the single option valuation approach. Forfeitures are estimated and it is assumed no dividends will be declared. The estimated fair value of stock-based compensation awards to employees is amortized using the straight-line method over the vesting period of the options.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The fair value calculations are based on the following assumptions:

                                                      2006        2005
                                                      ----        -----
Risk-free interest rate                               4.86%       4.50%
Expected life of the options                          5.00 yrs    5.00 yrs
Expected volatility                                    297%        276%
Expected dividend yield                                  0           0

The following table summarizes stock-based compensation expense related to stock options and employee stock purchase plan purchases under SFAS 123(R) for the three months ended March 31, 2006 which was allocated as follows:

                                                  Three Months Ended March 31,
                                                              2006
                                                  ----------------------------
                                                                  APB Opinion
                                                  SFAS No. 123(R)    No. 25
                                                  -------------- -------------

Net loss                                          $  (2,876,187) $ (2,635,425)
                                                  ============== =============
Loss per share, basic and diluted                 $       (0.06) $      (0.06)
                                                  ============== =============
As a result of adopting SFAS 123(R) on January 1, 2006, the Company's net loss for the three months ended March 31, 2006 was $2,876,187. The Company's net loss for the three months ended March 31, 2006 was $240,762 higher than it would have been if it had continued to account for share-based compensation under APB Opinion No. 25. There was no change in Company's net loss per common share, basic and diluted, for the three months ended March 31, 2006 due to the adoption of SFAS No. 123(R).

A summary of option activity under the Company's stock equity plans during the three months ended March 31, 2006 is as follows:

        Outstanding at December 31, 2005                     9,887,500
                Granted                                        450,000
                Forfeited                                      (52,000)
                Exercised                                      (30,000)
                                                            -----------`
        Outstanding at March 31, 2006                       10,255,500
                                                            ===========

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following table summarizes significant ranges of outstanding and exercisable options as of March 31, 2006:

Following is a summary of the status of options outstanding at March 31, 2006:


                         Outstanding Options        Exercisable Options
                  -------------------------------  --------------------------
                            Weighted
                            Average      Weighted                  Weighted
                           Remaining     Average                   Average
                           Contractual   Exercise                  Exercise
Exercise Price    Number     Life        Price       Number        Price
--------------   --------- -----------  ----------- ------------  -----------
$ 0.06-$0.24       552,500     4.66       $  0.13      390,000     $  0.13
$ 0.23-$0.76     9,703,000     4.75       $  0.33    5,552,750     $  0.33
-----------------------------------------------------------------------------

The per share weighted average fair value of options granted during the three months ended March 31, 2006 was $0.23.

Prior to fiscal 2006, the weighted-average fair value of stock-based compensation to employees was based on the single option valuation approach. Forfeitures were recognized as they occurred and it was assumed no dividends would be declared.

The estimated fair value of stock-based compensation awards to employees was amortized using the straight-line method over the vesting period of the options.

Pro forma results are as follows:
                                                                  (Restated)
                                                                  -----------
Net income, as reported                                           $  202,619
Less: Share-based employee compensation determined
under the fair value method net of related tax - pro forma          (268,279)
                                                                  -----------
Net loss - pro forma                                              $ ( 65,660)
                                                                  ===========
Earnings per share - basic, as reported                           $     0.01
                                                                  ===========
Loss per share - basic, pro forma                                 $        -
                                                                  ===========
Loss per share - diluted, as reported                             $        -
                                                                  ===========
Loss per share - diluted, pro forma                               $        -
                                                                  ===========

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentrations of Credit Risk
-----------------------------

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of March 31, 2006 and at various times throughout the three months ended March 31, 2006, the Company's cash balances exceeded the amount insured by the FDIC. Management believes the risk of loss of cash balances in excess of the insured limit to be low.

Two major customers accounted for 73% and 90% of the net revenue for the three months ended March 31, 2006 and 2005, respectively. Accounts receivable from these major customers amounted to $525,656 and $975,000 as of March 31, 2006 and 2005, respectively.

A significant portion of the Company's business is located in Rhode Island, California and New Mexico and is subject to economic conditions and regulations in those areas.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

The Company utilizes a limited number of suppliers for the GPS device components. The Company has alternate sources to supply its products should the need arise.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 3 - MARKETABLE SECURITIES AVAILABLE FOR SALE

The following is a summary of marketable securities available for sale as of March 31, 2006 and 2005:

                                           Adjusted
                                           Cost        Fair      Unrealized
                                           Basis       Value     Gain (Loss)
                                           ----------  --------- -----------
March 31, 2006                             $   7,200   $ 12,460  $    5,260

March 31, 2005                             $ 203,500   $  7,500  $ (196,000)

The increase in the value of marketable securities available for sale for the three months ended March 31, 2006 was $5,260. Unrealized holding losses for the three months ended March 31, 2005 were $8,500.

NOTE 4 - RESTRICTED CASH

In connection with the Company's private placement of a convertible term note with Laurus Master Fund, Ltd. ("Purchaser"), (see Note 12) as of March 31, 2005, $964,519 of the principal amount of the convertible term note was held in a restricted account by the Company but under the sole dominion and control of the Purchaser as security for the Company's and its subsidiaries' obligations under the Securities Purchase Agreement and related agreements. The restricted cash account earned interest at the rate of 3.25% per annum and the Company earned $5,855 in interest income from the restricted cash account for the quarter ended March 31, 2005. All cash in the restricted account was released to the Company during the second quarter of 2005.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 5 - PROPERTY AND EQUIPMENT


Property and equipment consists of the following:

                                                      March 31,    March 31,
                                                        2006         2005
                                                   ------------  ------------
Office equipment and furniture                     $   215,672   $   104,730
Computer equipment and software                        111,537       111,791
                                                   ------------  ------------
                                                       327,209       216,521
Less accumulated depreciation                         (142,748)      (58,305)
                                                   ------------  ------------
                                                   $   184,461   $   158,216
                                                   ============  ============

Depreciation expense was $13,148 and $8,355 for the three months ended March 31, 2006 and 2005, respectively.


NOTE 6 - SOFTWARE DEVELOPMENT COSTS AND LICENSES

Software development costs and licenses consist of the following:

                                                      March 31,    March 31,
                                                        2006         2005
                                                   ------------  ------------

Software development costs and licenses            $   634,177   $    39,000
Website development costs                                4,900         4,900
                                                   ------------  ------------
                                                       639,077        43,900
Less accumulated amortization                         (174,860)      (29,316)
                                                   ------------  ------------
                                                   $   464,217   $    14,584
                                                   ============  ============

Amortization expense was $68,836 and $3,659 for the three months ended March 31, 2006 and 2005, respectively.

Future aggregate amortization of the software development costs and licenses is as follows for the years ending December 31:

      2006 (9 months)                              $   190,708
      2007                                             273,509
                                                   ------------
      Total                                        $   464,217
                                                   ============

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 7 - LOAN ORIGINATION COSTS

Loan origination costs were as follows:

                                                    March 31,      March 31,
                                                       2006          2005
                                                   ------------  ------------
     Loan origination costs                        $   311,000   $   311,000
     Less accumulated amortization                    (311,000)      (77,751)
                                                   ------------  ------------
                                                   $         -   $   233,249
                                                   ============  ============

Amortization of the loan origination costs was $8,521 and $25,917 for the quarters ended March 31, 2006 and 2005, respectively, and is included in interest expense in the accompanying consolidated statements of operations. The net unamortized balance of loan origination costs was written off in the first quarter of 2006 in connection with the debt modification (see Note 12) and is reflected as a component of the loss on extinguishment of debt in the accompanying consolidated statement of operations for the three months ended March 31, 2006.


NOTE 8 - CLIENT LISTS

Client lists resulted from the acquisitions of CBSi and Blubat (see Note 17) and consist of the following:


                                                    March 31,      March 31,
                                                       2006          2005
                                                   ------------  ------------

     Client lists                                  $   734,307   $         -
     Less accumulated amortization                     (60,064)            -
                                                   ------------  ------------
                                                   $   674,243   $         -
                                                   ============  ============

Amortization of client lists was $60,064 for the three months ended March 31, 2006.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 8 - CLIENT LISTS, continued

Future aggregate amortization of the client lists is as follows for the years ending December 31:

      2006 (9 months)                              $   184,705
      2007                                             244,769
      2008                                             244,769
                                                   ------------
      Total                                        $   674,243
                                                   ============


NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

                                                  March 31,     March 31,
                                                    2006          2005
                                               -------------  ------------

      Accounts payable                         $   1,094,529  $    882,843
      Accrued sales taxes                            195,951       166,882
      Accrued interest expense                        59,152       135,566
      Accrued expenses - other                        86,762       146,489
                                               -------------  ------------
                                               $   1,436,394  $  1,331,780
                                               =============  ============

NOTE 10 - NOTES PAYABLE - OFFICERS

Notes payable to officers are unsecured, payable on demand and bear interest at an annual rate of 6 percent on the unpaid principal balance. The Company repaid $9,424 (through the conversion of stock options) of the notes payable to officers during the three months ended March 31, 2006. The balance on the notes payable to the officers amounted to $50,000 and $88,824 as of March 31, 2006 and 2005, respectively. Interest expense on these notes for the three months ended March 31, 2006 and 2005 amounted to $500 and $1,523, respectively.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 11 - NOTES PAYABLE

Notes payable consisted of the following as of March 31, 2006:

                                                       Current     Long-term
                                                      ----------- -----------
Note secured by all assets, interest rate of
  prime plus 2% (totaling 9.75% as of March 31,
  2006) payable in  monthly principal installments
  of $154,762, plus interest, due December 2007
  (see Note 12)                                       $ 1,702,382 $ 1,547,618
Unsecured notes, interest rate 6%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                        100,000           -
Note secured by delivery van, interest rate 12%
  payable in  monthly installments of principal
  and interest of $1,225, due March 2007                   11,100           -
Note secured by computer equipment, interest
  rate 10% payable on demand, past due and
  immediately payable                                       6,956           -
Note secured by computer equipment, interest
  rate 10% payable in  monthly installments of
  principal and interest of $1,953, due July 2007          19,263       3,211
Note secured by computer equipment, interest
  rate 10% payable in monthly installments of
  principal and interest of $4,273, due May 2007           46,764           -
                                                      ----------- -----------
                                                      $ 1,886,465 $ 1,550,829
                                                      =========== ===========

Notes payable consisted of the following as of March 31, 2005:

                                                       Current     Long-term
                                                      ----------- -----------
Unsecured notes, interest rate 10%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                        25,000           -
Unsecured notes, interest rate 6%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                       100,000           -
Unsecured notes, interest rate 6%, interest
  payable at the end of the term or on demand,
  past due and immediately payable                       150,000           -
                                                      ----------- -----------
                                                      $  275,000  $        -
                                                      =========== ===========

Interest expense (net of amortization of the debt discount and loan origination costs) on these notes for the three months ended March 31, 2006 and 2005 was $47,169 and $ 4,491 respectively.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 12 - CONVERTIBLE DEBT

On January 20, 2006, the Company entered into a Securities Purchase Agreement (the "Agreement") with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the Agreement, the Company issued to Laurus a Secured Term Note (the "New Note") in the principal amount of $3,250,000 and redeemed the $3,000,000 original principal amount under the Secured Convertible Term Note which had an original maturity date of June 25, 2007 (the "Old Note") held by Laurus. The New Note, which is not convertible, bears interest at the coupon rate of the prime plus 2.00% (or 9.75% as of January 20, 2006) and is subject to a floor interest rate of 8.00%. The New Note matures on December 31, 2007. The initial monthly principal payment of $154,762 was due on April 1, 2006. On March 31, 2006, the New Note was amended to defer the date of initial monthly principal payment thereunder from April 1, 2006 to May 1, 2006. The amount of the April installment will be added to the principal of the New Note to be repaid by the Company at maturity. On April 29, 2006, the Company issued 40,000 shares of common stock to Laurus as consideration for the amendment, valued at $9,200, which will be recorded in the second quarter of 2006.

In connection with the sale of the New Note to Laurus, the Company issued to Laurus an option to purchase 1,560,000 shares of the Company's common stock for $0.001 per share in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The value of these options was $390,000 on January 20, 2006 and was recorded as a component of the loss on extinguishment of debt in the accompanying consolidated statement of operations for the three months ended March 31, 2006. The options are marked to market at each reporting date.

The redemption price of the Old Note was $2,153,091, comprising 105% of outstanding principal and accrued interest, plus fees paid to Laurus of $48,750 in connection with the New Note and $12,000 of expenses paid to third parties related to the redemption.

The net proceeds from the New Note were used for the repayment in full of the Old Note and general corporate purposes. The Company has the option of prepaying the New Note, upon seven days' written notice, by paying an amount equal to 103% of the principal amount outstanding, plus accrued but unpaid interest and any and all other sums due, accrued or payable to the holder of the New Note.

The New Note is collateralized by a security interest in substantially all of the Company's assets and the assets of the Company's subsidiaries pursuant to a Master Security Agreement by and among Laurus, the Company and its subsidiaries entered into concurrently with the Agreement (the "New Master
Security Agreement") and other related security agreements.   The Company's
obligations under the New Note are guaranteed by each of its subsidiaries.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 12 - CONVERTIBLE DEBT, continued

The Company is obligated to file a registration statement for the shares of common stock issuable upon exercise of the options sold to Laurus under both the Old Note and the New Note, pursuant to a Registration Rights Agreement by and between Laurus and the Company entered into concurrently with the Agreement (the "New Registration Rights Agreement"). The registration statement is required to be filed by June 15, 2006 and is required to be declared effective by August 15, 2006.

If the Company were to default on the New Note, the amount of the principal balance would increase to 130% of the then-outstanding principal and be subject to acceleration.

Since the modification of the New Note results in terms that, pursuant to EITF Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments" are substantially different from the terms of the Old Note, the modification was recorded as an extinguishment of debt. A charge of $1,337,859 was recorded in the consolidated statement of operations during the three months ended March 31, 2006, representing the amount of fees paid to Laurus ($151,278) and third parties ($12,000) to cancel the Old Note and issue the New Note, the amount of unamortized debt discount ($818,848), the amount of unamortized debt issuance costs ($146,977) and the amount associated with the options issued to Laurus in connection with the sale of the New Note ($390,000), less the fair value of the derivative and warrant liabilities associated with the conversion feature of the Old Note ($181,244).

The Old Note was entered into on June 25, 2004 with Laurus in connection with a private placement of a convertible term note issued by the Company in the principal amount of $3,000,000, due June 25, 2007. The Old Note (as amended) was convertible into shares of the Company's common stock at conversion prices of $0.32 for the first $950,000 of aggregate principal converted and $0.60 thereafter and bore interest at the prime rate plus 2%, totaling 9.75% at March 31, 2006. Additionally, the Old Note provisions include cashless warrants that provide for the purchase of up to 705,000 shares of common stock at exercise prices ranging from $0.73 to $0.79, until June 25, 2011. The Old Note was secured by all the Company's assets.

On January 28, 2005, the Purchaser made available $300,000 of the principal amount held in the restricted account and the Old Note was amended. In addition, on August 17, 2005, the Purchaser made available $950,000 of the principal amount held in the restricted account and the Old Note was further amended. Pursuant to EITF Issue No. 96-19, neither of the modifications were considered substantial and thus the Company did not record any gain or loss related to the amendments.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 12 - CONVERTIBLE DEBT, continued

The Old Notes included certain features that were considered embedded derivative financial instruments, such as the conversion feature, a variable interest rate feature, events of default and a liquidated damages clause, which were recorded at their fair value. These features are described below, as follows:

     .  The notes' conversion feature;
     . Interest on the notes was subject to downward adjustment based on our common stock price;
     . The registration rights agreement included a penalty provision based on any failure to meet and/or maintain registration requirements for shares issuable under the conversion of the notes or exercise of the warrants; and
     . The notes contained certain events of default, wherein the Company may be required to pay a default interest rate above the normal rate.

Because the Old Notes were not conventional convertible debt, the Company was also required to record the related warrants at their fair values. The total of the Laurus-related derivative and warrant liabilities at June 25, 2004 totaled $1,712,588, which was recorded to debt discount, and has been amortized to interest expense through the redemption date of the Old Note. The debt discount was offset against the long-term portion of the Old Note on the consolidated balance sheet. The balance of the unamortized debt discount of $818,848 was written off in January 2006 in connection with the redemption of the Old Note and is included in the loss on extinguishment of debt in the consolidated statement of operations for the three months ended March 31, 2006. The Company has recorded amortization expense of $31,280 and $140,761 for the three months ended March 31, 2006 and 2005, respectively.

During the three months ended March 31, 2006 and 2005, the value of the warrant and derivative liabilities increased by $218,868 and decreased by $680,976, respectively, which is reflected as a component of other income (expense) in the accompanying consolidated statements of operations.

In February 2005, 300,113 shares were issued as payment of principal and interest on the Old Note of $106,061 and $19,987, respectively.

The balance of the New Note as of March 31, 2006 was $1,950,000 and $1,300,000 for the current and long-term portions, respectively. The balance of the Old Note (net of the unamortized debt discount of $1,276,320) as of March 31, 2005 was $769,692 for the current portion and $633,948 for the long-term portion.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------

The Company leases office space under operating lease agreements expiring at various dates through December 31, 2008. Rent expense related to these leases was $45,875 and $39,459 for the three months ended March 31, 2006 and 2005, respectively. Minimum future rental payments under the leases are as follows for the years ending December 31:

       2006 (9 months)      $ 135,058
       2007                    86,364
       2008                    66,520
                            ----------
                            $ 287,942
                            ==========

As part of the purchase of certain assets of CBSi (see Note 17) the Company assumed an agreement for wireless air-time services that requires minimum future payments as follows for the years ending December 31:

       2006                 $ 400,000
       2007                   400,000
                            ----------
                            $ 800,000
                            ==========

The Company has used air-time valued at $26,000_for the three months ended March 31, 2006, resulting in a minimum payment of $374,000 for the remainder of 2006.

Indemnities and Guarantees
--------------------------

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company's officers under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship, lease agreements where the Company may be required to indemnify landlords, contracts where the Company may be required to indemnify the other party from liabilities resulting from claimed infringements of the proprietary rights of third parties, asset and stock purchase agreements where the Company may be required to indemnify the sellers for breach of representations or warranties and the Laurus agreement where the Company may be required to indemnify Laurus. The duration of these indemnities and guarantees varies, and in certain cases, is indefinite.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

NOTE 13 - COMMITMENTS AND CONTINGENCIES, continued

The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company would be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities in the accompanying consolidated balance sheets.


NOTE 14 - STOCKHOLDERS' EQUITY

Common Stock
------------

During the three months ended March 31, 2006 and 2005, the Company issued shares of its common stock as follows:

2006
----

The Company issued 453,575 shares of common stock for management and consulting services amounting to $110,567 during the three months ended March 31, 2006. The Company also committed to issue 92,331 shares for services amounting to $30,000.

During the three months ended March 31, 2006, the Company issued 80,000 shares of its common stock that were committed to be issued as of December 31, 2005 for the exercise of stock options with an exercise price of $0.24 per share for cash proceeds of $19,200 in 2005 and the Company issued 20,000 shares of its common stock that were committed to be issued as of December 31, 2005 for the exercise of stock options with an exercise price of $0.15 per share for cash proceeds of $3,000 in 2005.

During the three months ended March 31, 2006, the Company issued 8,696 shares that were committed to be issued as of December 31, 2005 for accounts payable amounting to $2,000.

On March 31, 2006, the Company committed to issue 20,000 shares for the exercise of stock options with an exercise price of $0.15 per share and 10,000 shares for the exercise of stock options with an exercise price of $0.24 per share for a total value of $5,400 against notes payable - officers.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 14 - STOCKHOLDERS' EQUITY, continued

2005
----

During the three months ended March 31, 2005, the Company committd to issue 20,000 shares for the exercise of stock options totaling $3,000.

During the three months ended March 31, 2005, the Company issued 252,525 shares of common stock for the principal repayment $106,061 of the Company's note payable.

On March 31, 2005, the Company issued 117,564 shares valued at $50,000 for the acquisition of ISS (see Note 17).

Stock Options
-------------

The Company has three stock option plans: The 2003 Stock Compensation Plan (the "2003 Plan"), the 2004 Non-Qualified Stock and Stock Option Plan (the "2004 Plan") and the 2005 Non-Qualified Stock and Stock Option Plan (the "2005 Plan").

The 2003 Plan was adopted on April 1, 2003 and reserved ten million shares of the Company's common stock for grant under the plan to directors, key employees and independent contractors who provide services to the Company. The 2003 Plan is administered by the Board of Directors. All options must be exercised within ten years of the date granted and may not be less than 100% of the fair market value of the Company's common shares on the date of grant.

Under the 2004 and 2005 Plans, two and twenty million shares, respectively, of the Company's common stock are reserved for grant to officers, directors, employees, consultants and others. Both the 2004 and 2005 Plans are administered by the Compensation Committee of the Board of Directors. All options must be granted within ten years of the adoption of the plan. Additionally, any options granted to a shareholder who owns at least a ten percent interest in the Company have a maximum term of ten years. All expenses of administering the 2003, 2004 and 2005 Plans are borne by the Company.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 14 - STOCKHOLDERS' EQUITY, continued

The assumptions used in calculating the fair value of options granted using the Black-Scholes option-pricing model are as follows:

                                                        2006        2005
                                                        -----       -----
Risk-free interest rate                                 4.86%       4.50%
Expected life of the options                            5.00 yrs    5.00 yrs
Expected volatility                                      297%        276%
Expected dividend yield                                    0           0


NOTE 15 - SEGMENT REPORTING

The Company has two reportable segments consisting of consulting services and communications. The Company evaluates performance based on sales, gross profit margins and operating profit before income taxes. The following is information for the Company's reportable segments as of and for the three months ended March 31, 2006 and 2005 (in thousands):

2006:
                           Consulting  Communications
                             Segment      Segment    Unallocated    Total
                          ------------- ------------ ----------- ------------
Net revenue               $      3,128  $     1,096  $        -  $     4,224

Gross profit                       254          185           -          439

Depreciation                        (4)          (9)          -          (13)

Amortization                       (51)         (78)          -         (129)

Interest expense, net              (82)          (5)          -          (87)

Loss before provision
 for income tax                 (2,176)        (699)          -       (2,875)

Identifiable assets              2,499        2,703           -        5,202

Capital expenditures                 -            8           -            8

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 15 - SEGMENT REPORTING, continued

2005:

                              Consulting Communications
                                Segment      Segment    Unallocated    Total
                             ------------ ------------- ----------- ---------
Revenue                      $     3,285  $        83   $       -   $  3,368

Gross profit                         403           32           -        435

Depreciation                          (4)          (4)          -         (8)

Amortization                          (0)          (4)          -         (4)

Interest expense, net               (251)          (2)          -       (253)

Income (loss) before provision
 for income tax                      285          (79)          -       (206)

Identifiable assets                3,641          150           -      3,791

Capital expenditures                  49            -           -         49


NOTE 16 - RELATED PARTY TRANSACTIONS

In 2004 the Company entered into a service agreement with IPN principals (current Company employees) in which the Company granted 1,500,000 options to IPN management to be vested over a period of two years. On October 1, 2005, the management agreement was terminated and 825,000 options were cancelled. Additionally, on October 1, 2005, the Company entered into a commission only sales consulting agreement with one of the IPN principals.

In November 2004, the Company issued 491,804 shares of its common stock to acquire the remaining 49% of IPN. In December 2004, the Company and the three former shareholders of IPN who received the Company shares reached an agreement to rescind the issuance of the 491,804 shares. As part of the agreement, the Company paid $10 as full consideration for the remaining 49% of IPN. The 491,804 shares have not been included in the issued and outstanding shares of the Company. In April 2005 these shares were cancelled.

The Company entered into written employment agreements with its two principal shareholders as officers of the Company on August 18, 2005 to be effective as of January 19, 2005. Under the terms of the agreements, the principals will earn an annual salary of $140,000 in 2005 and $160,000 in 2006, payable in a combination of cash and common stock over the term of the agreements.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 16 - RELATED PARTY TRANSACTIONS, continued

Further, they shall receive stock option grants of no less than 100,000 shares per quarter vesting over two years with an exercise price equal to the average closing price for the Company's common stock for the five trading days immediately preceding and following the grant date. The Company granted 300,000 and 200,000 options to these employees during the three months ended March 31, 2006 and March 31, 2005, respectively.

As part of the purchase of certain assets of CBSi (see Note 17) the Company assumed an agreement with MBSi Capital Corp., ("CBSi") an entity majority owned by a director and shareholder of the Company. Under the terms of the agreement, MBSi will provide customer and technical support for GPS clients of the Company on a per unit basis. This agreement was terminated on March 31, 2006. During the three months ended March 31, 2006, no payments were made under this agreement.

Note receivable represents a $100,000 note receivable purchased by the Company in the CBSi acquisition (see Note 17) and an additional advance of $30,000 during the year ended December 31, 2005 and $50,000 during the three months ended March 31, 2006. The note is due from MBSi and is unsecured, bears interest at 7% payable annually on September 15 of each year and the principal is due September 15, 2010. The Company recorded interest income of $3,107 and $ 0 related to the note during the three months ended March 31, 2006 and 2005, respectively.

On March 21, 2006, the Company entered into two agreements with Monarch Bay Management Company, L.L.C. ("MBMC"): (a) an agreement for corporate development strategy and execution services and (b) an agreement for chief financial officer services. Keith Moore, our Chief Executive Officer, is a member of MBMC.

Corporate Development Services Agreement. Under the corporate development services agreement with MBMC, the Company will pay to MBMC a monthly fee of $7,000 (or $14,000 in the case of the initial payment). The monthly fee is payable $3,000 in cash and $4,000 in shares of common stock ($6,000 in cash and $8,000 in shares of common stock in the case of the initial payment). The number of shares of common stock to be issued will calculated based on the average closing price of the Company's common stock for the last ten days of each month in which the monthly fee is earned. The Company will also reimburse MBMC for certain expenses in connection with providing services. In addition, the Company will grant to MBMC on a quarterly basis commencing April 1, 2006, an option to purchase 75,000 shares (or 50,000 shares in the case of the initial grant) of common stock at an exercise price equal to 120% of the average closing price of the Company's common stock for the last ten days of the quarter for which the option is granted; provided that if certain milestones specified in the agreement are achieved the exercise price of the options will be reduced to 100% of the average closing price of the Company's common stock for the last ten days of the quarter for which the option is

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 16 - RELATED PARTY TRANSACTIONS, continued

granted. The options will be exercisable for a period of five years following the date of grant. The initial term of the agreement expires on December 31, 2006 and continues thereafter on a month-to-month basis unless terminated by either party.

Chief Financial Officer Services Agreement. Under the chief financial officer services agreement with MBMC, the Company will pay to MBMC a monthly fee of $6,250 in cash. The Company will also reimburse MBMC for certain expenses in connection with providing services to it. The initial term of the agreement expires on March 31, 2007 and renews thereafter on an annual basis unless terminated by either party.

During the three months ended March 31, 2006, the Company incurred $2,083 in connection with the above agreements.


NOTE 17 - ACQUISITIONS

ISS
---

On March 1, 2005, the Company completed the purchase of certain assets of ISS. The Company agreed to pay $50,000 in cash and $50,000 in restricted common stock of the Company for all of ISS's contracts with existing customers, customer lists and certain equipment used in ISS's information technology business. Moreover, under the agreement, the Company may pay an earn out up to $400,000, payable in the Company's restricted common stock if certain levels of revenues and net income before taxes are achieved during any consecutive twelve months following the closing. The earn out expires three years following the closing. No earn outs were payable during the three months ended March 31, 2006. The acquired assets are held in DNM. DNM is an IT consultancy and solutions provider for government, public safety and homeland security agencies.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 17 - ACQUISITIONS, continued

The purchase price was determined in arms-length negotiations between the parties. A summary of the assets acquired and consideration is as follows:

                                             Allocated Amount
                                             ----------------

     Equipment                                  $  100,000
                                                -----------
                                                $  100,000
                                                ===========

         Consideration paid                         Amount
         ------------------                    ------------
     Restricted common stock  (117,664 shares)  $   50,000
     Cash                                           50,000
                                                -----------
                                                $  100,000
                                                ===========

CBSi
-----

On September 15, 2005, the Company completed the purchase of the assets of CBSi. The Company agreed to pay $850,000 in restricted common stock of the Company for all of CBSi's net assets, contracts with existing customers, customer lists, software, intangibles and equipment used in CBSi's asset and vehicle tracking business. Moreover, under the agreement, the Company may pay an earn out of up to 20 million shares payable in restricted common stock of the Company. Under the earn out plan, the CBSi shareholders may earn shares of restricted common stock of the Company based upon certain gross profit dollars achieved during the three (3) years following the closing of the asset acquisition. No earn outs were payable during the three months ended March 31, 2006.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 17 - ACQUISITIONS, continued

The purchase price was determined in arms-length negotiations between the parties. A summary of the net assets acquired and consideration is as follows:

                                            Allocated Amount
                                            ----------------

Cash                                         $   200,426
Notes and accounts receivable                    310,684
Inventories                                      875,655
Other assets                                      21,573
Equipment                                        154,729
Software development costs                       154,132
Client lists                                      13,528
Due to DataLogic                                (668,225)
Notes payable                                   (176,149)
Accounts payable                                 (16,228)
Deferred revenue                                 (20,125)
                                             ------------
Total                                        $   850,000
                                             ============

         Consideration paid                      Amount
         ------------------                  ------------
   Restricted common stock (3,003,534 shares)$   850,000
                                             ============

Blubat
------

On November 21, 2005, the Company completed the purchase of BluBat, Inc. The Company agreed to pay $400,000 in a combination of cash, notes payable and restricted common stock of the Company to the former shareholders of BluBat, Inc. in exchange for all of the outstanding and issued stock of BluBat, Inc. Moreover, under the agreement, the Company may pay an earn out of up to $450,000, payable in the Company's restricted common stock if certain levels of revenues and net income before taxes are achieved during any consecutive twelve months following the closing. The earn out expires two years following the closing. No earn outs were payable during the three months ended March 31, 2006.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 17 - ACQUISITIONS, continued

The purchase price was determined in arms-length negotiations between the parties. A summary of the net assets acquired and consideration is as follows:

                                           Allocated Amount
                                           ----------------

Cash                                             $   115,945
Accounts receivable                                  196,166
Client lists                                         720,779
Goodwill                                             288,000
Accounts payable                                    (260,762)
Deferred revenue                                    (372,128)
Deferred tax liability                              (288,000)
                                                ------------

                                                $    400,000
                                                ============

         Consideration paid                         Amount
         ------------------                     ------------
      Cash                                      $     50,000
      Notes payable                                   50,000
      Restricted common stock (1,038,062 shares)     300,000
                                                ------------
                                                $    400,000
                                                ============

As part of the purchase the Company recorded deferred income taxes related to the book basis of acquired amortizable intangibles in the amount of $288,000.

           DATALOGIC INTERNATIONAL, INC. & SUBSIDIARIES
     NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


NOTE 18 - SUBSEQUENT EVENTS

On May 15, 2006, Laurus and the Company entered into an amendment to New Registration Rights Agreement extending the filing date of the registration statement until June 15, 2006 and the date of effectiveness until August 15, 2006.

In April 2006, the Company issued 40,000 shares, valued at $9,200 to Laurus as consideration for the amendment to the New Note that defers the date of initial monthly principal payment thereunder from April 1, 2006 to May 1, 2006.

In April 2006, the Company issued 122,231 shares that were committed to be issued at March 31, 2006 (see Note 14).

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24:  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees or other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933,as amended (the "Securities Act"). Our Certificate of Incorporation and Bylaws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by Delaware law. The following discussion of our Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by reference to the actual text of our Certificate of Incorporation and Bylaws.

Our certificate of incorporation, as amended, contains a provision permitted by Delaware law which eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty of care which arises under state law. Although this does not change the directors' duty of care, it limits legal remedies which are available for breach of that duty to equitable remedies, such as an injunction or rescission. This provision of our certificate of incorporation has no effect on directors' liability for: (1) breach of the directors' duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or known violations of law; and (3) approval of any transactions from which the directors derive an improper personal benefit.

Our bylaws contain a provision that provides for the indemnification of any individual who was, is, or is threatened to be made a party, by reason of the fact that the individual is a director or officer of ours or serves in a similar role, to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Pursuant to this provision, the individual is indemnified against all expenses, liability and loss actually and reasonably incurred to the extent such individual is not otherwise indemnified and to the extent such indemnification is permitted by law.

We also maintain directors' and officers' reimbursement and liability insurance pursuant to standard form policies, insuring our directors and officers against certain liabilities for certain acts or omissions while acting in their official capacity, including liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be allowed to our directors, officers and controlling persons under the forgoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25:  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

            SEC Registration Fee........................$   265
            Legal Fees and Expenses.....................$ 5,000*
            Accounting Fees and Expenses................$13,000*
            Miscellaneous...............................$ 5,000*

                 TOTAL..................................$23,265*

* Estimated.

Item 26:  Recent Sales of Unregistered Securities

On June 25, 2004, we issued a Secured Convertible Term Note in the principal amount of $3,000,000 to Laurus Master Fund, Ltd. in connection with the Securities Purchase Agreement. The note is convertible into shares of common stock at a fixed conversion price of $0.66 per share. We also issued Laurus a warrant to purchase up to 705,000 shares at exercise prices ranging from $.73 to $.79 per share. The Note and the warrant were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

On June 25, 2004, we issued a warrant to purchase up to 30,000 shares of common stock at exercise prices ranging from $.73 to $.76 per share to Biscayne Capital Markets, Inc. The warrant expires June 25, 2011. The warrant was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

In November 2004, we issued 491,804 shares of its common stock to acquire the
remaining 49% of IPN Communications, Inc.   The shares were issued in reliance
on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

On March 1, 2005, we issued 117,564 shares for the acquisition of ISS valued at $50,000. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

On September 15, 2005, we acquired the assets of CBSi in exchange for 3,003,534 shares of common stock valued at $850,000. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

On November 21, 2005, we acquired BluBat in exchange for 1,038,062 shares of common stock valued at $300,000. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

During the year ended December 31, 2005, we issued 55,691 of unregistered common stock shares, valued at $19,492 to each of the Chief Executive Officer, Chief Financial Officer and Chief Information Officer for services performed. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

On January 20, 2006, we issued (a) a Secured Term Note in the principal amount of $3,250,000 to Laurus Master Fund, Ltd. and (b) an option to purchase 1,560,000 shares of the Company's common stock for $.001 per share. The note and the option were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

On March 31, 2006, we issued 40,000 shares of common stock to Laurus Master Fund, Ltd. in consideration of an amendment to the terms of our outstanding
secured term note.   The shares were issued in reliance on the exemption from
registration provided by Section 4(2) of the Securities Act, on the basis that the issuance did not involve a public offering.

2006, we closed a private placement of unregistered common stock and warrants for total gross proceeds of $1.625 million. The shares and stock purchase warrants were sold together, based on a price of $0.20 per share. The common stock purchase warrants are of two classes, Class A and Class B, and have an exercise price of $0.35 per share and $0.45 per share, respectively. Both classes of warrants are exercisable beginning November 23, 2006 and have a 5-1/2 year term, expiring November 23, 2011. The private placement resulted in the sale and issuance to the investors a total of 8,125,000 shares of common stock, Class A warrants to purchase 3,250,000 shares of common stock and Class B warrants to purchase an additional 2,031,250 shares of common stock. The private placement shares and warrants were offered and sold solely to accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. Midtown Partners & Co., LLC, an NASD member firm, acted as the sole placement agent in the private placement. In connection with the private placement, we paid to Midtown Partners consideration consisting of (a) a cash sales commission (including a non-accountable expense allowance) of $130,000 (representing 8% of the gross proceeds raised in the private placement), (b) warrants to purchase 650,000 shares of common stock (representing 8% of the aggregate number of shares of common stock sold in the private placement), with each warrant having an exercise price of $0.20 per share, (c) warrants to purchase 260,000 shares of common stock (representing 8% of the aggregate number of shares of common stock underlying the Class A common stock purchase warrants sold in the private placement), with each warrant having an exercise price of $0.35 per share, and (d) warrants to purchase 162,500 shares of common stock (representing 8% of the aggregate number of shares of common stock underlying the Class B common stock purchase warrants sold in the private placement), with each warrant having an exercise price of $0.45 per share. Each of the warrants issued to Midtown Partners is exercisable beginning November 23, 2006 and expiring on November 23, 2011. We also agreed to pay legal fees in the amount of $10,000 to legal counsel for the investors in the private placement.


Item 27:  Exhibits

INDEX TO EXHIBITS

Exhibit No. Identification of Exhibit

3.1(1)   Certificate of Incorporation
3.2(1)   Certificate of Amendment to Certificate of Incorporation
3.3(2)   Certificate of Amendment to Certificate of Incorporation
3.4(2)   Certificate of Amendment to Cerificate of Incorporation
3.5(1)   Amended and Restated Bylaws
4.1(3)   DataLogic International, Inc. 2005 Non-Qualified Stock &
         Stock Option Plan
4.2(4)   Amendment No. 1 to 2005 Non-Qualified Stock & Stock Option Plan
4.3(5)   DataLogic International, Inc. 2004 Non-Qualified Stock &
         Stock Option Plan
4.4(6)   DataLogic International, Inc. 2003 Stock Compensation Plan
5.1* Opinion and consent of Weed & Co. LLP re: the legality of the shares being registered
10.1(7) Securities Purchase Agreement dated January 20, 2006, by and between DataLogic International, Inc. and Laurus Master Fund, Ltd.
10.2(7) Secured Term Note dated January 20, 2006, by and between DataLogic International, Inc. and Laurus Master Fund, Ltd.
10.3(5)  Amendment No.1 to Secured Term Note dated March 31, 2006

10.4(7) Registration Rights Agreement dated January 25, 2006, by and between DataLogic International, Inc. and Laurus Master Fund, Ltd.
10.5(8) Amendment No.1 to Registration Rights Agreement with Laurus Master Fund, Ltd.
10.6(6) Option issued by DataLogic International, Inc. to Laurus Master Fund, Ltd. dated January 20, 2006
10.7(9) Common Stock Purchase Warrant issued by DataLogic International, Inc. to Laurus Master Fund, Ltd. dated June 25, 2005
10.8(6) Master Security Agreement dated January 20, 2006, by DataLogic International, Inc. and its subsidiaries.
10.9(6) Stock Pledge Agreement dated January 20, 2006, by and among Laurus Master Fund, Ltd., DataLogic International, Inc. and its subsidiaries.
10.10(7) Subsidiary Guaranty dated January 20, 2006 by the subsidiaries of DataLogic International, Inc.
10.11(7)  Subordination Agreement dated January 20, 2006 by and between Derek
          K. Nguyen and Khanh D. Nguyen and Laurus Master Fund, Ltd.
10.12(10) Agreement for Non-Competition and Earn-Out Compensation dated
          February 24, 2005
10.13(11) Asset Purchase Agreement with CBSi Holdings, Inc. dated September
          15, 2005
10.14(11) Agreement for Non-Competition and Earn-Out Compensation dated
          September 15, 2005
10.15(12) Agreement and Plan of Merger with Blubat, Inc. dated November 21,
          2005
10.16(13) Employment Agreement with Derek Nguyen dated August 18, 2005 10.17(13) Employment Agreement with Keith Moore dated August 18, 2005 10.18(13) Employment Agreement with Khanh Nguyen dated August 18, 2005 10.19(14) Letter Agreement dated March 21, 2006 with Monarch Bay Management
          Company L.L.C. for corporate development services
10.20(14) Letter Agreement dated March 21, 2006 with Monarch Bay Management
          Company L.L.C. for chief financial officer services
10.21(5) Employment Agreement with Walt Camping dated September 15, 2005 10.22(5) MBSi Promissory Note dated December 15, 2005
10.23(8)  Securities Purchase Warrant for May 2006 Private Placement
10.24(8)  Registration Rights Agreement dated May 23, 2006
10.25(8)  Form of Class A Common Stock Purchase Warrant
10.26(8)  Form of Class B Common Stock Purchase Warrant
10.27(8)  Form of Common Stock Purchase Warrant issued to Midtown Partners
21.1      Subsidiaries of Registrant
23.1      Consent of Kabani & Company, Inc.
23.2      Consent of Corbin & Company, LLP
23.3*     Consent of Weed & Co. LLP (included in Exhibit 5.1)

(1) Filed with Form 10-SB on April 23, 1999 (File No. 000-30382), and incorporated herein by reference.
(2) Filed with Form SB-2 on July 26, 2004 , and incorporated herein by reference.
(3) Filed with Form S-8 on June 24, 2005, and incorporated herein by reference.
(4) Filed with Annual Report on Form 10K-SB filed on April 17, 2006, and incorporated herein by reference
(5) Filed with Form S-8 on August 23, 2004, and incorporated herein by reference.
(6) Filed with Form S-8 on April 9, 2003, and incorporated herein by reference.

(7) Filed with Form 8-K dated January 25, 2006, and incorporated herein by reference.
(8) Filed with Form 8-K dated May 24, 2006, and incorporated herein by reference
(9) Filed with Form 8-K dated June 24, 2005, and incorporated herein by reference.
(10) Filed with Form 8-K dated March 4, 2005, and incorporated herein by reference.
(11) Filed with Form 8-K dated September 9, 2005, and incorporated herein by reference.
(12) Filed with Form 8-K dated November 23, 2005, and incorporated herein by reference.
(13) Filed with Form 10Q-SB filed on November 3, 2005, and incorporated herein by reference.
(14) Filed with Form 8-K dated March 21, 2006, and incorporated herein by reference
*    To be filed by amendment

Item 28:  Undertakings

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

                ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                iii. Include any additional or changed material on the plan of distribution.

           (2) For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           (4) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

           (5) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with Requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on June 22, 2006.

                                  DATALOGIC INTERNATIONAL, INC.


                                  By: /s/ Keith Moore
                                  Keith Moore
                                  Chief Executive Officer

     This registration statement has been signed by the following persons in the capacities and on the dates indicated:



Signatures                         Title                           Date
----------                         -----                           ----

/s/ Keith Moore          Chief Executive Officer, Chief         June 22, 2006
_____________________    Operating Officer and Chairman
Keith Moore

/s/ Khanh D. Nguyen      President, Chief Financial Officer     June 22, 2006
_____________________    Treasurer, and Director
Khanh D. Nguyen          (Principal Financial and
                          Accounting Officer)


/s/ Derek K. Nguyen      Chief Information Officer & Director   June 22, 2006
_____________________
Derek K. Nguyen


/s/ Walt Camping         Executive Vice President               June 22, 2006
_____________________    And Director
Walt Camping